AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999
                                                            REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                           CCB FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NORTH CAROLINA                                6025                        56-1347849
      (STATE OR OTHER JURISDICTION                (PRIMARY STANDARD                (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)     INDUSTRIAL CLASSIFICATION CODE NO.)     IDENTIFICATION NO.)

                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                       DURHAM, NORTH CAROLINA 27702-0931
                                (919) 683-7777
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                ---------------
                              ERNEST C. ROESSLER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                       DURHAM, NORTH CAROLINA 27702-0931
                                (919) 683-7777
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

          ROBERT A. SINGER, ESQ.                   MICHAEL S. COLO, ESQ.
         BROOKS, PIERCE, MCLENDON                 POYNER & SPRUILL, L.L.P.
            HUMPHREY & LEONARD, L.L.P.           130 SOUTH FRANKLIN STREET
        230 NORTH ELM STREET, SUITE 2000     ROCKY MOUNT, NORTH CAROLINA 27802
           POST OFFICE BOX 26000                       (252) 972-7105
        GREENSBORO, NORTH CAROLINA 27420
              (336) 373-8850

                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earliest registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                        PROPOSED           PROPOSED
                                                       AMOUNT           MAXIMUM            MAXIMUM
               TITLE OF SECURITIES                      TO BE        OFFERING PRICE       AGGREGATE          AMOUNT OF
                 TO BE REGISTERED                   REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE
Common Stock, $5.00 par value ................... 869,134 shares   $ 20.00           $36,213,920         $ 10,067.47
Series A Junior Participating Preferred Stock
 Purchase Rights(3) ............................. 869,134 rights   Not Applicable      Not Applicable     Not Applicable

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) This Registration Statement covers the maximum number of shares of Registrant's common stock that are expected to be issued in connection with the transaction described herein.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (f)(1) based on a share price equal to the average of the high and low prices of the common stock of Stone Street Bancorp, Inc.
    on the American Stock Exchange on June 23, 1999 as reported by the consolidated reporting system ($20.00 per share).
(3) The Series A Junior Participating Preferred Stock purchase rights will be attached to and trade with shares of the Registrant's common stock.
                                ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          STONE STREET BANCORP, INC.

                                    (LOGO)


                           CCB FINANCIAL CORPORATION

                                    (LOGO)

                             ACQUISITION PROPOSAL
                          YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of Stone Street Bancorp, Inc. ("Stone Street") and CCB Financial Corporation ("CCB") have agreed that CCB will acquire Stone Street by exchanging shares of CCB Common Stock and/or cash for all outstanding Stone Street Common Stock. The agreement limits the number of shares that will be acquired for cash to a maximum of 20% of the outstanding Stone Street shares.


     The approval of Stone Street's shareholders is necessary to complete the acquisition. We are sending you this Proxy Statement - Prospectus to ask you to vote in favor of the merger of a CCB subsidiary and Stone Street at a special meeting of Stone Street's shareholders. The acquisition transactions following that merger do not require a vote of shareholders.


     Stone Street's shareholders who elect to receive CCB Common Stock in the acquisition will receive for each of their Stone Street shares the fraction of a share of CCB Common Stock equal to $21.37 divided by the average of the closing market price for CCB Common Stock on the New York Stock Exchange over the ten trading days ending the day before the acquisition is completed so long as that average is $44.52 or more but not more than $60.24. This average for
the ten trading days ended July 29, 1999 was $   . On this basis, if the
acquisition had closed on July 30, 1999, each share of Stone Street Common
Stock would have been converted into .    of a share of CCB Common Stock and
would have had a closing market value that day of $   . If the ten-day closing
average is less than $44.52, each share of Stone Street Common Stock will be converted into .48 of a share of CCB Common Stock (which would have had a
closing market value of $    on July 30, 1999). If the ten-day closing average
is more than $60.24, each share of Stone Street Common Stock will be converted into .3548 of a share of CCB Common Stock (which would have had a closing
market value of $    on July 30, 1999). All outstanding shares of CCB Common
Stock, including those to be issued in the acquisition, have a preferred stock purchase right attached that is not exercisable except in certain circumstances.


     Stone Street Shareholders may elect to receive cash rather than CCB Common Stock but CCB is not obligated to accept for conversion to cash more than 20% of all outstanding Stone Street shares. The amount of cash that will be paid for a share of Stone Street Common Stock will be calculated the same way as the share exchange ratio described above. If the average closing price for CCB Common Stock over the ten days ending the day before the acquisition is completed is $44.52 or more, but not more than $60.24, each Stone Street share tendered for cash will be purchased for an amount equal to $21.37 divided by CCB's ten-day average closing price, with the resulting fraction being
multiplied by that ten-day average closing price. Using the $    average
closing price for the ten days ended on       , 1999, this cash amount would
have been $   . If the ten-day average closing price of CCB Common Stock is less than $44.52, each Stone Street share tendered for cash will be purchased
for an amount equal to .48 times CCB's ten-day average ($    using the ten-day
average ended       , 1999). If the ten-day average closing price is more than
$60.24, each share will be purchased for .3548 times the ten-day average
closing price ($    using the ten-day average ended       , 1999).

     Based upon the number of Stone Street shares outstanding and CCB's $ ten-day average closing price as of July 29, 1999, if the acquisition had been completed on July 30, 1999 and no Stone Street shareholder elected to receive
cash, CCB would have issued    shares of its Common Stock to complete the
acquisition.


     Whether or not you plan to attend the Stone Street special shareholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the acquisition of Stone Street by CCB. By signing and returning the proxy, you also authorize us to vote in our discretion on any other matters, such as procedural motions, that may come up at the meeting.


THE DATE, TIME AND PLACE OF THE STONE STREET SPECIAL SHAREHOLDERS' MEETING IS:

                              SEPTEMBER 21, 1999
                   5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME
                          DAVIE COUNTY PUBLIC LIBRARY
                             371 NORTH MAIN STREET
                          MOCKSVILLE, NORTH CAROLINA


     This Proxy Statement - Prospectus provides you with detailed information about the acquisition of Stone Street by CCB. We encourage you to read the entire document carefully.

THE BOARD OF DIRECTORS OF STONE STREET BANCORP, INC. UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE MERGER TRANSACTION DESCRIBED IN THIS DOCUMENT.

                                J. CHARLES DUNN
                                   PRESIDENT
                          STONE STREET BANCORP, INC.
                          MOCKSVILLE, NORTH CAROLINA


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROXY STATEMENT - PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


               Proxy Statement - Prospectus dated August 2, 1999
               and first mailed to shareholders on August 2, 1999

                               TABLE OF CONTENTS



                                                                             PAGE
                                                                            -----
RECENT DEVELOPMENTS ......................................................   15
GENERAL INFORMATION ......................................................   15
 The Special Meeting .....................................................   15
 Record Date; Voting Rights ..............................................   15
STONE STREET BANCORP'S MERGER INTO CCB FINANCIAL CORPORATION .............   16
 Amendment of Merger Agreement ...........................................   16
 General; Exchange Ratio .................................................   17
 Treatment of Fractional Shares ..........................................   17
 Background of and Reasons for the Merger ................................   18
 Recommendation of the Stone Street Board ................................   20
 Opinion of Stone Street's Financial Advisor .............................   21
 Effective Time of the Merger ............................................   23
 Cash Election Form ......................................................   23
 Distribution of Consideration ...........................................   24
 Required Shareholder Approval ...........................................   25
 Regulatory Approvals ....................................................   25
 Conditions to Completion of the Merger ..................................   26
 Waiver, Amendment and Termination .......................................   27
 Wrongful Termination, Liability for Breach and Termination Fee ..........   28
 Environment Provisions of the Merger Agreement ..........................   28
 Conduct of Business Pending Acquisition .................................   28
 Dividends ...............................................................   30
 Management and Operations After the Acquisition .........................   30
 Effect on Certain Employees and Benefit Plans ...........................   30
 Interests of Certain Persons With Respect to the Acquisition ............   32
 Federal Income Tax Consequences of the Merger ...........................   35
 Absence of Dissenters' Rights ...........................................   37
 Accounting Treatment ....................................................   37
 New York Stock Exchange Listing .........................................   37
 Dividend Reinvestment and Stock Purchase Plan ...........................   37
 Restrictions on Resale of CCB Common Stock by Affiliates ................   37
 Expenses ................................................................   38
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION .......................   39
PRO FORMA CAPITALIZATION .................................................   43
MARKET PRICE AND DIVIDEND INFORMATION REGARDING
 CCB STOCK AND STONE STREET STOCK ........................................   44
CCB FINANCIAL CORPORATION ................................................   44
 General .................................................................   44
 Subsidiaries ............................................................   45
 Beneficial Ownership of CCB Common Stock ................................   45
 Management and Additional Information ...................................   47
STONE STREET BANCORP, INC. ...............................................   48
 General .................................................................   48
 Subsidiaries ............................................................   48
 Beneficial Ownership of Stone Street Common Stock .......................   48
 Management and Additional Information ...................................   50
CERTAIN REGULATORY CONSIDERATIONS ........................................   50
CAPITAL STOCK OF CCB AND STONE STREET ....................................   56
INDEMNIFICATION ..........................................................   63
LEGAL MATTERS ............................................................   65
EXPERTS ..................................................................   65
FORWARD LOOKING STATEMENTS ...............................................   65
OTHER MATTERS ............................................................   66
DATE OF RECEIPT OF SHAREHOLDER PROPOSALS .................................   66
WHERE YOU CAN GET MORE INFORMATION .......................................   66
INFORMATION INCORPORATED BY REFERENCE ....................................   67
APPENDIX A -- Amended and Restated Agreement of Combination ..............   A-1
APPENDIX B -- Opinion of Orr Management Company ..........................   B-1

                                    SUMMARY


THIS SUMMARY HIGHLIGHTS THE MATERIAL TERMS OF THIS PROXY STATEMENT - PROSPECTUS. TO UNDERSTAND THE ACQUISITION OF STONE STREET BANCORP, INC. BY CCB FINANCIAL CORPORATION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE ACQUISITION TRANSACTIONS, YOU SHOULD READ THIS ENTIRE DOCUMENT, AND THE DOCUMENTS WE REFER TO, CAREFULLY. SEE "WHERE YOU CAN GET MORE INFORMATION" (PAGE 66) AND "INFORMATION INCORPORATED BY REFERENCE" (PAGE 67).

STONE STREET WILL MERGE INTO CCB (PAGE 17)


Under the merger agreement among Stone Street, its banking subsidiary, Stone Street Bank and Trust ("SSB Bank"), CCB and two of CCB's subsidiaries, CCBFC, Inc. ("CCBFC") and Central Carolina Bank and Trust Company ("CCB Bank"), CCBFC will merge into Stone Street and Stone Street will then immediately merge into CCB. As a result of the first merger, all of Stone Street's outstanding shares will be converted into shares of CCB Common Stock and/or cash. A copy of the merger agreement is attached as Appendix A to this Proxy Statement - Prospectus.


After Stone Street is merged into CCB, SSB Bank will merge into CCB Bank. As a result, SSB Bank branches will continue to operate as branches of CCB Bank.


ELECTION TO RECEIVE STOCK OR CASH (PAGES 23 AND 24)


If the acquisition of Stone Street by CCB is completed, Stone Street shareholders will be entitled to receive CCB Common Stock or cash for their Stone Street shares depending on certain elections they are required to make.


Included with this Proxy Statement - Prospectus is a Cash Election Form. By completing and returning this Form by the date it specifies, you or the nominee or other fiduciary holding your shares on your behalf may elect to receive EITHER CCB Common Stock OR cash for all your Stone Street shares. If you or your nominee or other fiduciary acting on your behalf do not return a Cash Election Form as specified, you will receive CCB Common Stock for your Stone Street shares.


Under the merger agreement, CCB is obligated to pay cash only for up to 18% of the Stone Street Common Stock. If Stone Street shareholders elect to receive cash for more than 18% of all Stone Street shares, CCB will pay cash for all of the shares tendered by SSB Bank's Employee Stock Ownership Plan (expected to be 146,004 shares or approximately 9% of Stone Street's outstanding stock) and for a proportionate amount of all other shares tendered for cash. For example, if at the time of the completion of the acquisition, 18% of Stone Street Common Stock is 300,000 shares and shareholders tender 400,000 shares for cash, CCB will pay cash for the 146,004 shares tendered for cash by the Employee Stock Ownership Plan and for approximately 61% of all other shares tendered for cash. The remaining 39% of such other shares will be converted into shares of CCB Common Stock.


CALCULATION OF HOW MANY CCB SHARES WILL BE RECEIVED (PAGE 17)


If CCB's acquisition of Stone Street is completed, Stone Street shareholders receiving shares of CCB Common Stock will receive a fraction of a CCB share for each Stone Street share. If the average of the closing market price for CCB Common Stock on the New York Stock Exchange over the ten trading days ending the day before the acquisition is completed is $44.52 or more but not more than $60.24, each Stone Street share will be converted into the fraction of a CCB share equal to $21.37 divided by that ten-day closing average. The ten-day
average ended July 29, 1999 was $     . If the acquisition had closed on July
30, 1999, each Stone Street share would have been converted into .    of a
share of CCB Common Stock having a value of $      (based on CCB's closing
market price of $      on that date).


If CCB's ten-day average closing price ending the day before the acquisition is completed is less than $44.52, each Stone Street share converted into CCB Common Stock will be converted into .48 of a CCB share having a value of $
 (based on CCB's closing market price of $      on            , 1999). If that
ten-day average is more than $60.24, each Stone Street share to be converted into CCB Common Stock will be converted into .3548 of a CCB share having a
value of $      (based on CCB's July 30, 1999 closing market price of $     ).

Because the closing market price of CCB Common Stock fluctuates, you will not know when you elect to receive CCB stock for your Stone Street shares or when you vote on the acquisition what the shares of CCB will be worth when issued in the acquisition.


The table below illustrates how many shares of CCB Common Stock would be issued in the acquisition to you if you elect to receive stock assuming ten-day average closing prices of $44, $52 and $61 and assuming you tender the number of shares shown:



                          WHOLE SHARES OF
                          CCB COMMON STOCK
    SHARES OF        TO BE RECEIVED IF TEN-DAY
STONE STREET          AVERAGE CLOSING PRICE OF
----------------   ------------------------------
                      $44        $52        $61
                   --------   --------   --------
100 ............      48         41         35
500 ............     240        205        177
1,000 ..........     480        411        354
10,000 .........   4,800      4,110      3,548

Under the merger agreement, CCB will not issue fractions of a share of its stock resulting from the conversion of Stone Street stock but will pay cash in
lieu of those fractional shares. (See Page        ).


PREFERRED STOCK PURCHASE RIGHTS WILL BE "ATTACHED" TO THE CCB SHARES (PAGES 57 AND 58)


Each share of CCB Common Stock outstanding has "attached" a preferred stock purchase right. These rights may be exercised only in certain circumstances involving an attempted "change of control" of CCB. These circumstances do not now exist. Each CCB share issued to Stone Street shareholders will have such an attached right.


CALCULATION OF HOW MUCH CASH WILL BE RECEIVED (PAGE 17)


If CCB's acquisition of Stone Street is completed, Stone Street shareholders who elect to receive cash for their shares will be paid an amount calculated the same way as the exchange ratio for the conversion of Stone Street shares into CCB shares. If the closing price average of CCB Common Stock for the ten days ended the day before the acquisition occurs is $44.52 or more, but not more than $60.24, each Stone Street share tendered for cash will be purchased for an amount equal to $21.37 divided by the ten-day average, with the resulting fraction being multiplied by that ten-day average.


If CCB's ten-day average closing price is less than $44.52, each Stone Street share tendered for cash will be purchased for an amount equal to .48 times the ten-day average. If CCB's ten-day average is more than $60.24, each Stone Street share tendered for cash will be purchased for an amount equal to .3548 times the ten-day average.


Because the closing market price of CCB Common Stock fluctuates, you will not know when you elect to receive cash for your Stone Street shares or when you vote on the acquisition how much cash will be paid for those shares. The table below illustrates how much cash would be paid in the acquisition for each Stone Street share tendered for cash assuming ten-day average closing prices of $44, $52 and $61 for CCB Common Stock.



       CASH PER STONE STREET SHARE
   IF TEN-DAY AVERAGE CLOSING PRICE OF
-----------------------------------------
     $44            $52           $61
-------------   -----------   -----------
$  21.12        $ 21.37       $ 21.64

FEDERAL INCOME TAX CONSEQUENCES (PAGES 35 TO 37)


We have structured the acquisition transactions so that Stone Street, SSB Bank, CCB, CCBFC and CCB Bank will not recognize any gain or loss for federal income tax purposes. Stone Street and CCB need not complete the acquisition unless they receive an opinion of KPMG LLP, CCB's tax advisors, that Stone Street's shareholders will not recognize any gain or loss for federal income tax purposes as a result of the conversion of their Stone Street shares into shares of CCB Common Stock. This opinion will not be binding on the Internal Revenue Service.


Stone Street shareholders who receive cash for fractional shares of CCB Common Stock or who receive cash rather than CCB shares for their Stone Street stock will recognize gain or loss for federal income tax purposes.


SINCE TAX MATTERS CAN BE COMPLICATED, AND TAX RESULTS MAY VARY AMONG SHAREHOLDERS, WE URGE YOU TO CONTACT YOUR OWN TAX ADVISORS TO UNDERSTAND FULLY HOW THE ACQUISITION TRANSACTION WILL AFFECT YOU.


BOARD RECOMMENDS SHAREHOLDER APPROVAL (PAGE 20)


Stone Street's Board of Directors believes that CCB's proposed acquisition is in your best interests and unanimously recommends that you vote "FOR" approval of the merger of CCBFC into Stone Street.

This is the only one of the acquisition transactions on which your vote is required.


Approval of the acquisition transactions by CCB's shareholders are not required by applicable law. The Boards of Directors of CCB, CCBFC and CCB Bank have approved the transactions.


EXCHANGE RATIO FAIR TO SHAREHOLDERS ACCORDING TO STONE STREET'S FINANCIAL ADVISOR (PAGES 21 AND 22)


In deciding to approve CCB's acquisition of Stone Street, the Board of Stone Street considered an opinion from its financial advisor as to the fairness of the range of exchange ratios and cash payment amounts from a financial point of view. The written form of this opinion from Orr Management Company is attached as Appendix B to this Proxy Statement - Prospectus.


In connection with delivering this opinion, our financial advisor performed a variety of analyses, including the following:


       o An analysis of Stone Street's and CCB's pro forma contributions to the combined entity;


       o An analysis of the projected impact of the acquisition upon the earnings and dividends per converted Stone Street share;


       o A comparison of the discounted present value of the projected value in five years of a share of Stone Street Common Stock and the assumed present value of the equivalent portion of a share of CCB Common Stock resulting from the acquisition; and


       o An analysis of comparable bank acquisition transactions.



STONE STREET SPECIAL MEETING (PAGES 15 AND 16)


We will hold our special meeting of shareholders to vote on the merger of Stone Street and CCBFC at 5:00 p.m. on Tuesday, September 21, 1999, at the Davie County Public Library, 371 North Main Street, Mocksville, North Carolina. You will only be asked to vote on the first merger of CCBFC into Stone Street. The subsequent mergers of Stone Street into CCB and SSB Bank into CCB Bank do not require the approval of Stone Street's shareholders.

THE COMPANIES (PAGES 44 TO 50)


STONE STREET BANCORP, INC.
232 SOUTH MAIN STREET
MOCKSVILLE, NORTH CAROLINA 27028
(336) 751-5936

Stone Street is a North Carolina corporation headquartered in Mocksville, North Carolina. It was organized in 1996 to serve as the holding company for SSB Bank (then known as Mocksville Savings Bank, S.S.B.) in connection with SSB Bank's conversion from the mutual to the stock form of ownership. SSB Bank operates its main office in Mocksville and a branch office in Advance, North Carolina. SSB Bank is in the process of constructing an additional branch office in Mocksville.


CCB FINANCIAL CORPORATION
111 CORCORAN STREET
DURHAM, NORTH CAROLINA 27702
(919) 683-7777

CCB is a North Carolina corporation headquartered in Durham, North Carolina. Through CCB Bank, it operates 164 branches and has 165 ATM's in North Carolina which are located predominantly along I-85 and I-40 from Raleigh, through Greensboro and Winston-Salem, to Charlotte. CCB also owns American Federal Bank, F.S.B., a federal savings bank headquartered in Greenville, South Carolina. American Federal operates 39 branches and 51 ATM's in the northwestern and central regions of South Carolina.


Through CCB Bank, American Federal and other subsidiaries, CCB offers an array of financial products such as banking, investment, insurance and trust services.


AGREEMENT GOVERNING THE ACQUISITION IS ATTACHED


We have attached the merger agreement among Stone Street, SSB Bank, CCB, CCBFC and CCB Bank as Appendix A at the back of this Proxy Statement - Prospectus. We encourage you to read the agreement as it is the legal document that governs the acquisition transactions.


MAJORITY VOTE REQUIRED TO APPROVE THE ACQUISITION (PAGE 15)


Approval of Stone Street's merger with CCB's subsidiary, CCBFC, requires the affirmative vote of the holders of at least a majority of the outstanding shares of Stone Street Common Stock. Your failure to vote will have the effect of a vote against approval of this merger. The remaining acquisition transactions do not require a vote of Stone Street's shareholders.


CCB's shareholders are not required to approve the merger or the other acquisition transactions.


Directors and executive officers of Stone Street own or have the sole or shared power to vote about 20.76% of the shares that may be cast at the Stone Street meeting, and we expect them to vote in favor of the merger of CCBFC and Stone Street.


Brokers who hold Stone Street shares as nominees, or in "street name", will not have authority to vote such shares on the merger unless they receive instructions from the shareholders whose accounts they hold.


EXPECTED DATE OF COMPLETION (PAGE 23)


If we receive the approval of Stone Street's shareholders, we currently expect to complete the acquisition transactions on October 1, 1999. Although we believe that CCB and Stone Street will receive all required approvals of regulatory authorities prior to that date, it is possible that the completion of the acquisition will have to be deferred to later in 1999 if the receipt of any required approval is delayed.


REGULATORY APPROVALS REQUIRED (PAGES 25 AND 26)


The acquisition transactions may not be completed without prior approval of certain federal and state banking regulators. Applications have been filed for all required approvals. It is expected that the last of these approvals will be received by September 23, 1999. CCB and Stone Street are not aware of any reason why any such approval will not be received.


RECORD DATE FOR SPECIAL MEETING IS JULY 21, 1999


If you owned shares of Stone Street at the close of business on July 21, 1999, you may vote on the matters to be considered at the Stone Street special shareholders' meeting.


On July 21, 1999, there were 1,638,452 shares of Stone Street Common Stock outstanding. You will have one vote at the meeting for each Stone Street share you owned on that date.

INTERESTS OF MANAGEMENT IN THE ACQUISITION TRANSACTIONS (PAGES 32 AND 33)


Members of Stone Street's Board of Directors and management have interests in the acquisition transactions in addition to their interests as shareholders of Stone Street generally.


Among the matters for you to consider is the agreement between CCB and J. Charles Dunn, currently the President and Chief Executive Officer of Stone Street and SSB Bank, for CCB Bank to employ Mr. Dunn. Mr. Dunn's current employment agreement will be amended and restated upon completion of the acquisition. The amended and restated agreement between Mr. Dunn and CCB Bank will provide that he will be the Mocksville City Executive of CCB Bank, will receive a minimum annual base salary of $122,935, will be employed for an annually renewing three year term and will have the right to participate in bonus, benefit and other plans of CCB or CCB Bank on the same terms as other CCB Bank officers of similar rank.


CCB Bank has also agreed that each director of SSB Bank at the time of the completion of the acquisition transactions will serve as a member of CCB Bank's Mocksville Advisory Board for at least two years and will receive an annual advisory director's fee equal to the director's fee currently being paid by SSB Bank.


You should also consider the effect of the acquisition transaction upon the rights of certain directors and officers of Stone Street to receive full ownership of shares of Stone Street Common Stock granted to them under SSB Bank's Management Recognition Plan. Under this Plan the participants became entitled to receive dividends on their shares from the time of grant forward but full beneficial ownership vested in the participants over a term of five years. As of May 31, 1999, 60% of each participant's shares were vested and could be sold or otherwise transferred by the participant.


Under the Plan and the merger agreement, all vested shares may be exchanged for cash or CCB Common Stock. All unvested shares may be exchanged only for CCB shares. The Plan provides, however, that in the event a participant ceases to be a director or employee of SSB Bank because of a "change of control" of Stone Street or SSB Bank, all of the participant's unvested shares immediately vest.

Accordingly, each participant who ceases to be an employee of CCB Bank upon the consummation of or after the acquisition and each director of Stone Street (none of whom will continue as directors of CCB Bank will become immediately vested in all shares awarded to him or her under this Plan.


CONDITIONS TO THE ACQUISITION TRANSACTIONS (PAGES 26 AND 27)


The completion of CCB's acquisition of Stone Street depends upon a number of conditions, including the following:


       o the approval of Stone Street's shareholders of the merger of CCBFC into Stone Street;


       o receipt of all required regulatory approvals;


       o receipt of the opinion of CCB's tax advisors as to the tax consequences of the acquisition transactions to the parties and Stone Street's shareholders;


       o the absence of any legal proceeding seeking to enjoin or prohibit the acquisition; and


       o receipt of the fairness opinion of Stone Street's financial advisor.



TERMINATION OF THE MERGER AGREEMENT (PAGE 27)


Either Stone Street or CCB may terminate the merger agreement and abandon the acquisition if any of the following occurs:


       o if the acquisition transactions are not completed by December 31, 1999;


       o if any required regulatory approval is not received; or


       o if the other party does not satisfy its obligations under the merger agreement.



CONSEQUENCES OF CERTAIN TERMINATIONS OF THE MERGER AGREEMENT (PAGE 28)


If Stone Street or CCB wrongfully terminates the merger agreement or commits a willful or grossly negligent breach that results in termination of the merger agreement, it must pay the costs incurred by the other party in attempting to complete the acquisition, plus $250,000. Additionally, if the merger agreement is terminated because Stone Street enters into a letter of intent or agreement to be acquired by another company or, if within twelve months after the merger agreement is terminated, Stone Street enters into such a letter of intent or agreement, Stone Street must pay $1,225,500 to CCB.


PURCHASE ACCOUNTING METHOD TO BE USED (PAGE 37)


CCB will use the purchase method of accounting for the acquisition. Under this method, CCB will record as goodwill the excess of the total consideration it pays for Stone Street's outstanding shares over the aggregate fair value of Stone Street's consolidated net assets and will amortize this goodwill as expense over a period of approximately 15 years. Because of the relative sizes of CCB and Stone Street, it is not expected that the use of purchase accounting will have any material impact upon CCB's post-acquisition results of operations.


DISSENTERS' RIGHTS (PAGE 37)


Because the shares of Stone Street Common Stock are listed on the American Stock Exchange, you do not have the right to dissent from the merger and receive a cash payment for the "fair value" of your Stone Street shares.


COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 44)


Shares of CCB Common Stock are listed on the New York Stock Exchange under the symbol "CCB" and shares of Stone Street are listed on the American Stock Exchange under the symbol "SSM". On April 12, 1999, the last full trading day prior to the public announcement of the proposed acquisition, CCB Common Stock closed at $54.125 per share and Stone Street Common Stock closed at $12.875 per
share. On July 30, 1999, CCB's stock closed at $            per share and the
per share closing price for Stone Street stock was $              .


The following table describes the closing price of a CCB share on the New York Stock Exchange and the closing price of a Stone Street share on the American Stock Exchange on April 12, 1999, and the equivalent pro forma market value of a Stone Street share on that date assuming the acquisition transactions were completed on that date, were accounted for as a purchase and all Stone Street shares were converted into CCB shares at a .3993 exchange ratio (the exchange ratio resulting from

CCB's average closing price over the ten-day trading ending on April 9, 1999):


CCB Common Stock ....................   $ 54.125
Stone Street Common Stock ...........   $ 12.875
Equivalent pro forma market value per
   Stone Street share ...............   $ 21.612

OPERATIONS AFTER THE ACQUISITION TRANSACTION (PAGE 30)


Following the completion of the acquisition transactions, Stone Street and SSB Bank will no longer exist. SSB Bank's offices will operate as branch offices of CCB Bank.


MATERIAL DIFFERENCES IN SHAREHOLDER RIGHTS (PAGES 56 TO 63)


As a shareholder of CCB, you would have different rights than you do as a Stone Street shareholder. One such difference is that each share of CCB Common Stock has attached a right to purchase, in certain circumstances which do not now exist, .01 of a share of CCB preferred stock. These purchase rights are intended to discourage an uninvited or unfriendly attempt to acquire control of CCB.


EXCHANGE OF STOCK CERTIFICATES (PAGE 24)


Certificates representing shares of Stone Street Common Stock will not automatically represent shares of CCB Common Stock. Also, payments for Stone Street shares tendered for cash will not automatically be made upon completion of the acquisition. You will need to deliver your certificates to the Registrar and Transfer Company, acting as the Exchange Agent for the Merger, who will distribute (depending on the election you make) CCB stock certificates or cash after the acquisition is completed. After the date the acquisition is completed, we will mail you information and transmittal materials for your use.

SELECTED HISTORICAL FINANCIAL DATA

     THIS SECTION PRESENTS SELECTED HISTORICAL FINANCIAL DATA OF CCB AND STONE STREET. YOU SHOULD READ CAREFULLY THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF CCB AND STONE STREET, INCLUDING THE NOTES TO THOSE CONSOLIDATED FINANCIAL STATEMENTS, THAT ARE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT - PROSPECTUS. (SEE PAGE
67). THE SELECTED DATA IN THIS SECTION ARE NOT INTENDED TO REPLACE THE CONSOLIDATED FINANCIAL STATEMENTS.



                        SELECTED FINANCIAL DATA OF CCB


     CCB derived the selected financial data as of the five-year period ended December 31, 1998 from its audited consolidated financial statements including the three-year period ended December 31, 1998 incorporated by reference into this Proxy Statement - Prospectus. Those financial statements were audited by KPMG LLP, independent auditors. The selected financial data as of and for the three month periods ended March 31, 1999 and 1998 are derived from CCB's unaudited consolidated financial statements for those quarters incorporated into this Proxy Statement - Prospectus by reference. (See Page 67). CCB's management believes that the unaudited historical consolidated financial statements contain all adjustments needed to present fairly the information included in those statements, and that the adjustments made consist only of normal recurring adjustments.

CCB
(IN THOUSANDS EXCEPT PER SHARE DATA)



                                                     THREE MONTHS
                                                   ENDED MARCH 31,
                                             ----------------------------
                                                  1999           1998
                                             -------------- -------------
SUMMARY OF OPERATIONS
Interest income ............................   $  142,941       141,637
Interest expense ...........................       62,115        62,968
                                               ----------       -------
Net interest income ........................       80,826        78,669
Provision for loan and lease losses ........        1,811         3,140
                                               ----------       -------
Net interest income after provision ........       79,015        75,529
Other income (1) ...........................       31,952        24,115
Net investment securities gains
  (losses) .................................          121           622
Other expenses (2) .........................       59,222        54,092
                                               ----------       -------
Income before income taxes and
  extraordinary item .......................       51,866        46,174
Income taxes (3) ...........................       18,113        16,890
                                               ----------       -------
Income before extraordinary item ...........       33,753        29,284
Extraordinary item (4) .....................           --            --
                                               ----------       -------
Net income .................................   $   33,753        29,284
                                               ==========       =======
PER SHARE (5)
Income before extraordinary item:
 Basic .....................................   $     .84             .70
 Diluted ...................................         .83             .70
Net income:
 Basic .....................................         .84             .70
 Diluted ...................................         .83             .70
Cash dividends .............................         .26            .235
Book value .................................       17.21          16.53
Average shares outstanding (000's):
 Basic .....................................       40,237        41,538
 Diluted ...................................       40,655        42,116
AVERAGE BALANCES
Assets .....................................   $7,675,964     7,164,451
Loans and lease financing ..................    5,424,018     5,132,578
Earning assets .............................    7,289,921     6,792,470
Deposits ...................................    6,428,018     6,000,239
Interest-bearing liabilities ...............    6,059,683     5,665,912
Shareholders' equity .......................      689,301       682,784
SELECTED PERIOD END ASSETS AND
 LIABILITIES
Assets .....................................   $7,803,425     7,344,061
Loans and lease financing ..................    5,406,258     5,157,079
Reserve for loan and lease losses ..........       72,093        68,403
Deposits ...................................    6,548,183     6,133,375
Shareholders' equity .......................      689,233       682,518
RATIOS
Income before extraordinary item to:
 Average assets ............................         1.78%         1.66
 Average shareholders' equity ..............       19.86          17.39
Net income to:
 Average assets ............................        1.78           1.66
 Average shareholders' equity ..............       19.86          17.39
Net interest margin, taxable
 equivalent ................................        4.69           4.79
Net loan and lease losses to average
 loans and lease financing
 (annualized) ..............................         .22            .18
Dividend payout ratio ......................       30.95          33.57
Average equity to assets ratio .............        8.98           9.53



                                                                   YEARS ENDED DECEMBER 31
                                             --------------------------------------------------------------------
                                                  1998          1997          1996          1995         1994
                                             ------------- ------------- ------------- ------------- ------------
SUMMARY OF OPERATIONS
Interest income ............................     577,307       550,463       512,575       492,409      401,588
Interest expense ...........................     254,562       250,099       237,572       234,880      168,483
                                                 -------       -------       -------       -------      --------
Net interest income ........................     322,745       300,364       275,003       257,529      233,105
Provision for loan and lease losses ........      15,884        16,376        17,361        11,007       10,761
                                                 -------       -------       -------       -------      --------
Net interest income after provision ........     306,861       283,988       257,642       246,522      222,344
Other income (1) ...........................     111,022        92,919        84,767        67,001       58,128
Net investment securities gains
  (losses) .................................       2,178           480        (2,161)         (816)         357
Other expenses (2) .........................     230,217       226,198       209,833       198,207      180,963
                                                 -------       -------       -------       -------      --------
Income before income taxes and
  extraordinary item .......................     189,844       151,189       130,415       114,500       99,866
Income taxes (3) ...........................      68,632        55,765        43,589        37,356       38,421
                                                 -------       -------       -------       -------      --------
Income before extraordinary item ...........     121,212        95,424        86,826        77,144       61,445
Extraordinary item (4) .....................          --            --            --        (1,709)          --
                                                 -------       -------       -------       -------      --------
Net income .................................     121,212        95,424        86,826        75,435       61,445
                                                 =======       =======       =======       =======      ========
PER SHARE (5)
Income before extraordinary item:
 Basic .....................................         2.96          2.31          2.11          1.90         1.50
 Diluted ...................................         2.93          2.28          2.08          1.85         1.47
Net income:
 Basic .....................................         2.96          2.31          2.11          1.86         1.50
 Diluted ...................................         2.93          2.28          2.08          1.81         1.47
Cash dividends .............................          .99           .89           .80           .72          .66
Book value .................................        17.05         16.40         14.82         13.66        11.69
Average shares outstanding (000's):
 Basic .....................................      40,898        41,438        41,107        40,589       40,874
 Diluted ...................................      41,409        41,947        41,815        41,800       41,959
AVERAGE BALANCES
Assets .....................................   7,332,506     6,943,989     6,570,573     6,218,290    5,575,057
Loans and lease financing ..................   5,276,042     4,877,187     4,464,026     4,113,207    3,569,065
Earning assets .............................   6,975,753     6,594,704     6,216,419     5,850,981    5,230,756
Deposits ...................................   6,141,074     5,800,128     5,449,912     5,153,952    4,581,111
Interest-bearing liabilities ...............   5,780,005     5,495,194     5,242,467     5,047,523    4,496,256
Shareholders' equity .......................     678,264       638,988       574,759       511,031      478,314
SELECTED PERIOD END ASSETS AND
 LIABILITIES
Assets .....................................   7,740,353     7,138,528     6,880,205     6,589,762    6,065,652
Loans and lease financing ..................   5,487,337     5,093,569     4,745,663     4,267,175    3,952,160
Reserve for loan and lease losses ..........      73,182        67,594        61,257        55,114       50,902
Deposits ...................................   6,459,764     5,984,597     5,741,454     5,421,376    4,980,250
Shareholders' equity .......................     687,894       681,360       611,449       556,917      472,091
RATIOS
Income before extraordinary item to:
 Average assets ............................         1.65          1.37          1.32          1.24         1.10
 Average shareholders' equity ..............        17.87         14.93         15.11         15.10        12.85
Net income to:
 Average assets ............................         1.65          1.37          1.32          1.21         1.10
 Average shareholders' equity ..............        17.87         14.93         15.11         14.76        12.85
Net interest margin, taxable
 equivalent ................................         4.75          4.70          4.56          4.56         4.61
Net loan and lease losses to average
 loans and lease financing
 (annualized) ..............................          .20           .21           .25           .17          .16
Dividend payout ratio ......................        33.45         38.53         37.91         38.71        44.00
Average equity to assets ratio .............         9.25          9.20          8.75          8.22         8.58

--------
(1) Other income in 1997 includes $2.3 million of gain ($1.4 million after-tax) on the sale of a subsidiary acquired through merger which increased diluted net income per share by $.03.
(2) Other expenses include merger-related expense of $17.9 million in 1997, $10.3 million in 1995 and $1.1 million in 1994. Other expenses also include the levy in 1996 of a $12.9 million special assessment by the Federal Deposit Insurance Corporation ("FDIC") to recapitalize the Savings Association Insurance Fund ("SAIF"). The after-tax effect of the aforementioned non-recurring expense items was to decrease diluted net income per share by $.31 in 1997, $.19 per share in 1996, $.17 per share in 1995 and $.02 per share in 1994.
(3) During 1996, a tax benefit of $1.6 million ($.04 per diluted share) was recorded for forgiveness of the recapture of tax bad debt reserves of a former savings bank subsidiary. During 1994, a one-time charge of approximately $5.6 million ($.13 per diluted share) of deferred tax liabilities were recorded in anticipation of the merger of three savings bank subsidiaries into a commercial bank subsidiary.
(4) The extraordinary item resulted from a prepayment penalty on the early extinguishment of debt.
(5) Amounts for March 31, 1998 and prior years have been restated to give effect to the two-for-one stock split effected in the form of a 100% stock dividend paid October 1, 1998.

SELECTED FINANCIAL DATA OF STONE STREET


     Stone Street derived the selected financial data as of and for the five-year period ended December 31, 1998 from its audited consolidated financial statements for those years incorporated by reference into this Proxy Statement - Prospectus. Those financial statements were audited by Weir Smith Jones Miller and Elliott, independent auditors. The selected financial data as of and for the three month periods ended March 31, 1999 and 1998 are derived from Stone Street's unaudited consolidated financial statements for those quarters incorporated into this Proxy Statement - Prospectus by reference. (See Page 67). Stone Street's management believes that the unaudited historical financial statements contain all adjustments needed to present fairly the information included in those statements, and that the adjustments made consist only of normal recurring adjustments.

STONE STREET
(IN THOUSANDS EXCEPT PER SHARE DATA)



                                                         THREE MONTHS
                                                       ENDED MARCH 31,
                                                   ------------------------
                                                       1999         1998
                                                   ------------ -----------
SUMMARY OF OPERATIONS
Interest income ..................................   $  2,438       2,189
Interest expense .................................      1,192         951
                                                     --------       -----
Net interest income ..............................      1,246       1,238
Provision for loan and lease losses ..............         45          30
                                                     --------       -----
Net interest income after provision ..............      1,201       1,208
Other income .....................................         47          34
Other expenses (1) ...............................        556         493
                                                     --------       -----
Income before income taxes .......................        692         749
Income taxes .....................................        265         286
                                                     --------       -----
Net income .......................................   $    427         463
                                                     ========       =====
PER SHARE (2)
Net income:
 Basic ...........................................   $    .26          .25
 Diluted .........................................        .26          .25
Cash dividends (3) ...............................       .1175        .115
Book value .......................................     17.11        16.37
Average shares outstanding (000's):
 Basic (4) .......................................      1,650       1,889
 Diluted (4) .....................................      1,650       1,889
AVERAGE BALANCES
Assets ...........................................   $127,683     109,518
Loans and lease financing ........................    102,895      94,344
Earning assets ...................................    124,210     105,300
Deposits .........................................     72,410      67,365
Interest-bearing liabilities .....................     97,083      75,610
Stockholders' equity .............................     28,161      31,025
SELECTED PERIOD END ASSETS AND LIABILITIES
Assets ...........................................   $128,067     110,898
Loans and lease financing ........................    103,939      96,322
Reserve for loan and lease losses ................        795         600
Deposits .........................................     72,991      67,756
Stockholders' equity .............................     28,027      31,062
RATIOS
Net income to:
 Average assets ..................................      1.36         1.71
 Average shareholders' equity ....................      6.15         6.05
Net interest margin, taxable equivalent ..........      4.11         4.68
Net loan and lease losses to average loans and
 lease financing (annualized) ....................         --          --
Dividend payout ratio (2) ........................     45.19        46.00
Average equity to assets ratio ...................     22.06        28.33



                                                                     YEARS ENDED DECEMBER 31
                                                   -----------------------------------------------------------
                                                       1998        1997        1996        1995        1994
                                                   ----------- ----------- ----------- ----------- -----------
SUMMARY OF OPERATIONS
Interest income ..................................     9,268       8,353       8,008       6,602       5,996
Interest expense .................................     4,270       3,491       3,610       3,607       2,862
                                                       -----       -----       -----       -----       -----
Net interest income ..............................     4,998       4,862       4,398       2,995       3,134
Provision for loan and lease losses ..............       180          60          50         350          26
                                                       -----       -----       -----       -----       -----
Net interest income after provision ..............     4,818       4,802       4,348       2,645       3,108
Other income .....................................       163         145         114         127         111
Other expenses (1) ...............................     2,428       2,514       2,123       1,605       1,495
                                                       -----       -----       -----       -----       -----
Income before income taxes .......................     2,553       2,433       2,339       1,167       1,724
Income taxes .....................................       945         901         858         430         617
                                                       -----       -----       -----       -----       -----
Net income .......................................     1,608       1,532       1,481         737       1,107
                                                       =====       =====       =====       =====       =====
PER SHARE (2)
Net income:
 Basic ...........................................        .89         .82         .82      n/a         n/a
 Diluted .........................................        .89         .82         .82      n/a         n/a
Cash dividends (3) ...............................        .46        4.45         .44      n/a         n/a
Book value .......................................      16.83       16.37       20.48      n/a         n/a
Average shares outstanding (000's):
 Basic (4) .......................................     1,814       1,872       1,825       n/a         n/a
 Diluted (4) .....................................     1,814       1,872       1,825       n/a         n/a
AVERAGE BALANCES
Assets ...........................................   117,567     105,617     103,874      83,921      78,890
Loans and lease financing ........................    98,675      87,489      78,797      78,797      70,397
Earning assets ...................................   111,633     101,909     102,336      83,058      76,125
Deposits .........................................    68,600      66,520      68,684      70,541      66,713
Interest-bearing liabilities .....................    83,734      69,308      68,767      70,541      66,713
Stockholders' equity .............................    32,368      33,869      33,115      12,283      11,317
SELECTED PERIOD END ASSETS AND LIABILITIES
Assets ...........................................   127,273     108,092     105,807      87,751      81,560
Loans and lease financing ........................   103,299      93,537      83,503      75,558      66,088
Reserve for loan and lease losses ................       750         570         511         462         115
Deposits .........................................    73,176      66,973      66,564      73,035      69,140
Stockholders' equity .............................    28,490      31,076      37,368      12,562      11,729
RATIOS
Net income to:
 Average assets ..................................       1.37        1.45        1.43         .88        1.40
 Average shareholders' equity ....................       4.97        4.52        4.48        6.00        9.78
Net interest margin, taxable equivalent ..........       4.48        4.77        4.32        3.62        4.12
Net loan and lease losses to average loans and
 lease financing (annualized) ....................        --          --          --          --          --
Dividend payout ratio (2) ........................      51.12       55.22       54.32      n/a         n/a
Average equity to assets ratio ...................      27.53       32.07       31.88       14.64       14.34

--------
(1) Other expenses include the levy in 1996 of a $456,000 special assessment by the FDIC to recapitalize the SAIF.
(2) Stone Street converted from a mutual to a stock savings bank in 1996.
(3) Includes a $4.00 special return of capital dividend paid on July 11, 1997.
(4) Average shares outstanding for 1996 was computed as if the 1,825,000 shares issued on March 29, 1996 had been outstanding on January 1, 1996.

CCB AND STONE STREET UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     The unaudited pro forma combined selected financial information below provides you with financial information about CCB and Stone Street on a combined basis. Such pro forma information has been prepared assuming (i) the Merger is approved by Stone Street's shareholders and 82% of Stone Street's outstanding shares are exchanged for shares of CCB Common Stock with the remainder being tendered for cash payment; (ii) a .411 Exchange Ratio; (iii) CCB's repurchase of shares of its Common Shares issued in the acquisition (see "Recent Developments" on page 15); (iv) Stone Street's ESOP will be terminated immediately prior to the Effective Time through cash-outs or rollover into other qualified benefit plans; (v) Stone Street's MRP shares are all 100% vested at the Effective Time; and (vi) consummation of the acquisition on a purchase accounting basis as if the acquisition had occurred on January 1, 1998 only. This information should be read in conjunction with the historical financial statements of CCB and Stone Street, including the respective notes thereto, and the documents incorporated by reference in this Proxy Statement - Prospectus. (See Page 67). The .411 Exchange Ratio used in the pro forma information is computed by dividing $21.37 by an estimated $52.00 closing price of CCB Common Stock. The actual Exchange Ratio will depend upon the ten-day average closing price (which will not be known until shortly before the Effective Time) and may be higher or lower than $52.00. The pro forma information will be different if the ten-day average closing price results in an Exchange Ratio different from .411. Since purchase accounting does not require restatement of results for prior periods following consummation of the acquisition, consummation of the acquisition will not affect CCB's historical results for the periods indicated. Pro forma financial information is intended to show how the acquisition might have affected historical financial statements if the acquisition had been consummated at an earlier time. The pro forma combined selected financial information does not purport to be indicative of the results that actually would have been realized had the acquisition taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for any future periods. (See "Accounting Treatment" page 37).


     The pro forma combined financial information data do not reflect any cost savings from operating efficiencies which may be achieved in connection with the acquisition. CCB forecasts that cost savings of approximately $1.2 million may occur. Such forecast is based on numerous variables and assumptions which are inherently uncertain and which may not be within CCB's control, including general economic, competitive and regulatory conditions. As a result, the amount of possible cost savings, if any, may be less than that estimated above.

CCB FINANCIAL CORPORATION PRO FORMA
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                  THREE MONTHS       YEAR ENDED
                                                                                ENDED MARCH 31,     DECEMBER 31,
                                                                                    1999 (A)          1998 (B)
                                                                               -----------------   -------------
SUMMARY OF OPERATIONS
Interest income ............................................................      $  144,961           584,571
Interest expense ...........................................................          63,307           258,832
                                                                                  ----------           -------
Net interest income ........................................................          81,654           325,739
Provision for loan and lease losses ........................................           1,856            16,064
                                                                                  ----------           -------
Net interest income after provision ........................................          79,798           309,675
Other income ...............................................................          31,999           111,185
Net investment securities gains (losses) ...................................             121             2,178
Other expenses .............................................................          59,924           233,274
                                                                                  ----------           -------
Income before income taxes .................................................          51,994           189,764
Income taxes ...............................................................          18,211            68,775
                                                                                  ----------           -------
Net income .................................................................      $   33,783           120,989
                                                                                  ==========           =======
PER SHARE
Net income:
 Basic .....................................................................      $      .84               2.96
 Diluted ...................................................................             .83               2.92
Cash dividends (1) .........................................................             .26                .99
Book value .................................................................           17.21              17.05
Average shares outstanding (000's):
 Basic .....................................................................          40,237            40,898
 Diluted ...................................................................          40,655            41,409
AVERAGE BALANCES
Assets .....................................................................      $7,803,647         7,450,073
Loans and lease financing ..................................................       5,526,913         5,374,717
Earning assets .............................................................       7,414,131         7,087,386
Deposits ...................................................................       6,500,428         6,209,674
Interest-bearing liabilities ...............................................       6,156,766         5,863,739
Shareholders' equity .......................................................         689,301           678,264
SELECTED PERIOD END BALANCES
Assets .....................................................................      $7,903,465         7,839,136
Loans and lease financing ..................................................       5,510,197         5,590,636
Reserve for loan and lease losses ..........................................          72,888            73,932
Deposits ...................................................................       6,621,174         6,532,940
Shareholders' equity .......................................................         689,233           687,894
RATIOS
Net income to:
 Average assets ............................................................            1.76               1.62
 Average shareholders' equity ..............................................           19.88              17.84
Net interest margin, taxable equivalent ....................................            4.71               4.75
Net loan and lease losses to average loans and lease financing (annualized)              .21                .19
Dividend payout ratio (1) ..................................................           30.95              33.45

--------
(a) Pro forma assumptions include (i) the .411 Exchange Ratio; (ii) the issuance of 552,191 shares of CCB Common Stock; (iii) the repurchase by CCB of an equivalent number of shares in the open market at a cost of approximately $28.7 million; (iv) a cost of funds rate of 4.85%; and (v) 15-year straight-line life related to goodwill of $8.7 million to be recorded in accordance with purchase accounting.
(b) Pro forma assumptions include (i) the .411 Exchange Ratio; (ii) the issuance of 570,356 shares of CCB Common Stock; (iii) the repurchase by CCB of an equivalent number of shares in the open market at a cost of approximately $29.7 million; (iv) a cost of funds rate of 5.54%; and (v) 15-year straight-line life related to goodwill of $9.4 million to be recorded in accordance with purchase accounting.
(1) CCB pro forma combined dividends per share represent historical dividends per share paid by CCB.

UNAUDITED COMPARATIVE PER SHARE DATA

     The selected comparative per share data below provides you with information about the value of your Stone Street shares prior to the acquisition as opposed to the value of your shares after CCB's acquisition of Stone Street is finalized. You can use this comparative information to help evaluate, from a financial perspective, whether to vote in favor of the merger. You should also consider the other factors discussed in this Proxy Statement - Prospectus, including the long-term prospects associated with CCB and Stone Street as a merged company as opposed to Stone Street's ability to independently maintain its competitiveness in its market.


     The proposed acquisition transactions will be accounted for as a purchase, and the pro forma data are derived in accordance with such method. The pro forma data are presented assuming that 18% of Stone Street's shares are purchased for cash and using exchange ratios based on ten-day average closing prices for CCB Common Stock of less than $44.52 (.48), of $52.00 (.411) and of more than $60.24 (.3548). The pro forma data also assumes that (i) CCB will repurchase and retire the equivalent number of shares of CCB Common Stock issued in the acquisition; (ii) Store Street's ESOP will be terminated immediately prior to the, Effective Time through cash-outs or rollover into other qualified benefit plans; and (iii) Stone Street's MRP shares are all 100% vested at the Effective Time. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the acquisition been in effect as of the beginning of each of the periods presented and should not be construed as representative of future operations.


     The Stone Street equivalent per share amounts are computed by multiplying the combined amounts by the applicable assumed exchange ratios so that the per share amounts equate to the respective values for one share of Stone Street Common Stock. The periods presented for CCB and Stone Street are the three months period ended March 31, 1999 and the year ended December 31, 1998. You should not rely on the equivalent pro forma information as necessarily indicative of historical results had CCB and Stone Street been combined or of future results CCB will have after the acquisition occurs. Also, you should not rely on the three-month information as indicative of results for the entire year. The data presented have been derived from the historical consolidated financial statements, and the related notes, of CCB and Stone Street, incorporated by reference into this Proxy Statement - Prospectus, and in conjunction with the unaudited pro forma combined condensed financial information, including the related notes, included elsewhere in this Proxy Statement - Prospectus. (See Page 67).


                                                      HISTORICAL PER                COMBINED PRO
                                                        SHARE DATA                FORMA PER SHARE
                                                 ------------------------ --------------------------------
                                                    CCB     STONE STREET      .48       .411       .3548
                                                 --------- -------------- ---------- ---------- ----------
At March 31, 1999
   Net income, basic (2) .......................  $   .84          .26          .84        .84        .84
   Net income, diluted (3) .....................      .83          .26          .83        .83        .83
   Cash dividend per Common Share (4) ..........      .26        .1175          .26        .26        .26
   Book value per Common Share (5) (6) .........    17.21      17.11          17.21      17.21      17.21
At December 31, 1998
   Net income, basic (2) .......................     2.96        .89           2.96       2.96       2.96
   Net income, diluted (3) .....................     2.93        .89           2.92       2.92       2.92
   Cash dividend per Common Share (4) ..........      .99        .46            .99        .99        .99
   Book value per Common Share (5) (6) .........    17.05      16.83          17.05      17.05      17.05



                                                         STONE STREET
                                                     EQUIVALENT PRO FORMA
                                                       PER SHARE DATA(1)
                                                 -----------------------------
                                                    .48       .411     .3548
                                                 --------- --------- ---------
At March 31, 1999
   Net income, basic (2) .......................      .40       .35       .30
   Net income, diluted (3) .....................      .40       .34       .29
   Cash dividend per Common Share (4) ..........      .12       .11       .09
   Book value per Common Share (5) (6) .........     8.26      7.07      6.11
At December 31, 1998
   Net income, basic (2) .......................     1.42      1.22      1.05
   Net income, diluted (3) .....................     1.40      1.20      1.04
   Cash dividend per Common Share (4) ..........      .48       .41       .35
   Book value per Common Share (5) (6) .........     8.18      7.01      6.05

--------
(1) Stone Street pro forma equivalent per share amounts are computed by multiplying the CCB pro forma combined amounts by an Exchange Ratio of .411 and assuming 82% of the Stone Street shares are exchanged for CCB shares and that CCB repurchases and retires an equivalent number of shares of CCB Common Stock.
(2) The pro forma combined net income per basic common share is based on the combined historical net income of CCB and Stone Street divided by the weighted average pro forma combined basic common shares of CCB.
(3) The pro forma combined net income per diluted share is based on the combined historical net income of CCB and Stone Street divided by the weighted average pro forma combined diluted common shares of CCB.
(4) CCB pro forma combined dividends per share represent historical dividends per share paid by CCB.

(5) CCB and Stone Street historical book values per share are computed using period end shares outstanding and do not include common share equivalents.

(6) The pro forma combined book values per share of CCB Common Stock are based upon the pro forma total common equity of CCB divided by total pro forma shares of CCB stock, assuming conversion of Stone Street's shares at a .411 Exchange Ratio and that CCB repurchases and retires an equivalent number of shares of CCB Common Stock.



                              RECENT DEVELOPMENTS


     On April 27, 1999, CCB's Board of Directors approved the extension, through December 31, 1999, of its previously announced program to repurchase up to 1,000,000 shares of CCB Common Stock and to make additional repurchases as needed to retire any shares issued for the exercise of options, awards of restricted stock or for other corporate purposes. From January 1, 1999 through May 31, 1999, CCB repurchased and retired 504,000 shares at an average cost of $54.69 per share. As of May 31, 1999, approximately 321,000 shares remained to be repurchased under this authorization. CCB's Board also approved additional repurchases needed to retire any shares issued in connection with CCB's acquisition of Stone Street.



                              GENERAL INFORMATION


     This Proxy Statement - Prospectus is being furnished to you in connection with the solicitation by the Board of Directors of Stone Street Bancorp, Inc. ("Stone Street") of proxies for use at a special meeting of Stone Street's shareholders (the "Special Meeting"). The purpose of the Special Meeting is to consider and vote on the approval of the Amended and Restated Agreement of Combination, dated as of June 22, 1999, and the related Plan of Merger (collectively, the "Merger Agreement"), pursuant to which CCBFC, Inc. ("CCBFC"), a subsidiary of CCB Financial Corporation ("CCB"), will be merged into Stone Street (the "Merger"), Stone Street will then be merged into CCB (the "Second Merger"), and Stone Street Bank and Trust, Stone Street's savings bank subsidiary ("SSB Bank"), will be merged into Central Carolina Bank and Trust Company, a North Carolina bank subsidiary of CCB ("CCB Bank") (the "Bank Merger").


     The principal executive offices of Stone Street are located at 232 South Main Street, Mocksville, North Carolina 27028, and its telephone number is
(336) 751-5936.


     This Proxy Statement - Prospectus is first being mailed to Stone Street's shareholders on or about August 2, 1999.


     THE SPECIAL MEETING. The Special Meeting of Stone Street's shareholders will be held at 5:00 o'clock, p.m., eastern daylight savings time, on Tuesday, September 21, 1999, at the Davie County Public Library, 371 North Main Street, Mocksville, North Carolina.


     RECORD DATE; VOTING RIGHTS. Stone Street shareholders of record at the close of business on July 21, 1999 ("Record Date") are entitled to vote at the Special Meeting and at any reconvening of the meeting after adjournment. As of the Record Date, there were 1,638,452 shares of Stone Street Common Stock outstanding and entitled to vote held of record by 659 persons. Each share entitles the holder to one vote on each matter submitted to a vote at the Special Meeting. Under Stone Street's Bylaws, a majority of the shares entitled to be cast at the Special Meeting, represented in person or by proxy, will constitute a quorum for the conduct of business at the meeting.


     The affirmative vote of the holders of the majority of the issued and outstanding shares of Stone Street Common Stock (819,227 shares) on the Record Date is required by the North Carolina Business Corporation Act ("NCBCA") to approve the Merger pursuant to the Merger Agreement. Abstentions, broker non-votes and other shares not voted in the affirmative will have the same effect as votes against the Merger Agreement. Approval of the Second Merger and the Bank Merger by Stone Street's shareholders is not required under the NCBCA. Additionally, under the NCBCA, CCB shareholder approval of the Merger, the Second Merger and the Bank Merger is not required.

     As of May 31, 1999, the executive officers and directors of Stone Street, together with their affiliates, beneficially owned, directly or indirectly, or were otherwise entitled to vote, a total of 340,129 Stone Street shares (excluding 84,401 shares subject to the outstanding vested stock options). This amount equals approximately 20.76% of all shares of Stone Street Common Stock outstanding and entitled to vote on that date. Non-employee directors beneficially own or are otherwise entitled to vote 277,844 (16.96%) and executive officers beneficially own or are otherwise entitled to vote 62,285 (3.80%) of these shares.


     SOLICITATION, REVOCATION AND USE OF PROXIES. A PROXY CARD IS ENCLOSED FOR YOUR USE. YOU ARE SOLICITED ON BEHALF OF STONE STREET'S BOARD OF DIRECTORS TO COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ACCOMPANYING, POSTAGE-PREPAID ENVELOPE.


     You have three choices of how to vote. By checking the appropriate box on the proxy card you may:


     o vote "FOR" the Merger Agreement;


     o vote "AGAINST" the Merger Agreement; or


     o "ABSTAIN" from voting "for" or "against".


     Because we need a majority of all outstanding Stone Street shares to vote FOR the Merger Agreement, if you neither submit a proxy nor vote in person at the Special Meeting, you will, in effect, have voted AGAINST the Merger Agreement and Stone Street's acquisition by CCB. In addition, if you submit a proxy card in which you abstain from voting, that will also be, in effect, a vote AGAINST the proposal, although your shares will be counted toward the required quorum for the Special Meeting.


     You may revoke your proxy before it is voted at the Special Meeting by delivering a written notice of revocation to the Secretary of Stone Street, Sandra M. Hadley, 232 South Main Street, Mocksville, North Carolina 27028, by submitting a subsequently dated proxy, or by attending the Special Meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the Special Meeting will be voted as indicated on the proxy. Where specific instructions are not given, the proxy will be voted "FOR" the Merger Agreement and the acquisition of Stone Street by CCB. We are not aware of any other business to be acted upon at the Special Meeting. By completing and returning the proxy card, you will have granted the proxyholders discretionary authority to vote on any other matter that may properly come before Special Meeting in accordance with their best judgment.


     The expense of preparing, printing and mailing this Proxy Statement - Prospectus will be shared by Stone Street and CCB. In addition to the use of mails, proxies may be solicited personally or by telephone by regular employees of Stone Street without additional compensation. Stone Street will reimburse banks, brokers and other custodians, nominees and fiduciaries for their cost in sending the proxy materials to the beneficial owners of Stone Street Common Stock.



                         STONE STREET BANCORP'S MERGER
                        INTO CCB FINANCIAL CORPORATION


     THE FOLLOWING INFORMATION DESCRIBES MATERIAL ASPECTS OF THE PROPOSED TRANSACTIONS IN WHICH CCB FINANCIAL CORPORATION WOULD ACQUIRE STONE STREET BANCORP, INC. AND THE CONVERSION OF STONE STREET COMMON STOCK INTO CCB COMMON STOCK AND/OR CASH UNDER THE MERGER AGREEMENT. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A, AND YOU ARE ENCOURAGED TO READ IT IN ITS ENTIRETY.



AMENDMENT OF MERGER AGREEMENT


     The Merger Agreement was initially executed as of April 13, 1999. The Boards of Directors of the parties subsequently agreed to amend and restate the Merger Agreement in the form attached as Appendix A to this Proxy Statement - Prospectus to reduce the number of Stone Street shares that may be tendered for cash from 20% to 18% of Stone Street's total outstanding stock, to clarify the procedures for making cash elections, to provide for the priority of the Employee Stock Ownership Plan of SSB Bank in the cash election process, and to make certain other changes in the procedures for completing the acquisition transactions. Neither Board of Directors believes that such amendments have any effect upon their conclusions described below in "Background of and Reasons for the Merger" and "Recommendation of the Stone Street Board".



GENERAL; EXCHANGE RATIO


     The Merger Agreement provides for the Merger of CCBFC, a subsidiary of CCB, into Stone Street to be followed immediately by the Second Merger of Stone Street into CCB. Immediately thereafter, SSB Bank will be merged into CCB Bank in the Bank Merger. At the time the Merger becomes effective, each share of Stone Street Common Stock (excluding shares held by Stone Street, CCB or their subsidiaries other than as a fiduciary or as security for debts previously contracted) will be converted into the right to receive EITHER a fraction of a share of CCB Common Stock (and the same fraction of an attached preferred stock purchase right (a "CCB Right")) OR an amount of cash calculated under the exchange ratio specified in the Merger Agreement (the "Exchange Ratio"). So long as that ten-day closing price is $44.52 or more, but not more than $60.24, each Stone Street share will be converted into that portion of a share of CCB Common Stock (and an attached CCB Right) equal to $21.37 divided by the average closing price for a CCB share on the New York Stock Exchange ("NYSE") over the ten trading days ending on the last trading day before the Merger is completed. Because the Exchange Ratio is based on this ten-day average closing price, the exact portion of a share or amount of cash you would receive will not be determinable until the day the Merger occurs. The Merger Agreement provides, however, that each Stone Street share will be converted into no less than .3548 and no more than .48 of a CCB share (and the portion of a CCB Right). It also provides that the payment to a Stone Street shareholder who elects to receive cash rather than CCB stock for a Stone Street share will receive no less than
 .3548 and no more than .48 times the ten-day average closing price used to calculate the Exchange Ratio. CCB will not be obligated and does not intend to purchase more than 18% of Stone Street's outstanding shares for cash. Additionally, a Stone Street shareholder may NOT elect to receive CCB shares for some of their Stone Street shares and cash for other of their Stone Street shares. You should obtain information on the trading value of CCB shares and Stone Street shares that is more recent than that provided in this Proxy Statement - Prospectus.


     The Merger Agreement also provides that at the time the Merger becomes effective, all outstanding options to acquire Stone Street Common Stock ("Stone Street Options") under Stone Street's Stock Option Plan ("Stone Street Option Plan"), whether or not then exercisable, will be converted into (at the Exchange Ratio discussed above) and will become options to acquire shares of CCB Common Stock (with attached CCB Rights). CCB will assume Stone Street's obligations with respect to each Stone Street Option under the terms of the Stone Street Option Plan and the related option agreement.


     As of the Record Date, Stone Street had 1,638,452 shares of its Common Stock outstanding. Assuming no Stone Street shares are tendered for cash, CCB will issue from 581,322 to 768,456 shares of its Common Stock in exchange for Stone Street's outstanding stock.



TREATMENT OF FRACTIONAL SHARES


     No fraction of a share of CCB Common Stock (or any fraction of a CCB Right) will be issued in connection with the Merger. Each Stone Street shareholder who otherwise would be entitled to receive a fraction of a share of CCB stock upon the conversion of that shareholder's share of Stone Street Common Stock at the time the Merger is effective will receive, in lieu thereof, cash (without interest) in an amount equal to that fraction multiplied by the "market value" of one whole share of CCB Common Stock as of the time the Merger is effective (or in the case of a Stone Street Option, on the date of exercise). "Market value" means the closing price of CCB Common Stock on the NYSE on the last trading date preceding the completion of the Merger (or, in the case of a Stone Street Option, the date of exercise). No Stone Street shareholder will be entitled to any dividend or other distribution or any voting or other rights as a shareholder with respect to any fractional share of CCB Common Stock.



BACKGROUND OF AND REASONS FOR THE MERGER


     STONE STREET.


     Stone Street's Board of Directors held a special planning meeting on January 3, 1999. At that meeting the Board considered a broad range of possible strategies for enhancing shareholder value. Among other things, the Board discussed opportunities to deploy capital, growth opportunities, SSB Bank's management and staff resources, and management succession. In the course of the meeting, the directors questioned whether Stone Street should also inform itself about the possibility that it might combine with or be acquired by another company, as an alternative to other strategies. After discussion, the Board decided that Stone Street should seek the advice of an independent financial advisor while continuing to pursue strategies as an independent company.


     As the Board instructed, J. Charles Dunn, President of Stone Street and SSB Bank, consulted Orr Management Company ("Orr Management"). Orr Management made a detailed presentation to Mr. Dunn regarding its qualifications and various strategic issues.


     On January 23rd, representatives of Orr Management met with the Board of Directors and presented an overview of the North Carolina financial services industry, including the current operating environment and trends, general trends affecting acquisition pricing for community banks and thrifts, Orr Management's analysis of potential acquirers, a projected acquisition valuation range for Stone Street's shares, and an assessment of Stone Street and its prospects. Following this meeting, the Board directed management to engage Orr Management to provide financial advice to Stone Street and to explore possible strategies.


     Orr Management compiled information about Stone Street and prepared an offering package to be distributed to companies that it identified. Orr Management then contacted all companies that it believed might have an interest in combining with or acquiring Stone Street. After discussions with twelve companies, offering packages were delivered to ten companies.


     After it was determined that all companies that might be interested in acquiring Stone Street had been contacted and encouraged to submit proposals, the Board of Directors met to review the proposals received in a meeting held on March 3, 1999. On that occasion, legal counsel met with the Board and advised the directors respecting legal, regulatory and fiduciary obligations of directors in connection with strategic transactions such as mergers and acquisitions.


     At the March 3rd meeting, Orr Management advised the Board that the banking industry is in the process of consolidation, that in its view the prices that acquirers are willing to pay for savings institutions are trending downward and that the prices that acquirers are willing to pay for small, highly capitalized companies are also trending downward. Orr Management then advised the Board that it had received two proposals and that CCB's proposal was the more favorable one to Stone Street's shareholders both in amount and because CCB was willing to exchange CCB shares for Stone Street shares. Orr Management then provided the Board with a summary of the key provisions of CCB's proposal and other relevant information, including:


   o the financial terms of CCB's proposal ;


   o the fact that Stone Street shareholders could elect to convert their shares into CCB shares in a tax-free exchange;


   o a comparison of CCB's proposed terms with comparable recent transactions;

   o information about CCB's business, financial condition, results of operations and prospects;


   o the fact that the proposed exchange ratio would be based on a price that was lower than Orr Management's initial estimate of value provided to the Board at the January 23rd meeting; and


   o its conclusion that the proposed terms were fair to Stone Street's shareholders from a financial point of view.


     Of the two proposals received, the CCB proposal was the higher and better offer in the opinion of Orr Management. Although the price received was below the range of values that it had first suggested, Orr Management concluded that CCB's proposal was the outcome of an auction process in which all potential bidders had been encouraged to participate. Orr Management advised the Board that the proposal was the best offer obtainable in the marketplace and that it represented a fair proposal to Stone Street and its shareholders.


     The Board and Orr Management reviewed Stone Street's prospects if it elected to remain an independent company. This included consideration of the competitive environment, economic conditions, and the North Carolina and the national economies and the banking and financial services sectors. With assistance from Orr Management, the Board of Directors evaluated these financial and market considerations in order to determine whether to recommend to the shareholders that Stone Street should agree to be acquired by CCB.


     At a meeting on April 8, 1999, the Board reviewed its prior considerations and concluded that the terms of the initial Merger Agreement, including the purchase price, were the result of arm's-length negotiations and that entering into the initial Merger Agreement was in the best interests of Stone Street and its shareholders. The Board's conclusion was based on the directors' consideration of the following factors:


   o the financial terms of the initial Merger Agreement;


   o a comparison of the terms of the initial Merger Agreement with comparable transactions in North Carolina and elsewhere;


   o information concerning the business, financial condition, results of operations and prospects of Stone Street and CCB;


   o competitive factors and trends toward consolidation in the banking industry;


   o the Board's review with its legal and financial advisors, of the provisions of the initial Merger Agreement, including the expected tax-free exchange treatment of shareholders electing to receive CCB shares;


   o Orr Management's opinion that the consideration to be received under the initial Merger Agreement is fair from a financial point of view to the holders of Stone Street's Common Stock;


   o alternatives to acquisition, including continued operation as an independent company, in light of the economic conditions and prospects of Stone Street and North and South Carolina's banking markets and the competitive environment and the economy generally; and


   o the value to be received by holders of Stone Street shares in relation to the historical trading prices, book value and earnings per share of Stone Street Common Stock.


The Board of Directors also considered provisions made for benefits to employees, management and members of the Board. The Board concluded that those terms were fair and reasonable.


     While Stone Street's directors individually considered the foregoing and other factors, the Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Board collectively made its determination with respect to the initial Merger Agreement based on the unanimous conclusion reached by its members, in light of the factors that each of them considered appropriate, that the initial Merger Agreement is in the best interests of Stone Street's shareholders.


     CCB.


     CCB's Board of Directors has developed a long-range strategic plan to increase shareholder value that includes expanding CCB's geographic markets and increasing its presence in its existing markets. The Board's view is that although growth through new branch offices and other means are viable strategies to be pursued, acquisitions of profitable, well-managed financial institutions are the most effective means for expanding CCB's markets and market presence. For the reasons discussed below, CCB's Board has concluded that the acquisition of Stone Street fits into the Board's long-range plan for enhancing shareholder value through growth.


     In reaching its conclusion that the acquisition transactions are fair to, and in the best interests, of CCB's shareholders, the Board of CCB consulted with legal, financial and accounting advisors, as well as CCB's management, and considered without assigning any relative or specific weights, a number of factors, including the following:


   o the information presented to the directors by CCB's management concerning the business, operations, earnings and financial condition of Stone Street, including the composition of its earning assets portfolio;


   o the pro forma and prospective financial impact of the acquisition upon CCB;


   o the assumptions and methodologies used in setting the exchange ratio and cash payment range and the other financial terms of the Merger Agreement;


   o the likelihood of the acquisition being approved by applicable regulators without undue conditions or delay;


   o the enhanced opportunities for competitiveness and growth that the acquisition may make possible in the market in which Stone Street operates;


   o the location of Stone Street within the Interstate 85/Interstate 40 urban corridor of North Carolina and South Carolina which is the area in which CCB's branch network is concentrated;


   o the expectation that the acquisition will be tax-free for federal income tax purposes; and


   o the current and prospective economic and competitive environments facing financial institutions, including CCB.



RECOMMENDATION OF THE STONE STREET BOARD


     The Board of Directors of Stone Street has unanimously adopted the Merger Agreement, and believes that the acquisition of Stone Street by CCB is fair to, and in the best interests of, Stone Street and its shareholders. Stone Street's Board of Directors, therefore, unanimously recommend that you vote "FOR" approval of the Merger Agreement. In making its recommendation, the Board has considered, among other things, the opinion of Orr Management that the Merger is fair to Stone Street's shareholders from a financial point of view. See "Opinion of Stone Street's Financial Advisor" immediately below.

OPINION OF STONE STREET'S FINANCIAL ADVISOR


     On February 1, 1999, Stone Street retained Orr Management to render to its Board of Directors a written opinion to Stone Street's shareholders as to the fairness, from a financial point of view, of the terms of any acquisition proposal the Board considered. No limitations were imposed by Stone Street upon Orr Management with respect to rendering its opinion.


     The full text of Orr Management's written opinion, dated as of June 22, 1999, is attached as Appendix B hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and the qualifications and limitations on the review undertaken by Orr Management in connection with its opinion. Orr Management's opinion does not constitute a recommendation to any Stone Street shareholder as to how you should vote at the Special Meeting.


     Stone Street selected Orr Management as its investment banker on the basis of Orr Management's expertise in merger and acquisition advisory services. Orr Management is an investment banking firm whose principals have over 75 years of combined banking experience and have been involved in over 40 bank-related mergers and acquisitions.


     In arriving at its opinion, Orr Management reviewed, among other things:
(i) the initial and the current Merger Agreement; (ii) certain publicly available information concerning Stone Street and CCB, including their respective Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 1998 and their respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999; (iii) certain available financial forecasts concerning the business and operations of Stone Street and CCB; and
(iv) certain publicly available information with respect to other companies that Orr Management believes to be comparable in certain respects to Stone Street and CCB and the trading markets for such other companies' securities.


     In its review and analysis, Orr Management assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or that was publicly available, and did not attempt to independently verify nor assume responsibility for verifying any such information. With respect to the financial forecasts it reviewed, Orr Management assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Stone Street or CCB, as applicable. Orr Management expresses no opinion with respect to such forecasts or the assumptions on which they are based. Orr Management has not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Stone Street or CCB.


     The following summary of the analyses made and matters considered by Orr Management in arriving at its opinion does not purport to be a complete description of those analyses or matters. You should review its written opinion, attached as Appendix B, for a fuller understanding of the opinion.


     In addressing the fairness, from a financial point of view, of the consideration to be issued by CCB to Stone Street's shareholders, Orr Management addressed various matters relating to the Merger, including: (i) how the Merger compares to similar bank transactions; (ii) the financial impact of the Merger on the shareholders of Stone Street; and (iii) whether CCB's operations and market value are of similar value to other acquirors in similar transactions. To address the impact of the Merger transaction, Orr Management reviewed analyses of recently announced bank acquisitions, Stone Street's contribution to CCB after Stone Street's combination with CCB, its analysis of shareholders' claims on the combined entity, a present value analysis of Stone Street's Common Stock on a stand-alone basis, and CCB's operations and stock value compared to its peers. In summary, Orr Management reached the conclusions that the terms of the Merger are comparable to similar bank transactions, the financial impact of the Merger on the shareholders of Stone Street is positive and fair, and CCB's operations and stock value are well within the range of comparable acquirors in the industry.

     Orr Management employed a variety of methodologies in its analyses, including analyses of the financial impact of the Merger based on a pro forma contribution analysis, a shareholders' claims analysis, and a discounted dividend analysis. The pro forma contribution analysis looked at the financial impact of the Merger on certain balance sheet and income statement items. Such analysis included calculations, among others, that showed the percentage contributions of Stone Street and CCB to the total equity capital of the combined entity would be 3.91% and 96.09%, respectively; and the percent of contribution to market capitalization at June 1, 1999, would be 1.50% by Stone Street and 98.50% by CCB.


     SHAREHOLDERS' CLAIMS ANALYSIS. In its shareholders' claims analysis, Orr Management calculated an earnings per share claims analysis (including a 50% savings factor). It concluded that the Merger would result in an increase of 50.56% in the earnings per share (basic) per Stone Street share. In Orr Management's dividend claims analysis conducted as part of its shareholders' claims analysis, it concluded that, based on CCB's annualized first quarter 1999 dividend of $.26 per share of CCB Common Stock, the equivalent dividend per share (basic) for each share of Stone Street would increase by 12.77% at the highest Exchange Ratio value ($60.24), and would decrease by 4.26% at the lowest Exchange Ratio value ($44.52).


     DISCOUNTED DIVIDENDS ANALYSIS. Orr Management's discounted divided analysis compared Stone Street's current stock value per share to the value of the portion of a share of CCB Common Stock into which such Stone Street share would be converted in the Merger. The five-year financial projections and assumptions on which this analysis was based were supplied by Stone Street. Orr Management discounted Stone Street's projected dividends at rates of 12%, 14%, and 16% and assumed a take out value of Stone Street stock at the end of year five based on price-to-earnings multiples of 16, 18, and 20. The discounted values ranged from a low of $14.31 per share to a high of $20.08 per share of Stone Street Common Stock. The analysis revealed that the assumed value per share of Stone Street Common Stock in the Merger ($21.37) is higher than the projected value to be achieved from holding the shares of Stone Street Common Stock through the end of the analysis period.


     COMPARABLE BANK TRANSACTIONS ANALYSIS. Orr Management reviewed 15 comparable bank transactions involving sellers with assets of less than $500 million announced during the period of July 1994 through December 1998. It considered the prices paid in these transactions as a multiple of book values and earnings and reviewed other data in connection with these transactions, including the amount of total assets, the return on average assets and the return on average equity of the acquired institutions. Orr Management then compared this data to that of Stone Street and the value to be received by Stone Street's shareholders in the Merger.


     These comparable bank transactions showed a range of transaction values as multiples of book value per share from a low of 1.02 times to a high of 2.34 times and an average of 1.60 times. The range of transaction values as multiples of earnings per share revealed a low of 10.9 times to a high of 38.1 times and an average of 23.9 times. The acquisition multiple of Stone Street's 1999 year-end projected book value under the terms of the Merger Agreement was
1.23 times and the multiple of 1999 projected earnings per share was 20.1 times.


     No company or transaction used in the above analyses as a comparison is identical to Stone Street or CCB. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis in and of itself does not necessarily provide meaningful intercompany comparisons.


     Orr Management will receive a fee of approximately $400,000 in connection with the acquisition transactions. The payment of this fee is contingent upon consummation of the acquisition. Stone Street has also agreed to reimburse legal and other reasonable expenses and to indemnify Orr Management and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including certain liabilities under securities laws.

EFFECTIVE TIME OF THE MERGER


     Subject to the conditions to Stone Street's and CCB's obligations to complete the acquisition, the Merger will become complete and effective at the time established in Articles of Merger accepted for filing by the North Carolina Secretary of State (the "Effective Time"). The Second Merger and the Bank Merger will occur immediately thereafter.


     We cannot assure you that all necessary shareholder and regulatory approvals can be obtained or that all conditions to the acquisition can or will be satisfied. Stone Street and CCB anticipate that all conditions will be satisfied and all necessary approvals will be received so that the Merger and the other acquisition transactions can be completed on or about October 1, 1999.


     The Board of Directors of either Stone Street or CCB generally may terminate the Merger Agreement if the Merger does not occur on or before December 31, 1999, unless extended by the written agreement of the parties to the Merger Agreement.



CASH ELECTION FORM


     Accompanying this Proxy Statement - Prospectus is a Cash Election Form for your use if you desire to receive cash for your shares of Stone Street Common Stock rather than CCB Common Stock. You may NOT elect to receive cash for less than all of the shares of Stone Street Common Stock you hold of record immediately prior to the Effective Time. If you own Stone Street shares at that time that are held of record for your benefit by a nominee (e.g. held in "street name") or other fiduciary, you may instruct the nominee or other fiduciary to elect to receive cash for all such Stone Street shares. An Instruction Form for this purpose also accompanies this Proxy Statement - Prospectus. IF YOU DO NOT DESIRE TO RECEIVE CASH FOR YOUR STONE STREET SHARES, YOU SHOULD NOT RETURN A CASH ELECTION FORM OR DELIVER AN INSTRUCTION FORM TO THE NOMINEE OR OTHER FIDUCIARY HOLDING YOUR SHARES. IF A CASH ELECTION FORM IS NOT RETURNED AS SPECIFIED WITH RESPECT TO YOUR STONE STREET COMMON STOCK, YOU WILL RECEIVE CCB COMMON STOCK FOR YOUR STONE STREET SHARES.


     If you desire to receive cash consideration in the Merger, you should (or you should instruct the nominee or other fiduciary holding Stone Street shares on your behalf to):


     o Complete each applicable item in the Form;


     o Sign and date the Form; and


   o Return the Form to Registrar and Transfer Company, as Exchange Agent for the Merger, at the address shown on the Form before the required return date.


     By completing, executing and returning a Cash Election Form in a timely manner, upon CCB's acceptance of your returned Form, you (or your nominee or other fiduciary acting on your behalf) will have entered into a binding and irrevocable agreement to tender the shares of Stone Street Common Stock specified in the Form to CCB for cash and not CCB shares. Should you (or a nominee or other fiduciary acting on your behalf) later deliver a Transmittal Letter (as defined in "Distribution of Consideration" immediately below) that is in conflict with the Cash Election Form you or such nominee or other fiduciary delivered, the Cash Election Form will take precedence and be controlling as to the shares specified in that Form.


     CCB is not obligated and does not intend to purchase for cash more than 18% of Stone Street's Common Stock outstanding as of the Effective Time. If more than 18% of Stone Street's outstanding shares (anticipated to be 294,921 shares as of the Effective Time) are tendered for cash, CCB will purchase all of the shares tendered for cash by SSB Bank's Employee Stock Ownership Plan (expected to be 146,004 shares or approximately 9% of Stone Street's total shares) and a proportionate amount of the remaining shares tendered. For example, if 18% of Stone Street's stock outstanding at the Effective Time equals 300,000 shares and

400,000 shares are tendered for cash, CCB will pay cash for the 146,004 shares tendered for cash by the Employee Stock Ownership Plan and for approximately 61% of all other shares tendered for cash. The remaining 39% of such other shares will be converted into shares of CCB Common Stock.


     The completion and return of a Cash Election Form by you or a nominee or other fiduciary acting on your behalf is not a decision by you on how you will vote on the Merger Agreement and a returned Cash Election Form does not constitute a proxy. Whether or not you or a nominee or other fiduciary acting on your behalf complete and timely return a Cash Election Form, you may vote FOR, AGAINST or ABSTAIN from voting on the Merger Agreement.


     Your receipt of cash for a Stone Street share in the Merger may subject you to different federal income tax consequences than would occur if the share were exchanged for a portion of a share of CCB Common Stock. See "Federal Income Tax Consequences of the Acquisition" (Pages 35 to 37).



DISTRIBUTION OF CONSIDERATION


     As soon as reasonably practicable after the Effective Time, CCB will cause Registrar and Transfer Company, as the Exchange Agent for the Merger, to mail to each holder of record of Stone Street shares immediately prior to the Effective Time (each, a "Record Holder") written instructions and transmittal materials (collectively, the "Transmittal Letter") for use in surrendering certificates representing shares of Stone Street Common Stock outstanding at the Effective Time to the Exchange Agent.


     YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE TRANSMITTAL LETTER.


     Upon the surrender to the Exchange Agent of certificates for Stone Street Common Stock, together with a properly completed Transmittal Letter, CCB will issue and the Exchange Agent will mail to each Record Holder the certificates for shares of CCB Common Stock or the cash payment to which the Record Holder is entitled. CCB will not be obligated to deliver the consideration to which a Record Holder is entitled as a result of the Merger until the Record Holder surrenders such Record Holder's certificates for Stone Street Common Stock together with a properly completed Transmittal Letter. If a dividend or distribution is declared by CCB on its Common Stock as of a record date that is at or after the Effective Time, the declaration will include dividends or other distributions on shares of CCB Common Stock issuable pursuant to the Merger Agreement. No dividend or other distribution payable after the Effective Time with respect to CCB Common Stock will be paid to any Record Holder of any unsurrendered certificates for Stone Street shares until the Record Holder properly surrenders those certificates. When such certificates are properly surrendered, a certificate for the CCB shares, together with all undelivered dividends or other distribution, if any (without interest), or the cash payment distributable with respect to such Stone Street certificate will be delivered and paid.


     In the event any certificate for Stone Street shares outstanding at the Effective Time has been lost, stolen or destroyed or is otherwise missing, the Exchange Agent will deliver for such Stone Street certificate the cash payment or a certificate representing the CCB Common Stock to which the Record Holder is entitled in accordance with and upon compliance with the conditions imposed by the Exchange Agent or CCB pursuant to applicable North Carolina law. These conditions will include, without limitation, a requirement that the Record Holder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and CCB.


     At the Effective Time, the stock transfer books of Stone Street will be closed to the Record Holders, and no transfer of Stone Street shares by them will thereafter be made or recognized.

REQUIRED SHAREHOLDER APPROVAL


     The Merger pursuant to the Merger Agreement must be approved by Stone Street's shareholders. The NCBCA does not require approval of the Second Merger or the Bank Merger by the current Stone Street shareholders or the approval of any of the acquisition transactions by CCB's shareholders. Under the NCBCA, an affirmative vote at the Special Meeting of the holders of a majority of the shares of Stone Street Common Stock outstanding on the Record Date is required to approve the Merger Agreement. The Merger Agreement provides that such approval is a condition to the completion of the acquisition.



REGULATORY APPROVALS


     The acquisition transactions may not be completed in the absence of required regulatory approvals. Applications for the approvals described below have been submitted to the appropriate regulatory authorities. All approvals, other than the approvals of the Federal Deposit Insurance Corporation ("FDIC") and the North Carolina Banking Commission (the "Banking Commission"), have been received. CCB and Stone Street are not aware of any reason why the approvals of the FDIC and the Banking Commission will not be received. The FDIC's approval is expected to be received in August, 1999, and the Banking Commission's approval is expected by September 23, 1999. Receipt of those approvals by those times will permit the Merger and other acquisition transactions to be completed on October 1, 1999.


     The Merger and Second Merger are subject to prior approval by the Board of Governors of the Federal Reserve Board ("Federal Reserve"). As permitted by federal law, CCB requested that the Federal Reserve waive primary jurisdiction over the approval of these transactions and allow the FDIC, which otherwise would have considered only the Bank Merger, to take primary federal jurisdiction over the acquisition transactions as a whole. The Federal Reserve granted such waiver.


     The acquisition transactions are subject to approval by the FDIC. In evaluating these transactions, the FDIC is required to take into consideration, among other factors, the financial and managerial resources and future prospects of CCB and its financial institution subsidiaries following the completion of the acquisition and the convenience and needs of the communities to be served. Applicable federal law prohibit the FDIC from approving the acquisition if:


   o it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or


   o its effect in any section of the country may be to substantially lessen or tend to create a monopoly, or it would in any other manner result in a restraint of trade, unless the FDIC finds that the anti-competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the acquisition in meeting the conveniences and needs of the communities served.


In addition, the FDIC must take into account the record of performance of SSB Bank and CCB's financial institution subsidiaries in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, they serve.


     The acquisition transactions may not be completed until the 30th day (which we anticipate the FDIC will reduce, in accordance with federal law, to the 15th day) following the date of the FDIC's approval. The waiting period affords the United States Department of Justice an opportunity to challenge the acquisition on antitrust grounds. We do not believe that the acquisition raises any substantial antitrust concerns.


     The Bank Merger is also subject to the approvals of the Banking Commission and the North Carolina Administrator of Savings Institutions (the
"Administrator") under applicable North Carolina law. Applications were filed with both these regulators. The approval of the Administrator has been received. It is expected that the Banking Commission's approval will be received by September 23, 1999.

     We are not aware of any regulatory or other governmental approvals or action required to complete CCB's acquisition of Stone Street except those described in this Proxy Statement - Prospectus. Should any other approval or action be required, it is presently contemplated that such approval or action will be sought.


     The receipt of all required regulatory approvals is a condition to CCB's and Stone Street's obligations to complete the acquisition. Further, under the Merger Agreement, any regulatory approval that imposes any condition or requirement which would so substantially and adversely impact the economic and business benefits of the acquisition to CCB or Stone Street as to render the completion of the acquisition inadvisable in the judgment of the Board of Directors of CCB or Stone Street could necessitate an amendment to the Merger Agreement and a resolicitation of your approval or could result in a termination of the Merger Agreement.



CONDITIONS TO COMPLETION OF THE MERGER


     The completion of the Merger and the other acquisition transactions is subject to various conditions set forth in the Merger Agreement, including:


   o approval of the Merger Agreement by the shareholders of Stone Street;


   o receipt of all regulatory approvals required for the completion of the Merger, the Second Merger and the Bank Merger;


   o the registration statement with respect to the offering of the CCB Common Stock and attached CCB Rights to be issued to Stone Street's shareholders being declared effective under the Securities Act of 1933, as amended (the "1933 Act");


   o the absence of any legal proceeding enjoining or prohibiting the acquisition, that would have a material adverse effect on Stone Street or CCB, that seeks to restrain or prohibit the acquisition or that seeks substantial monetary relief from one or more of the parties;


   o approval of the CCB Common Stock to be issued in the Merger for listing on the NYSE;


   o receipt by each of Stone Street and CCB from the legal counsel of the other of written legal opinions addressing such legal matters as it may reasonably request;


   o receipt by Stone Street and CCB of an opinion of KPMG LLP, tax advisors to CCB, of a written opinion to the effect that the acquisition transactions will qualify as a tax-free reorganization under the Internal Revenue Code;


   o the satisfaction by each of Stone Street and CCB of all its agreements and covenants under the Merger Agreement;


   o receipt by Stone Street of a written opinion of Orr Management as to the fairness of the Merger to Stone Street's shareholders from a financial point of view;


   o receipt by CCB of an agreement from each affiliate of Stone Street regarding post-Merger transactions by the affiliate in CCB shares;


   o the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of Stone Street and CCB in the Merger Agreement; and


   o satisfaction of certain other conditions such as the delivery of various certifications by executive officers of Stone Street and CCB.


     We cannot assure you as to when or if all conditions to the completion of the Merger and the other acquisition transactions can or will be satisfied or waived by the party entitled to do so. As of the date of this

Proxy Statement - Prospectus, CCB has received all required regulatory approvals other than the approval of the FDIC and the Banking Commission.


     Except in limited circumstances, in the event the acquisition is not completed by December 31, 1999, the Merger Agreement may be terminated and the acquisition abandoned by the Board of Directors of either Stone Street or CCB.



WAIVER, AMENDMENT AND TERMINATION


     To the extent permitted by law, the Merger Agreement may be amended before or after the special meeting by a written agreement approved by CCB's and Stone Street's Boards of Directors. No amendment, however, that reduces or modifies in any material respect the consideration to be received by Stone Street's shareholders in the Merger may be made without the approval of those shareholders.


     Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party entitled to the benefit of that provision so long as such waiver would not result in the violation of any law or governmental rule, regulation or order. No waiver will be effective unless made in writing.


     The Merger Agreement may be terminated and the acquisition abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger by Stone Street's shareholders, in a number of instances:


   o by the mutual consent of the Boards of Directors of CCB and Stone
     Street;


   o by CCB or Stone Street if any representation or warranty of the other in the Merger Agreement is inaccurate and such inaccuracy cannot be cured within 30 days after the terminating party gives notice thereof;


   o by CCB or Stone Street if the other materially breaches any of its covenants or agreements in the Merger Agreement and does not cure such breach within 30 days after the terminating party gives notice thereof;


   o by CCB or Stone Street if a required regulatory approval of any acquisition transaction is denied by a final nonappealable order or if such denial is not timely appealed;


   o by CCB or Stone Street if any regulatory approval contains any condition or requirement which would so substantially and adversely impact the economic or business benefits of the acquisition to CCB or Stone Street, as applicable, as to cause its Board of Directors to reasonably conclude that the completion of the acquisition would not be in its and its shareholders' best interests;


   o by CCB or Stone Street if a legal action is filed seeking to restrain any of the proposed transaction or seeking to obtain material money damages for the shareholders of CCB or Stone Street (unless the other party wishes to nonetheless proceed with the acquisition and provides a legal opinion that the injunctive action would not deprive CCB or Stone Street of the material benefits of the acquisition or the damages action would not result in substantial liability for any director of the other party); and


   o by CCB or Stone Street if the acquisition is not completed by December 31, 1999.


     If the Merger Agreement is terminated and the acquisition abandoned for one of the above reasons, the Merger Agreement will become void and have no effect, except that certain of its provisions relating to expenses, liability for breach, termination fees and confidentiality of information provided by the parties to each other will survive. A termination arising from an uncured willful or grossly negligent breach of the Merger Agreement will not relieve the breaching party from liability from such breach.

WRONGFUL TERMINATION, LIABILITY FOR BREACH AND TERMINATION FEE


     The Merger Agreement provides that if CCB or Stone Street wrongfully terminates or commits an uncured willful or grossly negligent breach of the Merger Agreement, it will pay the other party all of its costs incurred in negotiating and seeking to complete the acquisition, plus $250,000 in full compensation of damages incurred as a result of such wrongful termination or breach. Additionally, if CCB is the wrongfully terminating or breaching party, it will also pay all of Stone Street's direct costs incurred as a result of changes in the architectural or construction specifications of the branch currently under construction by SSB Bank (the "New Branch") that were requested by CCB in contemplation of the acquisition.


     If the Merger Agreement is terminated because Stone Street enters into a letter of intent or agreement to be acquired by a company other than CCB or if Stone Street enters into negotiations for such an acquisition and within twelve months after the termination of the Merger Agreement enters into a letter of intent or agreement with that company, Stone Street is required under the Merger Agreement to pay to CCB a termination fee of $1,225,500.



ENVIRONMENTAL PROVISIONS OF MERGER AGREEMENT


     The Merger Agreement provides that the consideration to be received by the Stone Street shareholders in the Merger may be reduced by the total projected cost of curing all indicated violations of environmental laws by Stone Street and SSB Bank and related remediation required by those laws in excess of $150,000, with the total reduction being limited to a maximum of $350,000. The Merger Agreement also provides that CCB may terminate the Merger Agreement and abandon the Merger if the total projected costs of such cure and remediation exceed $500,000.


     CCB has reviewed the assets of Stone Street and SSB Bank to determine whether violations of environmental laws requiring curative action and remediation are present. No such violations were found and CCB has waived its rights as described above to reduce the total consideration to be paid to the Stone Street shareholders and to terminate the Merger Agreement and abandon the Merger.



CONDUCT OF BUSINESS PENDING THE ACQUISITION


     Pursuant to the Merger Agreement, Stone Street generally has agreed that it will (or, as applicable, it will cause SSB Bank to):


   o operate its business in the usual and ordinary course as it operated during the two years ended April 13, 1999 and in a manner consistent with its policies and practices during those two years;


   o preserve intact its business organization and assets, use reasonable efforts to retain its key officers and employees, and maintain its rights and franchises;


   o give CCB notice of any event or circumstance of which it is aware that is reasonably likely to have material adverse effect on its business, assets or financial results or condition, that would prevent it from performing its agreements and covenants under the Merger Agreement, or that would cause or constitute a material breach of the Merger Agreement by it;


   o give CCB notice of any litigation or governmental proceeding initiated against it;


   o deliver its monthly financial statements to CCB;


   o promptly file all reports required to be filed by it with regulatory and other governmental authorities and provide copies of those reports to CCB;

   o use its best efforts to take all actions necessary or desirable to cause the acquisition to be lawfully completed as soon as reasonably practicable; and


   o consult with CCB prior to making a new loan in excess of 25% of SSB Bank's legal lending limit or purchasing or selling any assets with cost or book value in excess of $50,000 (except with respect to the New Branch).


     The Merger Agreement also provides that, prior to the Effective Time, neither Stone Street nor SSB Bank may, without CCB's consent:


   o amend its articles of incorporation, bylaws or other governing documents;


   o incur any additional indebtedness in excess of $100,000 except in the ordinary cause of business;


   o repurchase, exchange, redeem or acquire any Stone Street shares other than in the ordinary cause of business in connection with its benefit plans or the SSB Bank Employee Stock Ownership Plan;


   o declare or pay any dividend other than its regular quarterly cash dividend of up to $.1175 per share;


   o except pursuant to Stone Street Options outstanding on April 13, 1999, issue, sell, pledge or agree to issue, sell or pledge any shares of its Common Stock;


   o adjust, split, combine or reclassify any shares of its capital stock; grant any right to acquire any Stone Street Common Stock; or sell, lease, mortgage, otherwise dispose or encumber any shares of its capital stock;


   o purchase or agree to purchase any securities other than U.S. treasury or government agency securities, securities on which it forecloses or securities it receives in a fiduciary capacity;


   o increase the compensation or benefits of any of its employees except in the ordinary cause of business or as required by law; pay any retirement or pension allowance not required by its benefit plans; make any severance or termination pay or pay any bonus to any employee except as required by its written policies or agreements existing on April 13, 1999; enter into any severance agreement with any officer; grant any increase in fees or compensation to any of its directors; or voluntarily accelerate the vesting of any of Stone Street Options, any rights under SSB Bank's Management Recognition Plan or any other rights under any of its benefit plans;


   o enter into or amend any employment agreement that cannot be terminated at will at or after the Effective Time;


   o adopt or amend any of its benefit plans other than as required by or necessary under applicable law or make any distribution from any benefit plan except as required by law, the terms of the plan or in the ordinary course of business;


   o make any change in its tax or accounting methods or its systems of internal accounting controls, except as is necessary to conform to changes in applicable laws or accounting requirements;


   o commence any litigation except in the ordinary course of business or settle any litigation for material monetary damages or restrictions upon its operations;


   o except in the ordinary course of business, enter into, amend or terminate any material contract or waive, release, compromise or assign any material right or claim;

   o take any action that would materially and adversely affect the parties' abilities to obtain all required regulatory approvals and all other consents, approvals and waivers necessary to complete the acquisition; or


   o take any action that would materially and adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.



DIVIDENDS


     The Merger Agreement provides that Stone Street may declare and pay quarterly cash dividends in accordance with its prior practices at a rate not in excess of $.1175 per share. No such dividend may be declared for the quarterly period during which the Effective Time occurs unless the corresponding date for that quarter's dividend, if any, on CCB Common Stock occurs before the Effective Time. These provisions are intended to ensure that Stone Street's shareholders will receive only one dividend, whether from CCB or Stone Street, for the quarter in which the Effective Time occurs.



MANAGEMENT AND OPERATIONS AFTER THE ACQUISITION


     Upon completion of the acquisition transactions, Stone Street and SSB Bank will have been merged into CCB and CCB Bank and will no longer exist as independent entities. Mr. Dunn, President of Stone Street and SSB Bank, will become the Mocksville City Executive of CCB Bank as provided in his Amended and Restated Employment Agreement with CCB that will become effective upon completion of the acquisition.


     After the acquisition, the members of the Board of Directors of SSB Bank as of the Effective Time will be appointed to CCB Bank's Mocksville Advisory Board for terms of at least two years. Each will receive an annual advisory director's fee equal to the fee currently being paid by SSB Bank ($12,000).



EFFECT ON CERTAIN EMPLOYEES AND BENEFIT PLANS


     EFFECT ON STONE STREET OPTIONS. At the Effective Time, each Stone Street Option that is then outstanding, whether or not exercisable, will be converted into and become a right with respect to CCB Common Stock and attached CCB Rights, and from and after the Effective Time, CCB will assume each Stone Street Option in accordance with the Stone Street Option Plan and the stock option agreement which by it is evidenced:


   o CCB and the Compensation Committee of its Board of Directors will be substituted for Stone Street and the committee of Stone Street's Board administering the Stone Street Option Plan;


   o each Stone Street Option assumed by CCB may be exercised solely for shares of CCB Common Stock and attached CCB Rights;


   o the number of shares of CCB Common Stock and attached CCB Rights subject to such Stone Street Option will be equal to the number of shares of Stone Street Common Stock subject to such Stone Street Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded up to the nearest whole share of CCB Common Stock and attached CCB Right; and


   o the per share exercise price under each Stone Street Option will be adjusted by dividing that per share exercise price by the Exchange Ratio and rounding down to the nearest cent.


     EFFECT ON STONE STREET EMPLOYEES. Provided they remain employed by SSB Bank at the Effective Time, CCB Bank intends to offer continuing employment to a substantial portion of SSB Bank's employees. Each such employment of an SSB Bank employee will be "at-will". Nothing in the Merger Agreement obligates CCB Bank to offer such employment and no provision of the Merger Agreement should be deemed to constitute an employment offer or agreement or to restrict CCB Bank's right to terminate the employment of any SSB Bank employee at any time or for any reason satisfactory to CCB Bank.

     EMPLOYEE SEVERANCE. SSB Bank has in effect a Severance Plan under which each employee whose employment is terminated in connection with the acquisition will receive two weeks of regular compensation for each year of service, with a minimum severance payment of four weeks compensation and a maximum of two times annual compensation.


     Allen W. Carter and Marjorie D. Foster, the Senior Vice President and Vice President and Controller of Stone Street and SSB Bank, are each a party with SSB Bank to a Severance Agreement providing payments to them if their employment is terminated in connection with an acquisition of Stone Street. It is anticipated that Mr. Carter will terminate his employment at the time of the acquisition. It is also anticipated that Ms. Foster will remain in the employ of CCB Bank through the end of 1999. They are not entitled to also participate in SSB Bank's Severance Plan. Under their Severance Agreements, each will receive an amount equal to two times his or her average taxable annual compensation from SSB Bank over the five years ended December 31, 1998. On this basis, Mr. Carter will receive $167,390 upon the closing of the acquisition and Ms. Foster will receive $124,632 in January 2000.


     EMPLOYEE STOCK OWNERSHIP PLAN. The Merger Agreement provides that SSB Bank's Employee Stock Ownership Plan (the "ESOP") will be terminated immediately prior to the Effective Time. Upon such termination, each ESOP participant will become vested as provided by applicable federal laws. At and after the Effective Time, each participant will have the right or option either to receive the benefits to which he or she is entitled under the ESOP or to have such benefits "rolled" into a qualified individual retirement account or an appropriate CCB benefit plan. Those participants who elect to "roll" into a CCB benefit plan will enter that plan on the same basis and applying the same eligibility standards as would apply to CCB's employees as if the participant's prior service to Stone Street had been performed for CCB for qualification, participation and vesting, but not for funding, purposes.


     EMPLOYEE BENEFITS. All employees of Stone Street and SSB Bank who continue in the employ of CCB Bank after the acquisition shall be eligible to participate in the group hospitalization, medical, life, disability and similar benefit plans or programs of CCB and CCB Bank on the same basis and under the same terms available to the employees of CCB Bank. The Merger Agreement also provides that the overall level of benefits offered to the employees of Stone Street and SSB Bank will be no less than that offered to the employees of CCB Bank, and that for purposes of eligibility, qualification and vesting (but not for the purpose of calculating the amount of benefits under any plan or program), the employees of Stone Street and SSB Bank will receive credit for their prior periods of service with those companies. Further, CCB will waive any pre-existing condition limitations for conditions covered under an applicable Stone Street benefit plan, will honor any deductible and out-of-pocket expenses of employees of Stone Street and SSB Bank incurred during 1999 and prior to the Effective Time, and will waive any medical certification under CCB's group term life plan for such employees up to their term life insurance coverages under any Stone Street group term life plan existing at the Effective Time.


     All Stone Street employee benefit plans will be reviewed and appropriate amendments, consolidations or terminations will be made at or after the Effective Time. In the event any such plan is terminated by CCB or by Stone Street in connection with the acquisition transactions, its affected participants will be fully vested as required and in accordance with the Employees Retirement Income Security Act and the Internal Revenue Code, with each participant having the right to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into a qualified account or a CCB benefit plan, on the same basis and applying the same eligibility standards as would apply to employees of CCB Bank and as if such participant's prior service with Stone Street or SSB Bank had been performed on behalf of CCB Bank with respect to qualification, participation and vesting, but not for funding purposes.


     EMPLOYEE AND DIRECTOR AGREEMENTS. Following the Effective Time, CCB and CCB Bank will continue to honor, and will assume and perform in accordance with their terms, all deferred compensation, split dollar insurance, salary continuation, consulting and other compensation agreements between Stone Street and SSB Bank and any of their current or former employees, officers, or directors. The agreements include Retirement

Payment Agreements between SSB Bank and the members of its Board of Directors, a Supplemental Income Agreement between SSB Bank and Mr. Dunn, and a Supplemental Retirement Plan between SSB Bank and Mr. Dunn (but not Mr. Dunn's current Employment Agreement which will be amended and restated at the Effective Time as discussed in the following section).



INTERESTS OF CERTAIN PERSONS WITH RESPECT TO THE ACQUISITION


     Certain members of Stone Street's management and Board of Directors have interests in the acquisition transactions in addition to their interests as shareholders of Stone Street generally.


     EMPLOYMENT OF MR. DUNN. At the Effective Time, Mr. Dunn will enter into an Amended and Restated Employment Agreement with CCB Bank (the "Amended Employment Agreement"). Mr. Dunn will serve as the Mocksville City Executive of CCB Bank. He will receive initially an annual base salary of $122,935 with such future increases as the CCB Bank Board of Directors may determine. Additionally, the Amended Employment Agreement will provide that Mr. Dunn:


   o will be employed for an annually renewing three-year term (unless either he or CCB Bank revokes the automatic extension of the term), but in no event will the term continue after his 66th birthday;


   o shall participate in CCB's short-term and long-term incentive plans in a manner comparable to other CCB Bank executive employees of similar rank;


   o will be eligible to participate in all savings, pension and retirement plans generally available to executive employees of CCB Bank of similar rank and on a comparable basis;


   o will be eligible to participate in all medical, hospitalization, disability, group life and similar welfare benefits plans to the extent applicable generally to executive employees of CCB Bank;


   o will be entitled to a minimum of 20 paid vacation days per year and the number of days of paid disability, sick, and leave available under the policies of CCB Bank;


   o will receive reimbursement for all reasonable expenses in accordance with CCB Bank's policies in effect for its executive employees of similar rank; and


     o will be entitled to fringe benefits made available to CCB Bank's executive employees of similar rank.


     The Amended Employment Agreement will also provide that it may be terminated by CCB Bank as a result of Mr. Dunn's death or extended disability or with "cause" (generally, his willful and continued failure to perform his duties, his engagement in illegal conduct or gross misconduct, or his willful breach of the Agreement). Mr. Dunn will be able to terminate the Amended Employment Agreement for "good reason," which generally means:


   o the assignment to him of duties or responsibilities inconsistent with his position as Mocksville City Executive or any other action by CCB Bank which diminishes his authority, duties, prerogatives or responsibilities that is not insubstantial or inadvertent and that is not promptly remedied by CCB Bank;


   o any failure by CCB Bank to provide the agreed upon compensation and benefits that is not insubstantial or inadvertent and that is not promptly remedied by CCB Bank;


   o any requirement by CCB Bank that, without his consent, Mr. Dunn be based or required to conduct more than 10% of his activities at any location outside Davie County, North Carolina;


     o any wrongful termination of the Amended Employment Agreement by CCB; or

   o any failure by CCB Bank to cause any successor to it to expressly assume and agree to perform its obligations under the Amended Employment Agreement.


     In the event that Mr. Dunn's employment is terminated other than by reason of death, disability or "cause", or he terminates his employment for "good reason", he would continue to receive his then annual base salary for the otherwise then remaining term of the Amended Employment Agreement and would be entitled to continue to participate in CCB Bank's medical, hospitalization, disability, group life and similar welfare benefit plans. Should Mr. Dunn be terminated as a result of continued disability he would continue to receive his then annual base salary for the otherwise then remaining term of the Amended Employment Agreement, less any disability payments to him from any CCB Bank disability plan, and would be entitled to continued participation in CCB Bank's welfare benefit plans.


     Under the Amended Employment Agreement, in the event of a "change of control" of CCB or CCB Bank to which Mr. Dunn does not consent, Mr. Dunn's employment term will be extended automatically through the third anniversary of the change of control and his annual base salary will be increased by at least 6% each twelve month period of that extended term.


     In addition to the foregoing, the Amended Employment Agreement will contain certain confidentiality and noncompete provisions which will impact Mr. Dunn's ability to compete with CCB Bank at any time he is receiving compensation and benefits from CCB Bank under the Agreement.


     MANAGEMENT RECOGNITION PLAN. In connection with the 1996 conversion of SSB Bank from a mutual to a stock savings bank and the formation of Stone Street, certain employees and directors of SSB Bank were granted shares of Stone Street Common Stock under SSB Bank's Management Recognition Plan (the "MRP Plan"). In March of 1999, certain directors received additional grants of 200 shares. Participants are entitled to vote and receive all dividends and distributions with respect to their shares, but are not entitled to sell or otherwise transfer their shares until they are vested. The MRP Plan provides that these shares "vest" at a rate of 20% of the participant's total shares on each anniversary of the date of grant. Under the terms of the MRP Plan and the Merger, all vested shares may be exchanged for cash or shares of CCB Common Stock. Unvested shares may be exchanged only for CCB shares. However, because the Merger constitutes a "change of control" under the MRP Plan, the unvested shares of all Stone Street directors and of all employees of SSB Bank who do not continue as employees of CCB Bank will immediately vest at the Effective Time or the date employment ceases, as applicable. The directors and those employees whose employment ceases as of the Effective Time may convert each share granted to them under the MRP Plan into cash or a portion of a share of CCB Common Stock (and an attached CCB Right) on the same basis as any other outstanding share of Stone Street Common Stock. The unvested shares of employees who continue as employees of CCB Bank will not be immediately vested by reason of the Merger but will continue to vest in annual increments of 20% (or will vest in whole upon the cessation of their employment). The unvested shares of these participants will continue to have restrictions on transfer as provided in the MRP Plan. As of May 31, 1999, there were 41,281 vested shares and 29,121 unvested shares of Stone Street's Common Stock outstanding under the MRP Plan.

     The following table provides information with respect to directors and executive officers of Stone Street who are participants in the MRP Plan:


                                                          NUMBER OF SHARES
                                                        THAT WILL VEST UPON     TOTAL SHARES
                                   NUMBER OF SHARES      THE COMPLETION OF      GRANTED UNDER
NAME                               CURRENTLY VESTED          THE MERGER         THE MRP PLAN
-------------------------------   ------------------   ---------------------   --------------
Robert B. Hall,
Chairman                                 1,641                 1,297                2,938
William F. Junker,
Vice Chairman                            1,641                 1,297                2,938
Donald G. Bowles,
Director                                 1,641                 1,297                2,938
Terry L. Bralley,
Director                                 - 0 -                   400                  400
Vena H. Harris,
Director                                 1,641(1)              1,097                2,738
Claude R. Horn, Jr.,
Director                                 1,641                 1,297                2,938
George W. Martin,
Director                                 1,641                 1,297                2,938
Ronald H. Vogler,
Director                                 1,641                 1,297                2,938
J. Charles Dunn,
Director and President                  10,947                 - 0 -               18,249
Allen W. Carter,
Senior Vice President                    6,567                 4,382               10,949
Marjorie D. Foster,
Vice President and Controller            4,380                 2,920(2)             7,300

--------
(1) Includes 1,094 vested shares held by Mrs. Harris' grandchildren by gift from her deceased spouse who preceded her as a director.
(2) Ms. Foster's unvested shares will vest upon her termination of employment on or about January 3, 2000.


     EXECUTIVE OFFICER AND DIRECTOR STOCK OPTIONS. Stone Street has granted Stone Street Options to its executive officers and directors under the Stone Street Option Plan. The Merger Agreement provides that CCB will assume any outstanding option grants, whether vested or unvested, which have been granted under the Stone Street Option Plan on a basis adjusted to reflect the Exchange Ratio.

     The following table sets forth, with respect to (i) certain executive officers, (ii) all executive officers as a group (the "Executive Officer Group"), and (iii) the Board of Directors of Stone Street as a group (the "Director Group"), the number of shares of Stone Street Common Stock covered by outstanding Stone Street Options held by such persons as of May 31, 1999.



                                                    OPTIONS CURRENTLY
                                                       VESTED AND        EXERCISE PRICE     AGGREGATE VALUE
NAME                               OPTIONS HELD        EXERCISABLE         PER OPTION       OF OPTIONS (1)
-------------------------------   --------------   ------------------   ----------------   ----------------
J. Charles Dunn,
President and Director               45,626              27,375             $  21.75           $ - 0 -
Allen W. Carter,
Senior Vice President                27,376              16,425                21.75            - 0 -
Marjorie D. Foster,
Vice President and Controller        18,251              10,950                21.75            - 0 -
Executive Officer
Group (three persons)                91,253              54,750                21.75            - 0 -
Director Group (eight
persons)                             51,322              51,323                21.75            - 0 -

--------
(1) Based on the closing price of a Stone Street share of $       on the
    American Stock Exchange on       , 1999.


     INDEMNIFICATION AND INSURANCE. Pursuant to the Merger Agreement, from and after the Effective Time, CCB will indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Stone Street and its subsidiaries from and against all suits, actions, complaints, demands, costs, fines, losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including the transactions contemplated by the Merger Agreement) to the full extent then permitted under applicable law, including provisions relating to advances of expenses incurred in defense of any such proceeding.


     Furthermore, for a period of at least three years after the Effective Time, CCB will maintain Stone Street's existing directors' and officers' liability insurance policy (or a substitute policy with coverage terms at least as favorable as those of Stone Street's liability insurance policy) covering those persons who were, on the date of the Merger Agreement, covered by Stone Street's directors' and officers' liability insurance policy; provided, however, that CCB shall not be obligated to make annual premium payments for such coverage during such three year period in excess of 150% of the annual premium payments required under Stone Street's liability insurance policy. If the amount of premiums necessary to maintain the required coverage after the Effective Time exceeds this 150% maximum amount, CCB will use reasonable efforts to maintain the most advantageous coverage for such 150% maximum amount.



FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION


     The following discussion describes certain of the material federal income tax consequences of the Merger to shareholders of Stone Street. The discussion is based on current law and is subject to change in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could have retroactive effect.


     This discussion is not a complete description of all tax consequences of the Merger. It does not address:


   o any foreign, state or local tax consequences, except for certain North Carolina income tax consequences;


     o all aspects of federal income taxation that may apply to the Merger; or

   o income tax considerations that may affect the treatment of a participant in the Stone Street Option Plan or a Stone Street shareholder who acquired Stone Street shares pursuant to the Stone Street Option Plan or the MRP Plan.


     In addition, your individual circumstances may affect the tax consequences of the Merger to you. Therefore, you are urged to consult your own tax advisors as to the specific tax consequences to you of the Merger and the exchange of your Stone Street shares for cash or for shares of CCB Common Stock (including, without limitation, tax return reporting requirements, the application and effect of federal, foreign, state and local and other tax laws, and the implications of any proposed changes in the tax laws).


     CCB and Stone Street have received a tax opinion of KPMG LLP, tax advisors to CCB, which reaches conclusions with respect to the material federal and North Carolina income tax consequences of the Merger. Where appropriate or useful, this discussion refers to that tax opinion and particular conclusions expressed therein. Additionally, the facts and representations upon which that tax opinion is based are set forth in such tax opinion which is an exhibit to CCB's Registration Statement (See "Where You Can Get More Information" on page
66) However, the tax opinion represents only KPMG LLP's best judgment as to the matters expressed therein and has no binding effect on the Internal Revenue Service (the "IRS") or any official status of any kind. There is no assurance that the IRS could not successfully contest in the courts an opinion expressed by KPMG LLP as set forth in the tax opinion or that legislative, administrative or judicial decisions or interpretations may not be forthcoming that would significantly change the opinions set forth in the tax opinion. The IRS will not currently issue private letter rulings concerning a transaction's qualification under certain types of reorganizations or certain federal income tax consequences resulting from such qualification. Accordingly, no private letter ruling has been, nor is it anticipated that such a ruling will be, requested from the IRS with respect to the Merger.


     The tax opinion concludes that:


   o The Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code;


   o No gain or loss will be recognized by the parties to the Merger Agreement by reason of the Merger;


   o No gain or loss will be recognized by Stone Street's shareholders upon their receipt solely of CCB Common Stock (including any fractional share interests) in exchange for their shares of Stone Street Common Stock;


   o No gain or loss will be recognized by Stone Street's shareholders upon their receipt of CCB Rights, nor will such receipt of the CCB Rights constitute a receipt or exchange of stock or property giving rise to the realization of gross income by the shareholders;


   o Stone Street shareholders who receive solely cash for their Stone Street Common Stock will be treated as having received the cash in exchange for their stock;


   o Stone Street shareholders who, by reason of more than 18% of Stone Street Common Stock being tendered for cash, receive both cash and CCB shares for their Stone Street shares will recognize gain of no more than the amount of cash received in the form of a distribution of a dividend;


   o The tax basis in the CCB shares received by Stone Street shareholders (including any fractional share interests) will be the same as the tax basis in the Stone Street Common Stock surrendered in the exchange therefor;


   o The holding periods for the CCB shares received by Stone Street shareholders (including any fractional share interests) in exchange for Stone Street Common Stock will include the shareholders' holding periods of the Stone Street Common Stock surrendered in exchange therefor, provided that the Stone Street Common Stock was held as a capital asset at the Effective Time; and

   o The payment of cash in lieu of fractional share interests of CCB Common Stock will be treated as if the fractional share interests were distributed as part of the Merger to the Stone Street shareholders and then redeemed by CCB, resulting in a capital gain or loss measured by the difference, if any, between the amount of cash received for such fractional share and the shareholders' bases in the fractional share;


     The tax opinion also concludes that the Merger will be treated in substantially the same manner for North Carolina income tax purposes as for federal income tax purposes.



ABSENCE OF DISSENTERS' RIGHTS


     Under the NCBCA, because Stone Street's Common Stock is listed for trading on the American Stock Exchange ("AMEX"), no Stone Street shareholder is entitled to dissent from the Merger and demand payment of the "fair value" of such holder's Stone Street shares.



ACCOUNTING TREATMENT


     The acquisition transactions will be accounted for under the "purchase" method of accounting. That means that under generally accepted accounting principles, the excess of the value of CCB Common Stock exchanged and cash paid for the shares of Stone Street Common Stock over the aggregate fair value of the consolidated net assets of Stone Street will be recorded on CCB's balance sheet as "goodwill" and Stone Street's consolidated net assets will be recorded on CCB's balance sheet at their fair values. The recorded goodwill will be amortized (that is, charged as an expense on CCB's statements of income) generally over a period of 15 years. Because of the relative sizes of CCB and Stone Street, CCB does not expect that the amortization of goodwill recognized in the acquisition will have a material effect on CCB's results of operations. In accordance with the purchase method of accounting, CCB's financial statements for periods before consummation of the acquisition transactions will not be restated to reflect Stone Street's historical financial position or results of operations. It is expected that CCB will purchase and retire the number of shares of CCB Common Stock issued in the acquisition. (See "Recent Developments" on page 15).



NEW YORK STOCK EXCHANGE LISTING


     The shares of CCB Common Stock issued to Stone Street shareholders in exchange for their Stone Street shares will be listed on the NYSE. The listing of these CCB shares is a condition to the completion of the acquisition by Stone Street.



DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


     CCB has in effect a Dividend Reinvestment and Stock Purchase Plan pursuant to which its shareholders may purchase shares of CCB Common Stock through reinvestment of dividends and optional cash payments. The shares acquired under the Plan are purchased by a plan administrator in open market transactions and/or privately negotiated transactions. No newly-issued shares are issued to Plan participants. After the Effective Time, this Plan will continue in effect and will be available to Stone Street's former shareholders who have become CCB shareholders.



RESTRICTIONS ON RESALE OF CCB COMMON STOCK BY AFFILIATES


     CCB Common Stock to be issued to Stone Street's shareholders in the Merger will have been offered and sold pursuant to registration under the Securities Act of 1933, as amended ("1933 Act"). All of these shares will be freely transferable by all former Stone Street shareholders who were not "affiliates" of Stone Street at the time of the Merger. The "affiliates" of Stone Street will include persons or entities who control, are controlled by or are under common control with Stone Street. The directors and executive officers of Stone Street (and any of their relatives or spouses who live in the same house, and any trust, estate, corporation or other entity in which such a director or officer has a 10% or greater beneficial or equity interest) and any beneficial or legal owner of 10% or more of Stone Street's outstanding Common Stock will be deemed affiliates. An affiliate of Stone Street may not resell or transfer shares of CCB Common Stock received in the acquisition unless:


o such affiliate's offer and sale of those shares has been registered under the 1933 Act;

o such affiliate's offer and sale is made in compliance with Rule 145 under the 1933 Act (which permits limited sales in certain circumstances); or


o another exemption from registration is available.


     The Merger Agreement requires Stone Street to use reasonable efforts to cause each of its affiliates to deliver to CCB, at least 30 days prior to the date of the Effective Time, a written Affiliate Agreement providing that the affiliate will not offer, sell, pledge, transfer or otherwise dispose of any shares of CCB Common Stock except in compliance with the restriction described above. Stone Street's delivery of these Affiliate Agreements is a condition to CCB's obligation to complete the acquisition.



EXPENSES


     The Merger Agreement provides that Stone Street and CCB will each pay its own expenses incident to preparing, entering into and carrying out the Merger Agreement and the transaction contemplated therein, including filing fees, printing and distribution costs, and consultant, financial advisor, legal, accounting and investment banking fees and expenses. CCB has paid the filing fees associated with the Registration Statement (of which this Proxy Statement
- Prospectus is a part) with the Securities and Exchange Commission and is bearing the costs of printing this Proxy Statement - Prospectus. In the event of a termination of the Merger Agreement not resulting from a wrongful or grossly negligent act or omission by CCB, Stone Street will be obligated to reimburse CCB for such expenditures.

                         PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION
                                  (UNAUDITED)


     The following pro forma combined condensed balance sheet and statements of income and accompanying notes are presented to give you information about the impact of the acquisition on CCB's and Stone Street's historical financial positions and results of operations. The acquisition is reflected in this information using the purchase method of accounting.


     The pro forma earnings shown are not necessarily indicative of actual results that might have been achieved had the acquisition transactions been completed at the beginning of the earliest period presented, and may not be indicative of future results that will be obtained on a combined basis. The pro forma combined condensed balance sheet reflects estimates of the restructuring expenses which may be recognized and transaction expenses which will be incurred. The pro forma combined condensed statements of income do not reflect any cost savings from operating efficiencies which may be achieved in connection with the acquisition. CCB forecasts that cost savings of approximately $1.2 million may occur. Such forecast is based on numerous variables and assumptions which are inherently uncertain and which may not be within CCB's control, including general economic, competitive and regulatory conditions. As a result, the amount of possible cost savings may be less than that estimated above.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                  (UNAUDITED)

                                                                                                                  CCBF
                                                                                            PRO FORMA           PRO FORMA
                                                           CCBF         STONE STREET       ADJUSTMENTS          COMBINED
                                                      -------------   ---------------   -----------------   ----------------
                                                                       (IN THOUSANDS)
  ASSETS
  Cash and due from banks .........................    $  268,788           2,815             (1,750)(3)         269,853
  Time deposits in other banks ....................        48,328           4,834                 --              53,162
  Federal funds sold and other short-term
   investments ....................................       468,500           1,622             (6,303)(1)         435,105
                                                                                             (28,714)(5)
  Investment securities:
   Available for sale .............................     1,378,658          11,472                 --           1,390,130
   Held to maturity ...............................        75,435           1,625                 --              77,060
  Loans and lease financing .......................     5,406,258         103,939                 --           5,510,197
   Less reserve for loan and lease losses .........        72,093             795                 --              72,888
                                                       ----------         -------            -------           ---------
     Net loans and lease financing ................     5,334,165         103,144                 --           5,437,309
  Premises and equipment ..........................        94,301           1,057                 --              95,358
  Goodwill ........................................        25,337              --              8,740 (2)          34,077
  Other assets ....................................       109,913           1,498                 --             111,411
                                                       ----------         -------            -------           ---------
      Total assets ................................    $7,803,425         128,067            (28,027)          7,903,465
                                                       ==========         =======            =======           =========
  LIABILITIES
  Deposits:
   Noninterest-bearing ............................    $  886,208              --                 --             886,208
   Interest-bearing ...............................     5,661,975          72,991                 --           5,734,966
                                                       ----------         -------            -------           ---------
     Total deposits ...............................     6,548,183          72,991                 --           6,621,174
  Short-term borrowed funds .......................       250,308              --                 --             250,308
  Long-term debt ..................................       216,595          24,933                 --             241,528
  Other liabilities ...............................        99,106           2,116                 --             101,222
                                                       ----------         -------            -------           ---------
      Total liabilities ...........................     7,114,192         100,040                 --           7,214,232
                                                       ----------         -------            -------           ---------
  SHAREHOLDERS' EQUITY
  Common stock ....................................       200,290          17,971            (17,971)(2)         200,290
                                                                                               2,761 (1)
                                                                                              (2,761)(5)
  Unearned ESOP shares ............................            --          (1,747)             1,747 (2)              --
  Additional paid-in capital ......................        57,470              --             25,953 (1)          57,470
                                                                                             (25,953)(5)
  Retained earnings ...............................       422,373          13,100            (13,100)(2)         422,373(4)
  Accumulated other comprehensive income ..........         9,100             (53)                53 (2)           9,100
  Less: Unearned common stock held by
   management recognition plans ...................            --          (1,244)             1,244 (2)              --
                                                       ----------         -------            -------           -----------
      Total shareholders' equity ..................       689,233          28,027            (28,027)            689,233
                                                       ----------         -------            -------           -----------
      Total liabilities and shareholders'
        equity ....................................    $7,803,425         128,067            (28,027)          7,903,465
                                                       ==========         =======            =======           ===========

--------
(1) Based on the Exchange Ratio of .411 for conversion of Stone Street Stock into CCB stock and assuming 82% of the outstanding Stone Street shares were exchanged for CCB Common Stock; (ii) Stone Street's ESOP is terminated immediately prior to the Effective Time through cash-outs or rollover into other qualified benefit plans; and (iii) Stone Street's MRP shares are all 100% vested at the Effective Time.
(2) Goodwill is calculated as the excess of the CCB Common Stock issued and cash paid for Stone Street shares tendered over the aggregate fair value of Stone Street's consolidated net assets.
(3) Estimated restructuring and transaction expenses for the acquisition.
(4) The pro forma combined retained earnings do not reflect any cost savings from operating efficiencies which may be achieved or revenue enhancements which may be realized in connection with the acquisition.
(5) Based on the repurchase and retirement of all shares issued for the Stone Street acquisition at an average price of $52.00 per share.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                                                                               CCB
                                                                                                            PRO FORMA
                                                            CCB        STONE STREET      ADJUSTMENTS         COMBINED
                                                       ------------   --------------   ---------------   ---------------
                                                                     (IN THOUSANDS EXCEPT PER SHARE DATA)
 Total interest income .............................      142,941          2,438             (418)(1)        144,961
 Total interest expense ............................       62,115          1,192               --             63,307
                                                          -------          -----             ----            -------
 Net interest income ...............................       80,826          1,246             (418)            81,654
 Provision for loan and lease losses ...............        1,811             45               --              1,856
                                                          -------          -----             ----            -------
 Net interest income after provision ...............       79,015          1,201             (418)            79,798
 Other income ......................................       31,952             47               --             31,999
 Investment securities gains (losses), net .........          121             --               --                121
 Other operating ...................................       59,222            556              146 (2)         59,924
                                                          -------          -----             ----            -------
 Income before income taxes ........................       51,866            692             (564)            51,994
 Income taxes ......................................       18,113            265             (167)(3)         18,211
                                                          -------          -----             ----            -------
 Net income ........................................    $  33,753            427             (397)            33,783
                                                        =========          =====             ====            =======
 Net income per share:
   Basic ...........................................    $     .84            .26                                 .84
   Diluted .........................................          .83            .26                                 .83
 Weighted average shares outstanding
   Basic ...........................................       40,237          1,650                              40,237(4)
   Diluted .........................................       40,655          1,650                              40,655(4)

--------
(1) Assumes a federal funds sold rate of 4.85% for funds used to repurchase CCB shares and for payments for cash tenders of Stone Street shares.
(2) Assumes amortization of goodwill on a 15-year, straight-line basis.
(3) Assumes a 40% tax rate.
(4) Based on the Exchange Ratio of .411 for conversion of Stone Street shares and assuming (i) the subsequent repurchase and retirement of all CCB shares issued in the acquisition; (ii) Stone Street's ESOP is terminated immediately prior to the Effective Time through cash-outs or rollover into other qualified benefit plans; and (iii) Stone Street's MRP shares are all 100% vested at the Effective Time.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                                                                  CCB
                                                                                                               PRO FORMA
                                                            CCB         STONE STREET       ADJUSTMENTS          COMBINED
                                                       -------------   --------------   -----------------   ---------------
                                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
 Total interest income .............................       577,307          9,268             (2,004)(1)        584,571
 Total interest expense ............................       254,562          4,270                 --            258,832
                                                           -------          -----             ------            -------
 Net interest income ...............................       322,745          4,998             (2,004)           325,739
 Provision for loan and lease losses ...............        15,884            180                 --             16,064
                                                           -------          -----             ------            -------
 Net interest income after provision ...............       306,861          4,818             (2,004)           309,675
 Other income ......................................       111,022            163                 --            111,185
 Investment securities gains (losses), net .........         2,178             --                 --              2,178
 Other operating ...................................       230,217          2,428                629 (2)        233,274
                                                           -------          -----             ------            -------
 Income before income taxes ........................       189,844          2,553             (2,633)           189,764
 Income taxes ......................................        68,632            945               (802)(3)         68,775
                                                           -------          -----             ------            -------
 Net income ........................................     $ 121,212          1,608             (1,831)           120,989
                                                         =========          =====             ======            =======
 Net income per share:
   Basic ...........................................     $    2.96            .89                                  2.96
   Diluted .........................................          2.93            .89                                  2.92
 Weighted average shares outstanding
   Basic ...........................................        40,898          1,814                                40,898(4)
   Diluted .........................................        41,409          1,814                                41,409(4)

--------
(1) Assumes a federal funds sold rate of 5.54% for funds used to repurchase CCB shares and for payments for cash tenders of Stone Street shares.
(2) Assumes amortization of goodwill over a 15-year, straight-line basis.
(3) Assumes a 40% tax rate.
(4) Based on the Exchange Ratio of .411 for conversion of Stone Street Stock and assuming (i) the subsequent repurchase and retirement of all CCB shares issued in the acquisition; (ii) Stone Street's ESOP is terminated immediately prior to the Effective Time through cash-outs or rollover into other qualified benefit plans; and (iii) Stone Street's MRP shares are all 100% vested at the Effective Time.

                           PRO FORMA CAPITALIZATION


     The following table presents the unaudited capitalizations of CCB and Stone Street at March 31, 1999 and the unaudited pro forma capitalization of CCB and Stone Street assuming (i) the acquisition had been completed on that date; (ii) the equivalent number of CCB shares issued in the acquisition had been repurchased and retired; (iii) Stone Street's ESOP is terminated immediately prior to the Effective Time through cash-outs or rollover into other qualified benefit plans; and (iv) Stone Street's MRP shares are all 100% vested at the Effective Time. This financial information is based on, and should be read in conjunction with, CCB's and Stone Street's unaudited financial statements, and the related notes, which are incorporated by reference in this Proxy Statement - Prospectus. (See Page 67).


                                                                                                             PRO FORMA
                                                                                 CCB        STONE STREET     COMBINED
                                                                             -----------   --------------   ----------
                                                                                      (DOLLARS IN THOUSANDS)
LONG-TERM DEBT
CCB:
 Advances from Federal Home Loan Bank with varying maturities to
   2014 and with interest rates of up to 8.41%(1) ........................    $183,527                       183,527
 6 3/4% subordinated notes due 2003 ......................................      32,985                        32,985
 Other long-term debt ....................................................          83                            83
Stone Street:
 Advances from Federal Home Loan Bank with varying maturities to
   2008 and with interest rates of up to 6.50%(1) ........................    --------         24,933         24,933
                                                                                               ------        -------
   Total long-term debt ..................................................     216,595         24,933        241,528
                                                                              --------         ------        -------
SHAREHOLDERS' EQUITY
CCB:
 Serial preferred stock. Authorized 10,000,000 shares; none issued .......          --                            --
 Common stock, $5 par value; 100,000,000 shares authorized;
   40,058,092 shares issued and pro forma combined issued (2) ............     200,290                       200,290
 Additional paid-in capital ..............................................      57,470                        57,470
 Retained earnings (3) ...................................................     422,373                       422,373
 Accumulated other comprehensive income ..................................       9,100                         9,100
Stone Street:
 Preferred stock, no par value. Authorized 5,000,000 shares; none
   issued ................................................................                         --
 Common stock, no par value; 20,000,000 shares authorized; 1,638,452
   shares issued .........................................................                     17,971
 Unearned ESOP shares ....................................................                     (1,747)
 Unamortized deferred compensation .......................................
 Retained earnings .......................................................                     13,100
 Accumulated other comprehensive income ..................................                        (53)
 Unamortized deferred compensation .......................................                     (1,244)
                                                                              --------         ------       --------
   Total shareholders' equity ............................................     689,233         28,027        689,233
                                                                              --------         ------        -------
   Total long-term debt and shareholders' equity .........................    $905,828         52,960        930,761
                                                                              ========         ======        =======

--------
(1) These obligations are direct obligations of subsidiaries of CCB and Stone Street, respective, and, as such, constitute claims against such subsidiaries prior to CCB's and Stone Street's respective equity interest therein.
(2) Based on the Exchange Ratio of .411 for conversion of Stone Street Stock into CCB Common Stock and assuming CCB's repurchase and retirement of an equivalent number of shares.
(3) The pro forma combined retained earnings do not reflect any acquisition expenses which may be recognized, cost savings from operating efficiences which may be achieved or revenue enhancements which may be realized in connection with the acquisition.

                           MARKET PRICE AND DIVIDEND
                             INFORMATION REGARDING
                       CCB STOCK AND STONE STREET STOCK


     CCB's Common Stock is listed for trading on the NYSE and Stone Street's Common Stock is listed for trading on the AMEX. The following table provides you with information about the high and low closing prices on the NYSE and the AMEX, and the amounts of cash dividends declared, on CCB's and Stone Street's shares each quarterly period since January 1, 1997:



                                             CCB STOCK                          STONE STREET STOCK
                                ------------------------------------   -------------------------------------
                                                             CASH                                    CASH
                                                           DIVIDEND                                DIVIDEND
QUARTERLY PERIOD                   HIGH          LOW       DECLARED       HIGH          LOW        DECLARED
-----------------------------   ----------   ----------   ----------   ----------   ----------   -----------
YEAR ENDING DECEMBER 31, 1999
  Third Quarter(1) ..........    $            $              $          $            $            $
  Second Quarter ............                                 .260                                    .1175
  First Quarter .............       58.88        51.50        .260         14.94        13.63         .1175
YEAR ENDED DECEMBER 31, 1998
  Fourth Quarter ............       57.38        43.13        .260         15.38        14.00         .1150
  Third Quarter .............       58.50        46.25        .260         19.75        15.25         .1150
  Second Quarter ............       56.06        51.75        .235         21.00        19.13         .1150
  First Quarter .............       57.00        47.00        .235         22.25        19.75         .1150
YEAR ENDED DECEMBER 31, 1997
  Fourth Quarter ............       55.00        40.57        .235         22.88        19.25         .1125
  Third Quarter .............       41.82        36.69        .235         22.13        20.75        4.1125
  Second Quarter ............       37.00        30.94        .210         27.50        20.94         .1125
  First Quarter .............       35.00        31.88        .210         27.50        20.00         .1125

--------
(1) Through       , 1999.



                           CCB FINANCIAL CORPORATION


GENERAL


     CCB is a North Carolina business corporation organized in 1982 and registered as a bank holding company with the Federal Reserve under the BHCA and the bank holding company laws of North Carolina. Its principal business is providing banking and other financial services through CCB Bank, American Federal Bank, F.S.B., its federal savings bank subsidiary headquartered in Greenville, South Carolina ("American Federal"), and CCB - Georgia, a Georgia special purpose credit card bank headquartered in Columbus, Georgia. CCB's principal offices are located at 111 Corcoran Street, Durham, North Carolina.


     Through its subsidiaries, CCB offers numerous banking services consistent with the needs and conveniences of the areas that it serves. These services include accepting time and demand deposits, making secured and unsecured loans, renting safe deposit boxes, sending and receiving wire transfers, performing trust functions for corporations, pension trusts, and individuals, and providing certain insurance and securities brokerage services. In addition, it provides advisory services to individuals, institutions and corporations regarding financial and investment matters.


     Vigorous competition exists in all major areas where CCB is presently engaged in business. Its financial institution subsidiaries compete not only with other major commercial banks, but also with diversified other financial institutions such as thrift institutions, money market and other mutual funds, mortgage companies, leasing companies, finance companies and a variety of financial services and advisory companies. CCB has primarily focused its business and strategy on meeting this competition and the commercial banking needs of its retail and commercial customers through its branch network.

     For additional information about CCB and its business operations, you should review CCB's Annual Report on Form 10-K for the year ended December 31, 1998 and the other documents incorporated by reference herein under "Where You
Can Get More Information" on page   .



SUBSIDIARIES


     CCB's wholly-owned subsidiaries include CCB Bank, a North Carolina commercial bank headquartered in Durham, North Carolina, which operates 164 offices and 165 ATM's primarily in the urban corridor of North Carolina along Interstates 85 and 40 from Raleigh to Charlotte, North Carolina; American Federal, which operates 39 offices and 51 ATM's primarily in the northwestern and central regions of South Carolina; and CCB-Georgia, a Georgia special purpose credit card bank. Additionally, CCB offers trust, investment, insurance, securities brokerage and other financial services to individuals, institutions and businesses through CCB Investment and Insurance Service Corporation, Salem Trust Company and other direct and indirect subsidiaries.



BENEFICIAL OWNERSHIP OF CCB COMMON STOCK


     The following table identifies the only person or entity known to the management of CCB to own beneficially more than 5% of the outstanding Common Stock of CCB as of May 31, 1999:



                                                       AMOUNT AND NATURE
                                                              OF              PERCENTAGE
NAME AND ADDRESS                                     BENEFICIAL OWNERSHIP      OF CLASS
-------------------------------------------------   ----------------------   -----------
        Central Carolina Bank and Trust Company            2,235,890(1)          5.60%
        111 Corcoran Street
        Post Office Box 931
        Durham, North Carolina 27702-0931

--------
(1) Shares of CCB beneficially owned by CCB Bank are held through its Trust Department in various fiduciary capacities. In addition to the shares reflected above, CCB Bank holds certain other shares of CCB's Common Stock in various fiduciary capacities as to which it disclaims beneficial ownership. The aggregate number of such shares includes 2,179,965 shares over which CCB Bank exercises sole voting power, 55,725 shares over which it has shared voting power, 1,275,667 shares over which it has sole investment power, and 384,362 shares over which it has shared investment power.


     The table below describes, as of May 31, 1999, the beneficial ownership of CCB's Common Stock by its directors and executive officers individually, and by all directors and executive officers of CCB as a group. No director or executive officer owned more than one percent of CCB's outstanding shares on such date. As of May 31, 1999, CCB's directors and executive officers owned 1,087,443 shares, or approximately 2.70%, of its outstanding Common Stock.

                                                                          AMOUNT AND NATURE OF
                                                                               BENEFICIAL
NAME                                                                          OWNERSHIP(1)
----------------------------------------------------------------------   ---------------------
William L. Abercrombie, Jr. Vice Chairman of the Board ...............           129,984(2)
J. Harper Beall, III, Director .......................................            63,688(3)
James B. Brame, Jr., Director ........................................            18,659(4)
Timothy B. Burnett, Director .........................................            12,553(5)
Blake P. Garrett, Jr., Director ......................................            94,095(6)
Edward S. Holmes, Director ...........................................            24,591(7)
David B. Jordan, Vice Chairman of the Board ..........................            35,112(8)
C. Dan Joyner, Director ..............................................            45,273(9)
Owen G. Kenan, Director ..............................................            19,100(10)
Eugene J. McDonald, Executive Vice Chairman of the Board .............            23,467(11)
Bonnie McElveen-Hunter, Director .....................................            11,134(12)
Hamilton W. McKay, Jr., M.D, Director. ...............................            35,910(13)
George J. Morrow, Director ...........................................             7,594(14)
Eric B. Munson, Director .............................................            14,009(15)
Ernest C. Roessler, Chairman of the Board ............................           165,239(16)
Dr. David E. Shi, Director ...........................................            17,883(17)
Jimmy K. Stegall, Director ...........................................            78,383(18)
H. Allen Tate, Jr., Director .........................................            40,361(19)
James L. Williamson, Director ........................................            19,763(20)
Dr. Phail Wynn, Jr., Director ........................................            15,228(21)
J. Scott Edwards, Senior Executive Vice President ....................           117,646(22)
Richard L. Furr, Senior Executive Vice President .....................            97,771(23)
All directors and executive officers as a group (22 persons) .........         1,087,443(24)

--------
(1) Except as otherwise noted, each individual exercises sole voting and investment power with respect to all shares shown as beneficially owned.
(2) Includes 16,020 shares with respect to which Mr. Abercrombie exercises shared voting and investment power, 72,081 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only and 14,634 shares held under CCB's 401(k) Plan as to which he is considered to have sole investment power only.
(3) Includes 21,885 shares with respect to which Mr. Beall exercises shared voting and investment power and 15,842 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only. Does not include 4,020 shares held by Mr. Beall's spouse and children and with respect to which he disclaims any beneficial ownership.
(4) Includes 9,200 shares which Mr. Brame could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(5) Includes 7,200 shares which Mr. Burnett could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(6) Includes 47,614 shares with respect to which Mr. Garrett exercises shared voting and investment power and 13,765 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
(7) Includes 11,200 shares which Mr. Holmes could purchase under an exercisable option and as to which he is considered to have sole investment power only. Does not include 43,296 shares held by his spouse and with respect to which he disclaims any beneficial ownership.
(8) Includes 522 shares with respect to which Mr. Jordan exercises shared voting and investment power and 3,462 shares under CCB's 401(k) Plan and 15,628 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(9) Includes 2,288 shares with respect to which Mr. Joyner exercises shared voting and investment power and 16,880 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(10) Includes 7,060 shares with respect to which Mr. Kenan exercises shared voting and investment power and 11,200 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(11) Includes 2,028 shares with respect to which Mr. McDonald exercises shared voting and investment power and 11,200 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(12) Includes 5,200 shares which Ms. McElveen-Hunter could purchase under an exercisable option and as to which she is considered to have sole investment power only.
(13) Includes 1,200 shares which Dr. McKay could purchase under an exercisable option and as to which he is considered to have sole investment power only. Does not include 1,558 shares held by his spouse and children with respect to which he disclaims any beneficial ownership.
(14) Includes 3,200 shares which Mr. Morrow could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(15) Includes 11,200 shares which Mr. Munson could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(16) Includes 7,000 shares with respect to which Mr. Roessler exercises shared voting and investment power and 19,091 shares under CCB's 401(k) Plan and 92,986 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(17) Includes 12,880 shares which Dr. Shi could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
(18) Includes 10,904 shares with respect to which Mr. Stegall exercises shared voting and investment power and 11,200 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(19) Includes 50 shares with respect to which Mr. Tate exercises shared voting and investment power and 11,200 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only. Does not include a total of 3,591 shares held by or for Mr. Tate's spouse and children and with respect to which he disclaims any beneficial ownership.
(20) Includes 11,200 shares which Mr. Williamson could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(21) Includes 11,200 shares which Dr. Wynn could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(22) Includes 24,116 shares under CCB's 401(k) Plan and 41,534 shares with respect to which Mr. Edwards could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(23) Includes 11,225 shares with respect to which Mr. Furr exercises shared voting and investment power and 11,236 shares under CCB's 401(k) Plan and 42,366 shares which he could purchase under an exercisable option and as to which he is considered to have sole investment power only.
(24) Includes an aggregate of 448,746 shares with respect to which the directors and listed executive officers exercise sole voting and investment power, 126,596 shares with respect to which they have shared voting and investment power, 439,562 shares which such persons could purchase under exercisable options and as to which they have sole investment power only and 72,539 shares under CCB's 401(k) Plan as to which they have sole investment power only.



MANAGEMENT AND ADDITIONAL INFORMATION


     Additional information relating to CCB's directors and executive officers, executive and director compensation and compensation plans, certain relationships and related transactions and other matters related to CCB is incorporated by reference or set forth in CCB's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference. See "Information Incorporated by Reference" on page 67. If you desire a copy of that document, you may contact CCB at its address or phone number listed in this Proxy Statement - Prospectus under the heading "Where You Can Get More Information" on page 66.

                          STONE STREET BANCORP, INC.

GENERAL


     Stone Street is a North Carolina business corporation formed in 1996 and is registered with the Federal Reserve under the BHCA as a bank holding company. It was organized to become the holding company for SSB Bank in connection with SSB Bank's conversion from a mutual savings bank to a stock savings bank. Stone Street's principal business is providing banking and financial services through SSB Bank. Its principal office is located at 232 South Main Street, Mocksville, North Carolina. SSB Bank operates its main office at that location and a branch in Advance, North Carolina. It is also currently constructing the New Branch in Mocksville.


     Through SSB Bank, Stone Street engages primarily in the business in attracting deposits from the general public and using those deposits to make mortgage loans secured by real estate. It also makes a limited number of loans which are not secured by real property, such as loans secured by pledged deposit accounts and other personal property, mobile home loans and unsecured loans.


     Stone Street faces strong competition in its market both in attractive deposits and making real estate and other loans. Its most direct competition for deposits historically has come from other savings institutions, credit unions and commercial banks, including a substantial number of large financial institutions operating in its market which have greater financial and marketing resources available to them. Additional competition for investors' funds arises from entities offering short-term money market securities and other corporate and government securities. Stone Street also experiences strong competition for real estate loans from other savings institution, commercial bank and mortgage banking companies present in its market. It seeks to meet this competition primarily through the interest rates and loan fees it charges, the efficiency and quality of the services it provides and its adherence to market responsive underwriting procedures.


     For additional information about Stone Street and its business operations, you should review Stone Street's Annual Report on Form 10-K for the year ended December 31, 1998 and the other documents incorporated by reference herein (see "Information Incorporated by Reference" on page 67) and the other information sources discussed under "Where You Can Get More Information" on page 66.



SUBSIDIARIES


     Stone Street has one subsidiary, SSB Bank. SSB Bank has one subsidiary, Stone Street Financial Services, Inc., which offers discount investment brokerage services to the public.



BENEFICIAL OWNERSHIP OF STONE STREET COMMON STOCK


     The following table identifies the only persons or entities known to the management of Stone Street to own beneficially more than 5% of the outstanding Common Stock of Stone Street as of May 31, 1999:



                                                                   AMOUNT AND
                                                                   NATURE OF       PERCENTAGE
                                                                   BENEFICIAL          OF
NAME AND ADDRESS                                                 OWNERSHIP (1)     CLASS (2)
-------------------------------------------------------------   ---------------   -----------
 Robert B. Hall, Chairman of the Board of Directors .........       174,285(3)        10.59%
 Ronald H. Vogler, Director .................................       170,885(3)        10.39
 George W. Martin, Director .................................       172,084(3)        10.46

--------
(1) Unless otherwise noted, all shares owned directly or indirectly by the named individuals by their spouses and minor children, or by other entities controlled by the named individuals.
(2) Based upon a total of 1,638,452 shares of Stone Street Common Stock outstanding as of May 31, 1999 and the shares outstanding if each director exercised his currently vested Stone Street Options.

(3) Messrs. Hall, Vogler and Martin serve as trustees of the SSB Bank ESOP which holds 146,004 shares of Common Stock of which 105,975 were unallocated and 40,029 were allocated at May 31, 1999. They share certain voting and investment power over such shares. With respect to each trustee, the number above includes these 146,004 shares, 6,843 shares subject to Stone Street Options which have vested or are exercisable within 60 days and 2,938 shares granted under the MRP Plan.


     The table below describes, as of May 31, 1999, the beneficial ownership of Stone Street Common Stock by each member of Stone Street's Board, each of its executive officers individually, and the directors and executive officers of Stone Street as a group:



                                                                                   AMOUNT AND
                                                                                    NATURE OF          PERCENTAGE
                                                                                   BENEFICIAL              OF
NAME                                                                              OWNERSHIP (1)          CLASS
--------------------------------------------------------------------------   ----------------------   -----------
Robert B. Hall, Chairman of the Board ....................................           174,285(3)(4)        10.59%
William F. Junker, Vice Chairman of the Board ............................            28,081(4)            1.71
Donald G. Bowles, Director ...............................................            15,781(4)             .96
Terry L. Bralley, Director ...............................................               675                .04
Vena H. Harris, Director .................................................            27,881(5)            1.69
Claude R. Horn, Jr., Director ............................................            28,081(4)            1.71
George W. Martin, Director ...............................................           172,084(3)(4)        10.48
Ronald H. Vogler, Director ...............................................           170,885(3)(4)        10.39
J. Charles Dunn, Director and President ..................................            73,288(6)            4.40
Allen W. Carter, Senior Vice President ...................................            36,634(7)            2.21
Marjorie D. Foster, Vice President and Controller ........................            25,698(8)            1.56
All directors and executive officers as a group (eleven persons) .........           461,365(9)           26.50

--------
(1) Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, their spouses and minor children, or other entities controlled by the named individuals.
(2) Based upon a total of 1,638,452 shares of Stone Street Common Stock outstanding as of May 31, 1999 and the shares that would be outstanding if the director or officer exercised his or her vested Stone Street Options.
(3) Messrs. Hall, Vogler and Martin serve as trustees of the Stone Street ESOP which holds 146,004 shares of Stone Street's Common Stock. They share certain voting and investment power of these shares.
(4) Includes 2,938 shares granted under the MRP Plan and 6,843 shares subject to Stone Street Options which have vested or are exercisable within 60 days.
(5) Includes 1,094 shares granted under the MRP Plan and held by Mrs. Harris' grandchildren.
(6) Includes 27,375 shares underlying Stone Street Options that have vested or are exercisable within 60 days under the Stone Street Option Plan. Includes 18,249 shares granted under the MRP Plan. The number stated also includes 9,264 shares allocated under the SSB Bank ESOP.
(7) Includes 16,425 shares underlying Stone Street Options that have vested or are exercisable within 60 days. Includes 10,949 shares granted under the MRP Plan. The number stated also includes 6,557 shares allocated under the SSB Bank ESOP.
(8) Includes 10,950 shares underlying Stone Street Options that have vested or are exercisable within 60 days. Includes 7,300 shares granted under the MRP Plan. The number stated also includes 4,764 shares allocated under the SSB Bank ESOP.
(9) The 146,004 shares held by the SSB Bank ESOP for which the trustees, Messrs. Hall, Vogler and Martin, share voting and investment power have been included only once in the total number of shares owned beneficially by the directors and executive officers as a group. Includes 102,651 shares underlying Stone Street Options that have vested or are exercisable within 60 days, and 57,264 shares granted under the MRP Plan.

MANAGEMENT AND ADDITIONAL INFORMATION


     Additional information relating to Stone Street's directors and executive officers, executive and director compensation and compensation plans, certain relationships and related transactions and other related matters to Stone Street is incorporated by reference or set forth in Stone Street's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference. See "Information Incorporated by Reference" on page 67. If you desire a copy of that document, you may contact Stone Street at its address or phone number listed in this Proxy Statement - Prospectus under the heading "Where You Can Get More Information" on page 66.



                       CERTAIN REGULATORY CONSIDERATIONS


     The following discussion describes certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to CCB. Although SSB Bank is a stock savings bank and subject to regulation by the Administrator, the regulatory framework applicable to Stone Street and SSB Bank is substantially similar in most material respects to the regulation of CCB, CCB Bank and American Federal by their primary federal and/or state regulators. For a more detailed discussion of the regulatory framework applicable to CCB and its subsidiaries, including CCB Bank, you should review "Supervision and Regulation" in CCB's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporated herein by reference, and for a more detailed discussion of the regulatory framework applicable to Stone Street and SSB Bank, you should review Stone Street's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporated herein by reference. (See "Information Incorporated by Reference" on page 67.)


     GENERAL. CCB is a bank holding company, registered with the Federal Reserve under the BHCA and with the Bankig Commission under North Carolina law. As such, CCB and its subsidiaries are subject to the supervision, examination and reporting requirements of the BHCA and North Carolina law and the regulations of the Federal Reserve and the Banking Commission and the North Carolina Commissioner of Banking (the "Commissioner"). As a result of operations of its subsidiaries in Florida and Virginia, CCB is also subject to certain provisions of those states' laws.


     The BHCA requires CCB to obtain the prior approval of the Federal Reserve before it may directly or indirectly own or control more than 5% of the voting shares of or acquire all or substantially all of the assets of a financial institution and before it may merge or consolidate with another bank holding company.


     The BHCA further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977 (the "CRA"). Both capital adequacy and CRA are discussed below.


     The BHCA, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), no longer contains a prohibition on interstate acquisitions of banks by bank holding companies. CCB and any other bank holding company located in North Carolina may now acquire a bank located in any other state, and any bank holding company located outside North Carolina may lawfully acquire any North Carolina-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage limitations, aging requirements and other restrictions. The

Interstate Banking Act also generally provides that national and state-chartered banks may branch interstate through acquisitions of banks in other states, provided, however, that it allowed any state to elect prior to June 1, 1997, to either "opt in" and accelerate the date after which interstate branching was permissible or "opt out" and prohibit interstate branching altogether. North Carolina enacted "opt in" legislation that permits interstate branching. Because of this action by North Carolina, CCB is currently able to establish and operate branches in other states that have also enacted "opt in" legislation.


     The BHCA generally prohibits CCB from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHCA does not place territorial limitations on permissible bank-related activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.


     CCB Bank and American Federal, CCB's primary banking subsidiaries, are members of the FDIC. More than two-thirds of CCB Bank's deposits are insured by the Bank Insurance Fund ("BIF") of the FDIC. The remainder of its deposits, which it acquired in prior acquisitions of savings institutions, are insured by the Savings Institutions Insurance Fund ("SAIF") of the FDIC. American Federal's deposits are insured by the SAIF. CCB Bank and American Federal are subject to numerous federal (and, with respect to CCB Bank, state) statutes and regulations that affect their businesses, activities, and operations. CCB Bank, as a North Carolina bank that is not a member of the Federal Reserve, is supervised and examined by the FDIC and the Commissioner. American Federal, as a federal savings bank, is supervised by the FDIC and the Office of Thrift Supervision ("OTS"). These agencies, as applicable, regularly examine the operations of CCB Bank and American Federal and are given authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions. Such agencies also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.


     The Interstate Banking Act has increased competition within the markets in which CCB Bank and American Federal operate. It is anticipated such competition will continue to increase. The extent of increased competition, however, cannot be predicted.


     COMMUNITY REINVESTMENT ACT. CCB Bank and American Federal are subject to the provisions of the CRA. Under the terms of the CRA, the appropriate federal bank regulatory agency is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the community served by that bank, including low- and moderate-income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied to, among other things, merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the federal regulator having primary jurisdiction over the acquisition will assess the records of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application.

     The current CRA regulations jointly adopted by all federal bank regulatory agencies employ an evaluation system that rates institutions based on their actual performance in meeting community credit needs. The evaluation system used to judge an institution's CRA performance consists of three tests: a lending test; an investment test; and a service test. Each of these tests is applied by the institution's federal regulator in an assessment context that takes into account such factors as demographic data about the community, the institution's capacity and constraints, the institution's product offerings and business strategy, and data on the prior performance of the institution and similarly-situated lenders. The lending test -- the most important of the three tests for all institutions other than wholesale and limited purpose (E.G., credit card) banks -- evaluates an institution's lending activities as measured by its home mortgage loans, small business and farm loans, community development loans, and, at the option of the institution, its consumer loans. The institution's regulator weighs each of these lending categories to reflect its relative importance to the institution's overall business and, in the case of community development loans, the characteristics and needs of the institution's service area and the opportunities available for this type of lending. Assessment criteria for the lending test include:


   o geographic distribution of the institution's lending;


   o distribution of the institution's home mortgage and consumer loans among different economic segments of the community;


   o the number and amount of small business and small farm loans made by the institution;


   o the number and amount of community development loans outstanding; and


   o the institution's use of innovative or flexible lending practices to meet the needs of low-to-moderate income individuals and neighborhoods.


At the election of an institution, or if particular circumstances so warrant, the banking agencies take into account in making their assessments lending by the institution's affiliates as well as community development loans made by the lending consortia and other lenders in which the institution has invested. All financial institutions are required to report data on their small business and small farm loans as well as their home mortgage loans.


     The joint agency CRA regulations provide that an institution evaluated under a given test receive one of five ratings for that test: outstanding; high satisfactory; low satisfactory; needs to improve; or substantial non-compliance. The ratings for each test are then combined to produce an overall composite rating of either outstanding, satisfactory (including both high and low satisfactory), needs to improve, or substantial non-compliance. In the case of a retail-oriented institution, its lending test rating forms the basis for its composite rating. That rating is then increased by up to two levels in the case of outstanding or high satisfactory investment performance, increased by one level in the case of outstanding service and decreased by one level in the case of substantial non-compliance in service. An institution found to have engaged in illegal lending discrimination is rebuttably presumed to have a less-than-satisfactory composite CRA rating. CCB Bank and American Federal have current CRA ratings of "satisfactory" and "outstanding", respectively. CCB Bank's rating was received under the predecessor to the current evaluation system. SSB Bank has a current CRA rating of "satisfactory".


     PAYMENT OF DIVIDENDS. CCB is a legal entity separate and distinct from CCB Bank, American Federal and its other subsidiaries. CCB's sources of cash flow, including cash flow to pay dividends to its shareholders, are primarily dividends from CCB Bank and secondarily dividends from American Federal. There are statutory and regulatory limitations on the payment of dividends by CCB Bank and American Federal to CCB, as well as by CCB to its shareholders.


     Under North Carolina law, CCB Bank may pay cash dividends only out of undivided profits and only if CCB Bank has surplus of a specified level. Under federal law, American Federal may pay dividends equal to the greater of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio (the excess of capital over its fully-phased in capital requirements at the beginning of the calendar year and (ii) 75% of its net income for the previous four quarters. Furthermore, if, in the opinion of the federal regulatory agencies, a bank or savings bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve, the FDIC and the OTS have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Act ("FDICIA"), an insured bank may not pay any dividend if payment would cause it to become undercapitalized or once it is undercapitalized. See "Prompt Corrective Action" below. Moreover, the Federal Reserve, the FDIC and the OTS have issued policy statements which provide that bank holding companies and insured banks and savings banks should generally only pay dividends out of current operating earnings.


     CAPITAL ADEQUACY. CCB and its banking subsidiaries are required to comply with federal regulations on capital adequacy. There are two basic measures of capital adequacy: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for an institution to be considered in compliance.


     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.


     The minimum guideline for the ratio (the "Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1999, CCB's consolidated Total Capital Ratio and its Tier 1 Capital Ratio (I.E., the ratio of Tier 1 Capital to risk-weighted assets) were 13.35% and 11.62%, respectively.


     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets (the "Leverage Ratio") of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0% plus an additional cushion of 100 to 200 basis points. CCB was in compliance with the minimum Leverage Ratio requirement as of March 31, 1999, with a Leverage Ratio of 8.53%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.


     CCB's banking subsidiaries are also subject to risk-based and leverage capital requirements and were in compliance with applicable minimum capital requirements as of March 31, 1999. Neither CCB nor any of these banking subsidiaries has been advised by any federal banking agency of any specific minimum Leverage Ratio requirement applicable to it. The following table sets forth the regulatory capital positions of CCB and Stone Street on a historical basis, and of CCB on a pro forma combined basis, as of March 31, 1999.

                                                                                      RISK-BASED CAPITAL
                                                                        -----------------------------------------------
                                                 LEVERAGE CAPITAL               TIER I                   TOTAL
                                             ------------------------   ----------------------   ----------------------
                                                              % OF                     % OF                     % OF
                                                AMOUNT       ASSETS       AMOUNT      ASSETS       AMOUNT      ASSETS
                                             -----------   ----------   ---------   ----------   ---------   ----------
                                                                       (DOLLARS IN THOUSANDS)
CCB
  Actual .................................    $652,178         8.53%     652,178        11.62     749,276        13.35
  Minimum capital standard ...............     229,360         3.00      224,575         4.00     449,151         8.00
                                              --------        -----      -------        -----     -------        -----
  Excess of actual regulatory over minimum
   regulatory capital standard ...........    $422,818         5.53%     427,603         7.62     300,125         5.35
                                              ========        =====      =======        =====     =======        =====
STONE STREET
  Actual .................................    $ 27,882        21.81%      27,882        36.36      28,677        37.40
  Minimum capital standard ...............       3,836         3.00        3,067         4.00       6,135         8.00
                                              --------        -----      -------        -----     -------        -----
  Excess of actual regulatory over minimum
   regulatory capital standard ...........    $ 24,046        18.81%      24,815        32.36      22,542        29.40
                                              ========        =====      =======        =====     =======        =====
CCB PRO FORMA COMBINED
  Actual .................................    $643,438         8.28%     643,438        11.31     741,331        13.03
  Minimum capital standard ...............     233,196         3.00      227,643         4.00     455,286         8.00
                                              --------        -----      -------        -----     -------        -----
  Excess of actual regulatory over minimum
   regulatory capital standard ...........    $410,242         5.28%     415,795         7.31     286,045         5.03
                                              ========        =====      =======        =====     =======        =====

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business. (See "Prompt Corrective Action" below.)


     The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the federal banking agencies have, pursuant to FDICIA, adopted regulations which require regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies have concurrently proposed a methodology for evaluating interest rate risk which would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.


     SUPPORT OF SUBSIDIARY BANKS. Under Federal Reserve policy, CCB is expected to act as a source of financial strength to, and to commit resources to support, CCB Bank, American Federal and its other banking subsidiaries. This support could be required at times when, absent such Federal Reserve policy, CCB may not be inclined to provide it. In addition, any capital loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.


     Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but it is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The subsidiary depository institutions of CCB are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, if any, and a potential loss of CCB's investments in such other subsidiary depository institutions.


     PROMPT CORRECTIVE ACTION. FDICIA established a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators are required to establish five capital categories ("well-capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized") and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.


     Under the FDIC rule implementing the prompt corrective action provisions, a bank that (i) has a Total Capital Ratio of 10.0% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater, and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the FDIC, is deemed to be "well-capitalized," An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater and a Leverage Ratio of 4.0% or greater (or 3.0% or greater in the case of an institution rated composite 1 under the CAMEL rating system) is considered to be "adequately capitalized." A bank that has a Total Capital Ratio of less than 8.0% or a Tier 1 Capital Ratio of less than 4.0% or a Leverage Ratio of less than 4.0% (or less than 3.0% in the case of a bank rated composite 1 under the CAMEL rating system) is considered to be "undercapitalized." A bank that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized" and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 capital for purposes of the risk-based capital standards plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.


     A bank that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purposes" of FDICIA. At March 31, 1999, CCB Bank, American Federal and SSB Bank each had the requisite capital levels to qualify as well-capitalized.


     FDIC INSURANCE ASSESSMENTS. CCB Bank and American Federal are subject to insurance assessments imposed by the FDIC. Approximately two-thirds of CCB Bank's deposits are insured through the BIF of the FDIC and the remainder are insured by the SAIF of the FDIC due to deposits acquired through acquisitions of thrift institutions in prior years which remain insured by the SAIF. All of American Federal's deposits are SAIF-insured, as are the deposits of SSB Bank.

     Effective January 1, 1996, the FDIC reduced the BIF assessments, to a range of 0% to .27% of deposits. The premium reductions did not affect the deposit premiums paid on SAIF insured deposits. The actual assessment to be paid by each insured institution is based on the institution's assessment risk classification, which is determined based on whether the institution is considered "well capitalized", "adequately capitalized" or "under capitalized", as such terms have been defined in applicable federal regulations, and whether the institution is considered by its supervisory agency to be financially sound or to have supervisory concerns. During 1996, the FDIC imposed a special assessment on SAIF insured deposits to recapitalize the SAIF. CCB Bank's special assessment amounted to $7.4 million and American Federal's assessment amounted to $5.6 million. FDIC insurance premiums for 1998 and 1997 were .0126% for BIF insured deposits and .0648% for SAIF insured deposits.


     On September 30, 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Growth Act") was enacted. This legislation contained a comprehensive approach to recapitalize the SAIF and to assure payment of the Financing Corporation (the "FICO") obligations. Under the Growth Act, banks with deposits that are insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The Growth Act stipulates that in order to contribute toward the FICO obligations, the BIF assessment rate must be equal to one-fifth the SAIF assessment rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. The amount of FICO debt service to be paid by all BIF-insured institutions is approximately $0.0126 per $100 of BIF-insured deposits for each year from 1997 through 1999 when the obligation of BIF-insured institutions increases to approximately $0.0240 per $100 of BIF-insured deposits per year through the year 2019, subject in all cases to adjustments by the FDIC on a quarterly basis.


     Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.



                     CAPITAL STOCK OF CCB AND STONE STREET


     Your current rights as a shareholder of Stone Street are governed by Stone Street's Articles of Incorporation ("Charter") and Bylaws, and the NCBCA. Upon consummation of the Merger, if you become a shareholder of CCB, your rights will be the same as all other CCB shareholders and will be governed by CCB's Restated Articles of Incorporation, as amended ("Restated Articles"), and Bylaws, an Amended and Restated Rights Agreement dated as of October 1, 1998 pertaining to the CCB Rights (the "CCB Rights Agreement"), and the NCBCA. Certain differences exist between your current rights as a holder of Stone Street Common Stock and your rights after the Effective Time as a holder of CCB Common Stock.


     THE FOLLOWING IS ONLY A GENERAL SUMMARY OF CERTAIN MATERIAL DIFFERENCES IN THE RIGHTS OF CCB'S AND STONE STREET'S SHAREHOLDERS AND IS NOT INTENDED TO BE COMPLETE. YOU SHOULD REVIEW CCB'S RESTATED ARTICLES, STONE STREET'S CHARTER, CCB'S AND STONE STREET'S RESPECTIVE BYLAWS, AND THE OTHER GOVERNING INSTRUMENTS OF CCB AND STONE STREET, AND THE NCBCA FOR A MORE COMPLETE DESCRIPTION OF SUCH DIFFERENCES.



AUTHORIZED CAPITAL STOCK


     CCB's authorized capital stock consists of 100,000,000 shares of Common Stock, $5.00 par value common stock, of which 39,900,867 shares were issued and outstanding at May 31, 1999, and 10,000,000 shares of serial preferred stock ("Preferred Stock"), none of which were issued and outstanding at that date.


     By an amendment to the CCB Restated Articles which may be adopted without shareholder approval, CCB's Board of Directors may divide shares of the Preferred Stock into, and issue the same in, one or more classes and in one or more series within each class, and may determine and fix the designations, relative rights, preferences and limitations of shares in each such class and series of the Preferred Stock so established. Subject to the provisions of the NCBCA and the rules of the NYSE, shares of CCB Common Stock and each


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such class or series of Preferred Stock may be issued from time to time without shareholder approval at such times, for such purposes and for such consideration as CCB's Board of Directors may deem advisable.


     For use in connection with the "Rights Plan" (as described below), CCB's Board of Directors has established a series of Preferred Stock designated as its Series A Junior Participating Preferred Stock ("Series A Preferred Stock") consisting of shares and having certain special rights for purposes of dividends and other distributions, voting, dissolution and liquidation and in connection with certain mergers of CCB. Although 800,000 shares of CCB Preferred Stock have been designated as Series A Preferred Stock, none have been issued.


     Stone Street's authorized capital stock consists of 20,000,000 shares of Common Stock, no par value per share, of which 1,638,452 shares were issued and outstanding at May 31, 1999, and 5,000,000 shares of preferred stock, none of which were issued and outstanding at that date.



CCB RIGHTS PLAN


     The CCB Rights Agreement provides for a plan (the "Rights Plan") pursuant to which one CCB Right was distributed during 1990 (the year the Rights Plan was initially adopted) to CCB's shareholders for each of their shares of CCB Common Stock. Also under the Rights Plan, after the date of the initial adoption of the Rights Agreement and before the earlier of the "Distribution Date" (as defined below) or the date of redemption or expiration of the CCB Rights, each new share of CCB Common Stock issued (including the shares into which Stone Street Common Stock will be converted in connection with the Merger) also has attached to it one CCB Right.


     The CCB Rights currently are not exercisable, but may become so in the future on a date (the "Distribution Date") which is the earlier of (i) the tenth business day following a public announcement that any person or group of affiliated persons (an "Acquiring Person") have acquired beneficial ownership of 15% (or 10% in certain circumstances) or more of the outstanding CCB Common Stock, or (ii) the tenth business day following the date of commencement or the announcement of an intention to commence, a tender or exchange offer which would result in an Acquiring Person becoming the beneficial owner of 15% (or 10% in certain circumstances) of CCB's outstanding Common Stock. However, at the time any person or group becomes an Acquiring Person, all CCB Rights held by or transferred to such Acquiring Person (or any associate or affiliate of such Acquiring Person) become void and of no effect.


     Until the Distribution Date, each CCB Right is evidenced by the certificate evidencing the CCB Common Stock to which it relates and may be transferred only with such CCB Common Stock. The surrender for transfer of any CCB Common Stock certificate also constitutes the transfer of the attached CCB Rights. If and only if the Distribution Date should occur, separate certificates evidencing each CCB Right would be distributed to the record holders of the CCB Common Stock to which such CCB Rights are attached. Each such CCB Right could then be exercised to purchase .01 of a share of Series A Preferred Stock for a price of $187.50 (the "Purchase Price"), as adjusted from time to time as described in the CCB Rights Agreement. In the alternative (and subject to certain exceptions), after any person or group becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of CCB's outstanding Common Stock, CCB's Board of Directors at its option may exchange the Rights (other than the Rights of the Acquiring Person), in whole or part, at an exchange ratio of one share of CCB Common Stock, or .01 of a share of Series A Preferred Stock, per Right (subject to adjustment).


     If CCB is acquired in a merger or other business combination or if 50% of its consolidated assets or earnings power is sold, proper provision will be made so that each holder of a CCB Right will thereafter have the right to receive, upon the exercise thereof and at the then current purchase price of the CCB Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of the CCB Right. In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a CCB Right, other than


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CCB Rights beneficially owned by the Acquiring Person (which will be void), will thereafter have the right to receive upon exercise that number of shares of CCB Common Stock having a market value of two times the purchase price of the CCB Right.


     The CCB Rights will expire on October 1, 2008 unless extended, and may be redeemed by CCB at any time prior to the acquisition by a person becoming an Acquiring Person, at a price of $.01 per CCB Right.



SPECIAL MEETINGS OF SHAREHOLDERS


     CCB's Bylaws require that a special meeting of shareholders may be called by the Chairman, Vice Chairman, President or Board of Directors of CCB or by any CCB shareholder pursuant to the written request of the holders of at least 10% of all shares of CCB Stock entitled to be voted at such a meeting.


     Under Stone Street's Bylaws, a special meeting of Stone Street's shareholders may be called by Stone Street's Chief Executive Officer, President, Chairman of the Board, or Board of Directors.



DIRECTORS


     NUMBER OF DIRECTORS. Under CCB's Bylaws, its Board of Directors consists of not less than nine nor more than 23 directors, with the actual number of directors to be determined by the CCB Board or CCB's shareholders from time to time at or within the above minimum and maximum numbers. The number of directors is currently fixed at 20.


     Stone Street's Charter provides that the number of directors of Stone Street shall not be less than five nor more than 15, with the actual number at or within this range to be determined by Stone Street's Board from time to time. The number of Stone Street directors is currently fixed at nine.


     ELECTION OF DIRECTORS. CCB's directors are divided into three classes, with each class elected to staggered three-year terms so that the terms of approximately one-third of CCB's directors expire each year. Under CCB's Restated Articles and Bylaws, shareholders of CCB have the right to cumulate their votes in the election of CCB directors; provided, however, under the NCBCA, because CCB has a class of capital stock registered under the 1934 Act, so long as such registration remains in effect (I.E., CCB is a "public corporation") such right is withdrawn.


     Under the Stone Street Charter, Stone Street's directors are elected to staggered three-year terms, and the terms of approximately one-third of the directors expire each year. Stone Street is also a "public corporation" and cumulative voting in the election of its directors is not available.


     VACANCIES RESULTING FROM INCREASE IN NUMBER. CCB's Bylaws authorize CCB's Board or its shareholders to appoint new directors to fill vacancies arising by reason of death, resignation or removal or resulting from an increase (within the above minimum and maximum numbers) by the Board of Directors in the number of CCB's directors. Stone Street's Bylaws have substantially the same provisions.


     REMOVAL OF DIRECTORS. CCB's Restated Articles provide that a CCB director may be removed only for "cause." Cause means (a) the criminal prosecution and conviction of the director of an act of fraud, embezzlement, theft or personal dishonesty, (b) prosecution and conviction of the director for a criminal offense involving dishonesty or breach of trust as described by the FDIA, or
(c) the occurrence of an event causing such director to be "unbondable" under any of CCB's fidelity bonds or insurance policies covering directors.


     Stone Street's Bylaws provide that directors may be removed with or without cause by the requisite vote of Stone Street's shareholders.


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     RELEASE FROM LIABILITY. CCB's Restated Articles and Stone Street's Charter
provide that to the extent permitted by the NCBCA, their directors are not personally liable for monetary damages in any action by or in the right of their corporation or otherwise for breach of their duties as directors.


     NOMINATIONS. CCB's Bylaws do not contain specific provisions restricting or conditioning nominations of directors. CCB's directors need not be North Carolina residents. Under North Carolina bank law, each director of CCB must beneficially own unencumbered shares of CCB Common Stock having an aggregate "book value" of at least $1,000, and at least 75% of the directors of CCB Bank must be residents of North Carolina.


     Stone Street's Bylaws provide that nominations for election as director, other than those made by Stone Street's Board, must be in a writing delivered to the Secretary of Stone Street no less than 50 or more than 90 days prior to the meeting of shareholders at which a vote on such nominees will be taken. North Carolina savings bank law requires Stone Street's directors to have a significant ownership interest in Stone Street stock.



BUSINESS COMBINATIONS AND CHANGES IN CONTROL


     HIGH VOTE PROVISIONS. In general, the NCBCA requires that any merger, share exchange, voluntary liquidation or transfer of substantially all the assets (other than in the ordinary course of business) of a business corporation be approved by the corporation's shareholders by a majority of the votes entitled to be cast on the proposed transaction. CCB's Restated Articles and Stone Street's Charter, however, contain "supermajority" provisions that, in the case of certain business combination transactions, require a higher vote of CCB's or Stone Street's shareholders than otherwise would be required by the NCBCA.


     CCB's supermajority provision ("CCB's 85% Vote Requirement") requires that notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise, certain "CCB Business Combinations" with an "Interested Shareholder" (as those terms are defined below) require the affirmative vote of both (i) the holders of at least 85% of each class of outstanding shares of CCB's capital stock entitled to vote generally in the election of directors (each voting separately as a class), and (ii) the holders of at least a majority of the issued and outstanding voting stock of CCB held by persons other than the Interested Shareholder or an affiliate or associate of the Interested Shareholder. However, CCB's 85% Vote Requirement will not apply in the case of a CCB Business Combination that has been approved by a majority of CCB's directors who are not affiliated with the Interested Shareholder and who become directors before the Interested Shareholder became such (the "CCB Continuing Directors") or which satisfies the "CCB Fair Price Provisions" (as described below) also contained in the CCB Restated Articles.


     The term "CCB Business Combination" generally includes:


   o any merger or consolidation of CCB or a subsidiary with an Interested Shareholder or an affiliate or associate of an Interested Shareholder;


   o any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder or an affiliate or associated of an Interested Shareholder of all or substantially all, or as much as 10% of, the assets or businesses of CCB or any subsidiary;


   o any purchase, exchange, lease or other acquisition by CCB or any subsidiary of all or substantially all, or as much as 10% of, the assets or businesses of an Interested Shareholder or an affiliate or associate of an Interested Shareholder;


   o the issuance or transfer of any securities of CCB or any subsidiary to an Interested Shareholder or an affiliate or associate of an Interested Shareholder for consideration having a value of more than $5 million;


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   o the adoption of any plan proposed by or on behalf of an Interested
     Shareholder or an affiliate or associate of an Interested Shareholder for the liquidation or dissolution of CCBF; and


   o any recapitalization or reclassification of securities, or any merger or consolidation of CCB with any of its subsidiaries, or any other transaction (whether or not involving an Interested Shareholder) that would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of CCB or any subsidiary which is directly or indirectly owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder.


     An "Interested Shareholder" for purposes of CCB's 85% Vote Requirement generally is any person who: (i) together with his or its affiliates, beneficially owns, directly or indirectly, 20% or more of any class of CCB's outstanding voting stock, (ii) is an affiliate of CCB and at any time within the preceding two years beneficially owned, directly or indirectly, 20% or more of any class of CCB's outstanding voting stock; or (iii) is an assignee of or has otherwise succeeded to any shares of any class of outstanding voting stock which at any time within the preceding two years were beneficially owned by any Interested Shareholder.


     Stone Street's Charter requires the affirmative vote of 75% of the outstanding Stone Street shares entitled to vote to approve a merger, consolidation, or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 75% of the number of "Stone Street's Continuing Directors" ("Stone Street's 75% Vote Requirement"). The "Stone Street Continuing Directors" generally includes all members of Stone Street's Board of Directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the Stone Street Common Stock. The Stone Street 75% Vote Requirement could tend to make the acquisition of Stone Street more difficult to accomplish without the cooperation or favorable recommendation of its Board of Directors.


     CCB FAIR PRICE PROVISIONS. A provision of CCB's Restated Articles (the "CCB Fair Price Provisions") provides that the CCB 85% Vote Requirement will not apply in the case of a CCB Business Combination if:


    (i) the aggregate consideration to be received per share of CCB stock by CCB's shareholders is not less than the higher of:


       o the highest price per share paid by the Interested Shareholder for CCB Common Stock within two years preceding the announcement of the CCB Business Combination or the date the person became an Interested Shareholder; and


       o the fair market value per share of CCB Common Stock on such announcement date or on the date the person became an Interested Shareholder;


    (ii) the aggregate consideration to be received by CCB's shareholders per share of any other class of CCB's voting stock other than the CCB stock is not less than the higher of:


       o the highest price per share paid by the Interested Shareholder for shares of such other class of voting stock within two years preceding the announcement of the CCB Business Combination or the date the person became an Interested Shareholder,


       o the highest preferential amount per share to which holders of shares of such other class are entitled in the event of any liquidation, dissolution or winding up of CCB; and


       o the fair market value per share of such other class on such announcement date or on the date the person became an Interested Shareholder;


   (iii) the consideration to be received by CCB's shareholders is in cash or in the same form as the consideration paid by the Interested Shareholder in acquiring shares already owned (provided, that if


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      the Interested Shareholder has paid varying forms of consideration, the form of consideration paid to CCB's shareholders in the CCB Business Combination shall either be cash or in the form used to acquire the largest number of shares of such class of voting stock already owned);


   (iv) except as approved by the CCB Continuing Directors, after the Interested Shareholder has become such and prior to consummation of the CCB Business Combination:


       o there has been no failure to pay any regular quarterly dividend on any outstanding Preferred Stock or reduction in the annual dividend rate on CCB stock, and


       o the Interested Shareholder shall not have acquired beneficial ownership of any additional shares of CCB voting stock;


    (v) after becoming an Interested Shareholder, such person shall not have received the benefit of certain financial assistance or tax advantages; and


   (vi) a proxy statement in conformity with the 1934 Act and regulations thereunder shall be mailed to all CCB shareholders.


     STONE STREET MERGER FACTORS. Stone Street's Charter provides that, when evaluating a proposed business combination, its Board of Directors shall give due consideration to all relevant factors in determining what is in the best interests of Stone Street and its shareholders. Factors considered may include:



   o the effect that accepting such an offer would have on customers, borrowers and creditors;


   o the ability of Stone Street and its subsidiaries to fulfill the objectives of a depository institution and holding company under applicable law;


   o the financial circumstances of the person proposing the combination and their possible effect on Stone Street, its subsidiaries and its communities;


   o the character of the persons proposing the business combination; and


   o the prospects that the business combination will be concluded successfully.


This provision may be viewed as making acquisition of Stone Street more difficult to accomplishing, by person who contend that directors can consider only proposed financial returns to shareholders in determining the best int erests of the Corporation and shareholders.


     NORTH CAROLINA SHAREHOLDER PROTECTION ACT. The North Carolina Shareholder Protection Act (the "Shareholder Protection Act") generally requires that, unless certain "fair price" and procedural requirements are satisfied, an affirmative vote of 95% of a corporation's voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation's voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. The Shareholder Protection Act is applicable to CCB. It is not applicable to Stone Street.


     CONTROL SHARE ACQUISITION ACT. The North Carolina Control Share Acquisition Act (the "Control Share Act") generally provides that, except as provided below, "Control Shares" will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation's directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation's voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors of the corporation). If voting rights are granted to Control Shares which give the hold a majority of all voting power


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in the election of the corporation's directors, then the corporation's other shareholders may require the corporation to redeem their shares at their fair value. The Control Share Act is applicable to CCB. It is not applicable to Stone Street.



AMENDMENT OF ORGANIZATIONAL DOCUMENTS


     CCB RESTATED ARTICLES. Subject to certain conditions, an amendment to CCB's Restated Articles may be effected if the amendment is approved by the vote of the holders of a majority of the CCB Common Stock present at the shareholders meeting at which such amendment proposal is considered. However, unless recommended to CCB's shareholders by a vote of three-fourths of the CCB Continuing Directors, the affirmative vote of both (i) the holders of not less than 85% of each class of CCB's outstanding voting stock (each voting separately as a class) and (ii) the holders of a majority of outstanding CCB voting stock held by persons other than an Interested Shareholder or any affiliate or associate of an Interested Shareholder, is required to amend or repeal, or to adopt provisions inconsistent with, the provisions of the CCB 85% Vote Requirement and the CCB Fair Price Provisions.


     STONE STREET CHARTER. An amendment to Stone Street's Charter may be effected by a vote of the holders of a majority of the Stone Street Common Stock present at a shareholders meeting at which such amendment is considered; provided, however, that the Stone Street 75% Vote Requirement may not be amended, repealed or modified, directly or indirectly, except (a) if the proposal has been adopted by at least 75% of the Stone Street Continuing Directors, upon the affirmative vote of the holders of a majority of Stone Street's shares, or (b) if such director action has not occurred, upon the affirmative vote of the holders of 75% of Stone Street's shares.


     BYLAWS. CCB's Bylaws may be amended or repealed, and new Bylaws may be adopted, by the affirmative vote of a simple majority of CCB's directors or by the affirmative vote of the holders of a majority of the shares of CCB Common Stock represented, in person or by proxy, at a shareholders' meeting; provided, however, that any Bylaw approved by CCB's shareholders may be amended or repealed only by a vote of the shareholders and any Bylaw providing for a higher Board or shareholder vote requirement for its amendment or repeal may be amended or repealed by such higher vote. Stone Street's Bylaws have substantially the same provisions.



ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS


     Certain of the provisions of CCB's Restated Articles and Bylaws discussed above may have the effect of preventing, discouraging or delaying a change in control of CCB not approved by its Board of Directors, but pursuant to which its shareholders might receive a substantial premium for their shares over current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.


     The authority of CCB's Board of Directors to issue Preferred Stock with such rights and privileges as it may deem appropriate may enable such Board to prevent a change in control despite a shift in ownership of CCB Common Stock. In addition, such Board's power to issue additional shares of CCB Common Stock may help delay or discourage a change in control by increasing the number of shares needed to gain control.


     The ability of CCB's Board to expand the number of directors up to 30, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the Board to prevent, for a period of time, a person or entity owning a majority of the voting shares of CCB from electing a majority of the directors of CCB's Board. Further, the overall effect of the classification of CCB's Board may be to delay a dissatisfied shareholder or anyone who obtains a majority of the CCB Common Stock from electing its designees to a majority of the seats on the CCB Board.


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     The CCB 85% Vote Requirement is designed to make more difficult an acquisition of CCB by an Interested Shareholder who has accumulated a sufficient number of shares of CCB Common Stock to influence or cause a CCB Business Combination on terms favoring or giving preferential treatment to the Interested Shareholder. Should such a CCB Business Combination be proposed and not receive the approval of CCB Continuing Directors, absent compliance with the CCB Fair Price Provisions, the holders of a small minority of CCB Common Stock who elect to oppose the proposed CCB Business Combination could prevent the consummation of such transaction.


     The CCB Fair Price Provisions are designed to discourage attempts to take over CCB in nonnegotiated transactions utilizing two-tier pricing tactics (which typically involve the accumulation of a substantial block of the target corporation's Stock followed by a merger or other reorganization of the acquired company on terms determined by the purchaser). Therefore, due to the difficulties of complying with the requirements of such provisions, they have an anti-takeover effect and generally may discourage attempts to obtain control of CCB. As a result, holders of CCB Stock may be deprived of an opportunity to sell their shares at a premium above the market price. In addition, the CCB Fair Price Provisions would give veto power to the holders of a minority of the shares of CCB's voting shares, and could give veto power to a minority of CCB's Board of Directors, with respect to a CCB Business Combination, which a majority of the shareholders and directors may believe to be desirable and beneficial. In any CCB Business Combination not receiving the requisite approval of CCB's shareholders or directors, requirements regarding minimum price, while providing objective pricing criteria, could be arbitrary and not indicative of value. The purpose of the CCB Fair Price Provisions is to encourage potential acquirors to engage in arm's length negotiations with CCB before attempting takeover transactions in order to provide protection for CCB and its shareholders and to insure that all shareholders receive a fair price for their shares. These provisions also are intended to prevent an acquiror from obtaining an initial position and thereafter acquiring CCB's remaining shares for a lower price or with a less desirable form of consideration.


     Similarly, CCB's Rights Plan may have an anti-takeover effect. The Rights Plan would enable CCB's existing shareholders to purchase shares of Series A Preferred Stock at the stated Purchase Price or a number of shares of CCB Common Stock equal in value to twice the Purchase Price. The effect of the Rights Plan may be to discourage an uninvited or unfriendly attempt to acquire control of CCB as the effect of purchases of Series A Preferred Stock or CCB Common Stock likely would be to cause an Acquiring Person to suffer substantial dilution of its voting power and significant deterioration in the value of its shares.


     The cumulative impact of the applicability of the Shareholder Protection Act and the Control Share Act is to render more difficult, or to discourage, a merger, tender offer or proxy contest, or the assumption of control by the holder of a large block of CCB's voting securities, and would make more difficult any attempt to remove incumbent management, even if any one or more of the foregoing matters may be favorable to, or in the bests interests, of CCB's shareholders.



                                INDEMNIFICATION


     The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.


     PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of


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a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.


     MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.


     ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.


     COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).


     VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney's fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.


     PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.


     INDEMNIFICATION BY CCB. Subject to restrictions as are provided by federal securities law, CCB's Bylaws provide for indemnification of CCB's directors and officers to the fullest extent permitted by the NCBCA, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification. Stone Street's Bylaws contain substantially the same provisions.


     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling CCB or Stone Street pursuant to CCB's Restated Articles, CCB's Bylaws, the Merger Agreement, or the NCBCA, CCB and Stone Street have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable.


     RELEASE OF DIRECTOR LIABILITY. As discussed above, CCB's Restated Articles eliminate, to the fullest extent permitted by the NCBCA, the personal liability of its directors in any action by or in the right of CCB or otherwise for monetary damages for breach of their duties as directors.

                                 LEGAL MATTERS

     The validity of the shares of CCB Common Stock to be issued to Stone Street shareholders in connection with the Merger will be passed upon for CCB by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., who serves as counsel to CCB with respect to the acquisition transactions. Robert A. Singer, a partner in such firm, beneficially owns, or has sole or shared voting control as a trustee or otherwise over, a total of 11,906 shares of CCB Common Stock. Certain legal matters pertaining to Stone Street will be passed upon Poyner & Spruill L.L.P., special counsel to Stone Street.

                                    EXPERTS

     The consolidated financial statements of CCB as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of Stone Street as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference herein in reliance upon the report of Weir Smith Jones Elliott & Miller, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                          FORWARD LOOKING STATEMENTS

     This Proxy Statement - Prospectus contains certain forward-looking statements with respect to the anticipated financial condition, results of operations and business of CCB after its acquisition of Stone Street. These forward-looking statements are based on estimates, beliefs and assumptions made by CCB's management and are not guarantees of the impact of the acquisition upon CCB or CCB's future performance. Factors that may cause actual results to differ from those expressed or implied include, but are not limited to:


     o possible cost savings from the acquisition may not be fully realized within the estimated time frame;


     o deposit attrition, customer loss or revenue loss may be greater than expected;


     o costs or difficulties related to the integration of the companies may be greater than expected;


     o competitive pressures among depository and other financial institutions may increase significantly;


     o changes in the interest rate environment may reduce margins;


     o changes in technology, including Year 2000 compliance issues;

   o changes in economic or business conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; and


   o legislative, regulatory or tax changes may adversely affect the business in which the companies are engaged.


Other factors that may cause actual results to differ from those expressed or implied are set forth in the CCB's 1998 Annual Report on Form 10-K, Stone Street's 1998 Annual Report on Form 10-K and subsequent filings of CCB and Stone Street under the 1934 Act, all of which reports and filings are incorporated herein by reference.



                                 OTHER MATTERS


     Stone Street's Board of Directors does not intend to bring any matter before the Special Meeting other than as specifically set forth in this Proxy Statement - Prospectus, it knows of no other business that will be brought before the Special Meeting by any other person. However, should other matters properly be presented for action at the Special Meeting, the persons named in appointments of proxy to represent shareholders at the Special Meeting, or their substitutes, will be authorized to vote shares represented by those appointments of proxy according to their best judgment on such matters.



                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS


     It is presently anticipated that if the acquisition transactions are not completed, Stone Street's 2000 Annual Meeting of Shareholders will be held on April 18, 2000. In order for shareholder proposals to be included in the Stone Street's proxy materials for that meeting, such proposals must be received by Stone Street's Secretary of its principal executive office no later than November 15, 1999, and meet all other applicable requirements for inclusion in the proxy statement.


     In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2000 Annual Meeting. In order to do so, the shareholder must notify Stone Street's Secretary in writing, at its principal executive office no later than January 28, 2000, of his or her proposal. If the shareholder desires to prevent Stone Street from voting proxies solicited by its Board (under the discretionary authority granted by the form of proxy to be solicited by Stone Street's Board of Directors for use at the 2000 Annual Meeting) on his or her proposal, the notice must also state the shareholder's intent to solicit the required number of votes for passage of his or her proposal and the shareholder must provide evidence to Stone Street that the solicitation has occurred.



                      WHERE YOU CAN GET MORE INFORMATION


     Because CCB and Stone Street are subject to the informational requirements of the 1934 Act, they file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by CCB or Stone Street can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois and at Room 1028, Federal Building, 26 Federal Plaza, New York, New York 10006. You can obtain copies of such material by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding CCB, Stone Street and other registrants. Copies of reports, proxy statements and other information filed by CCB with the NYSE may be inspected at 20 Broad Street, New York, New York 10005, and copies of reports, proxy statements and other information filed by Stone Street with the AMEX may be inspected at 86 Trinity Place, New York, New York 10006-1881.

Additional information about CCB is also available at its web site, http://www.CCBonline.com. Stone Street maintains a web site, http://www.stonestreetmocksville.com, which provides additional information about it.


     CCB has filed with the Commission a Registration Statement on Form S-4 under the 1933 Act with respect to the CCB Common Stock offered in the Merger. This Proxy Statement - Prospectus is part of that Registration Statement but does not contain all the information set forth in the Registration Statement as permitted by the Commission. If you would like to be more informed about CCB and its Common Stock, please refer to the Registration Statement and its exhibits which you may review without charge at Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also make copies of all or any part of the Registration Statement at the Commission's office in Washington, D.C. upon payment of the prescribed fees. In addition, copies of the exhibits to the Registration Statement may be obtained from W. Harold Parker, Jr., Senior Vice President and Controller, CCB Financial Corporation, 111 Corcoran Street, Durham, North Carolina 27702 (919) 683-7631.



                     INFORMATION INCORPORATED BY REFERENCE


     The following documents previously filed by CCB with the Commission (SEC File No. 0-12358) are incorporated by reference into this Proxy Statement -
Prospectus: (i) CCB's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (ii) CCB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (iii) CCB's Current Reports on Form 8-K dated April 14, 1999 and April 27, 1999; and (iv) the description of CCB Common Stock contained in its current report on Form 8-K dated July 1, 1983, as amended by its Form 8-K/A2 filed June 14, 1996, its Form 8-A dated July 29, 1996 and its Form 8-K/A3 filed October 1, 1998, as each is amended by CCB's subsequent reports filed under the 1934 Act.


     The following documents previously filed by Stone Street with the Commission are incorporated by reference into this Proxy Statement -
Prospectus: (i) Stone Street's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (ii) Stone Street's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (iii) Stone Street's Current Report on Form 8-K dated April 14, 1999, as each is amended by Stone Street's subsequent reports filed under the 1934 Act.


     Copies of those documents (other than exhibits to such documents which are not specifically incorporated by reference into such documents) will be provided without charge upon request as described below. Requests for documents regarding CCB should be directed to W. Harold Parker, Jr., Senior Vice President and Controller, CCB Financial Corporation, Post Office Box 931, Durham, North Carolina 27702, telephone (919) 683-7631. Requests for documents regarding Stone Street should be directed to Marjorie D. Foster, Stone Street Bancorp, Inc., 232 South Main Street, Mocksville, North Carolina 27028, telephone (336) 751-5936. In order to ensure timely delivery of the documents before the Special Meeting, any such requests should be made by September 7, 1999.


     In addition, all other documents filed by CCB or Stone Street pursuant to
Section 13(a), 14 or 15(d) of the 1934 Act prior to the date of Stone Street's Special Meeting has been finally adjourned shall be deemed to be incorporated by reference herein and will be deemed to be modified or superseded for purposes of this Proxy Statement - Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                            AGREEMENT OF COMBINATION

                                  BY AND AMONG

                           CCB FINANCIAL CORPORATION,

                                   CCBFC, INC.

                                       AND

                    CENTRAL CAROLINA BANK AND TRUST COMPANY,

                                       AND

                           STONE STREET BANCORP, INC.

                                       AND

                            STONE STREET BANK & TRUST


                                   ----------



                            DATED AS OF JUNE 22, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                    ARTICLE I

                                                    DEFINITIONS...................................................2



                                   ARTICLE II

                      THE MERGERS AND RELATED TRANSACTIONS

2.1      Merger and Second Merger................................................................................13
2.2      Bank Merger.............................................................................................13
2.3      Time and Place of Closing...............................................................................13
2.4      Effective Time..........................................................................................13
2.5      Subsequent Actions......................................................................................14
2.6      Advisory Directors......................................................................................14

                                   ARTICLE III

                           MANNER OF CONVERTING SHARES

3.1      Conversion of Shares....................................................................................15
3.2      Conversion of Options...................................................................................17
3.3      Anti-Dilution Provisions................................................................................17
3.4      Shares Held by CCBF or Stone Street.....................................................................17
3.5      Fractional Shares.......................................................................................18
3.6.     Transfers...............................................................................................18

                                   ARTICLE IV

                               EXCHANGE OF SHARES

4.1      Exchange Procedures.....................................................................................18
4.2      Voting and Dividends....................................................................................20

                                       (i)





                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF STONE STREET

5.1      Organization, Standing, and Authority...................................................................20
5.2      Capital Stock...........................................................................................21
5.3      Stone Street Subsidiaries...............................................................................21
5.4      Authorization of Merger, Bank Merger and Related Transactions...........................................22
5.5      SEC Filings; Financial Statements.......................................................................23
5.6      Books and Corporate Records.............................................................................23
5.7      Absence of Undisclosed Liabilities......................................................................24
5.8      Tax Matters.............................................................................................24
5.9      Allowance for Loan Losses...............................................................................25
5.10     Assets..................................................................................................25
5.11     Compliance with Laws....................................................................................26
5.12     Employee Benefit Plans..................................................................................26
5.13     Commitments and Contracts...............................................................................29
5.14     Material Contract Defaults..............................................................................30
5.15     Legal Proceedings.......................................................................................30
5.16     Absence of Certain Changes or Events....................................................................30
5.17     Reports.................................................................................................31
5.18     Insurance...............................................................................................31
5.19     Labor...................................................................................................31
5.20     Material Interests of Certain Persons...................................................................31
5.21     Registration Obligations................................................................................31
5.22     Environmental Matters...................................................................................31
5.23     Accounting; Tax; Regulatory Matters.....................................................................33
5.24     Brokers and Finders.....................................................................................33
5.25     State Takeover Laws.....................................................................................33
5.26     Charter Provisions......................................................................................33
5.27     Derivatives Contracts...................................................................................33
5.28     Y2K Compliance..........................................................................................34
5.29     Statements True and Correct.............................................................................34


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF CCBF

6.1      Organization, Standing, and Authority...................................................................34
6.2      Capital Stock...........................................................................................35
6.3      CCBF Subsidiaries.......................................................................................35
6.4      Authorization of Merger and Related Transactions........................................................36

                                      (ii)



6.5      SEC Filings; Financial Statements.......................................................................36
6.6      Absence of Undisclosed Liabilities......................................................................37
6.7      Tax Matters.............................................................................................37
6.8      Compliance With Laws................................................................................... 38
6.9      Employee Benefit Plans..................................................................................38
6.10     Legal Proceedings.......................................................................................41
6.11     Absence of Certain Changes or Events....................................................................41
6.12     Reports.................................................................................................41
6.13     Accounting; Tax; Regulatory Matters.....................................................................42
6.14     Brokers and Finders.....................................................................................42
6.15     Capital Stock Issued in Merger..........................................................................42
6.16     Derivatives Contracts...................................................................................42
6.17     Y2K Compliance..........................................................................................42
6.18     Statements True and Correct.............................................................................42

                                   ARTICLE VII

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

7.1      Affirmative Covenants of Stone Street...................................................................43
7.2      Negative Covenants of Stone Street......................................................................43
7.3      Covenants of CCBF.......................................................................................45
7.4      Adverse Changes in Condition............................................................................46
7.5      Reports.................................................................................................46
7.6      Confidentiality.........................................................................................46
7.7      Current Information.....................................................................................47
7.8      Registration Statement; Regulatory Matters..............................................................47
7.9      Directors' and Shareholders' Approvals..................................................................48
7.10     Agreements of Affiliates................................................................................48
7.11     Delivery of Monthly Financial Statements ...............................................................49
7.12     Tax-Free Reorganization.................................................................................49
7.13     Press Releases..........................................................................................49
7.14     Exchange Listing........................................................................................49
7.15     Miscellaneous Agreements and Consents...................................................................49

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

8.1      Indemnification and Insurance...........................................................................50
8.2      Employee Contracts; Employee Benefits; Director Benefits................................................51
8.3      Modification of Employee Benefits.......................................................................51

                                      (iii)


                                   ARTICLE IX

                                   CONDITIONS

9.1      Conditions to Each Party's Obligations to Effect the Merger.............................................52
9.2      Conditions to the Obligations of Stone Street and Mocksville............................................54
9.3      Conditions to the Obligations of CCBF, CCBFC and CCB Bank ..............................................54

                                    ARTICLE X

                                   TERMINATION

10.1     Termination.............................................................................................55
10.2     Effect of Termination...................................................................................56
10.3     Expenses................................................................................................56
10.4     Wrongful Termination....................................................................................57
10.5     Termination Fee.........................................................................................57

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1     Non-Survival of Representations, Warranties and Covenants Following
           the Effective Time....................................................................................57
11.2     Entire Agreement........................................................................................57
11.3     Amendments..............................................................................................58
11.4     Waivers.................................................................................................58
11.5     No Assignment...........................................................................................58
11.6     Notices.................................................................................................59
11.7     Severability............................................................................................60
11.8     Governing Law...........................................................................................60
11.9     Counterparts............................................................................................60
11.10    Captions; Articles; and Section.........................................................................60
11.11    Interpretations.........................................................................................60
11.12    Enforcement of Agreement................................................................................60

APPENDIX A                 Plan of Merger

APPENDIX B                 Bank Plan of Merger

APPENDIX C                 Holding Company Plan of Merger

APPENDIX D                 Affiliate Agreement

                                      (iv)

                  AMENDED AND RESTATED AGREEMENT OF COMBINATION


         This AMENDED AND RESTATED AGREEMENT OF COMBINATION (this "Agreement") is made and entered into as of June 22, 1999 by and among CCB Financial Corporation, a North Carolina corporation ("CCBF"), CCBFC, Inc., a North Carolina corporation and a newly-formed, wholly-owned subsidiary of CCBF ("CCBFC"), and Central Carolina Bank and Trust Company, a North Carolina commercial bank and a wholly-owned subsidiary of CCBF ("CCB Bank"), and Stone Street Bancorp, Inc., a North Carolina corporation ("Stone Street"), and Stone Street Bank & Trust, a North Carolina savings bank formerly known as "Mocksville Savings Bank, Inc., SSB" and a wholly-owned subsidiary of Stone Street ("Mocksville"), and amends and restates the Agreement of Combination, dated as of April 13, 1999, among the foregoing parties.

                              W I T N E S S E T H:

         WHEREAS, CCBF is a registered bank holding company and Stone Street is a registered savings bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

         WHEREAS, at the Effective Time, CCBFC shall merge with and into Stone Street (the "Merger"), with Stone Street as the surviving corporation (the "Surviving Corporation"); and,

         WHEREAS, immediately after the Effective Time, Stone Street shall merge with and into CCBF (the "Second Merger"), with CCBF as the surviving corporation of the Second Merger (the "Resulting Corporation"), and Mocksville shall then merge with and into CCB Bank ("Bank Merger"), with CCB Bank as the surviving financial institution (the "Surviving Bank");

         WHEREAS, the Executive Committees of the Boards of Directors of CCBF and CCB Bank, the Board of Directors of CCBFC, and the Boards of Directors of Stone Street and Mocksville have resolved, as applicable, that the Merger, the Bank Merger, the Second Merger, and the other transactions described herein are in the best interests of the parties and their respective shareholders and have approved this Agreement and authorized the execution hereof; and

         WHEREAS, the Boards of Directors of CCBF and CCB Bank, the shareholder of CCBFC and CCB Bank, the shareholders of Stone Street and the shareholder of Mocksville shall consider and act upon resolutions to approve and adopt this Agreement and to authorize the execution and delivery of such other agreements and other documents as are necessary to consummate, as applicable, the Merger, the Bank Merger and the Second Merger and such other transactions; and

         WHEREAS, CCBF, CCBFC, CCB Bank, Stone Street and Mocksville desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         "Action" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities; provided such term shall include, notices, demand letters, or requests from any Environmental Agency.

         "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

         "Affiliate Agreement" shall mean the Affiliate Agreement substantially in the form of Appendix D hereto.

         "Agreement" shall mean this Amended and Restated Agreement of Combination.

         "Allowance" shall have the meaning set forth in Section 5.9 of this Agreement.

         "AMEX" shall mean the American Stock Exchange, Inc.

         "Articles of Merger" shall have the meaning set forth in Section 2.4(a) of this Agreement.

         "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "Bank Act" shall mean Chapter 53 of the North Carolina General
Statutes.

         "Bank Articles of Merger" shall have the meaning set forth in Section 2.4(c) of this Agreement.

         "Bank Effective Time" shall have the meaning set forth in Section 2.4(c) of this Agreement.

         "Bank Merger" shall have the meaning set forth in the preamble to this Agreement.

         "BHCA" shall have the meaning set forth in the preamble to this Agreement.

         "Cash Election Shares" shall have the meaning set forth in Section 3.1(c) of this Agreement.

         "CCBF" shall have the meaning set forth in the preamble to this Agreement.

         "CCBFC" shall have the meaning set forth in the preamble to this Agreement.

         "CCB Bank" shall have the meaning set forth in the preamble to this Agreement.

         "CCBF Common Stock" shall have the meaning set forth in Section 3.1 of this Agreement.

         "CCBF Financial Statements" shall mean (i) the audited consolidated balance sheets of CCBF as of December 31, 1998 and 1997 and the related audited consolidated statements of income, shareholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the years ended December 31, 1998, 1997 and 1996, as have been Previously Disclosed and (ii) CCBF's unaudited consolidated balance sheet (including related notes and schedules, if any) and the related unaudited consolidated statements of income, shareholders' equity and cash flows for each three-month period subsequent to January 1, 1999 as will be provided to Stone Street prior to the Effective Time.

         "CCBF Rights" shall have the meaning set forth in Section 3.1 of this Agreement.

         "CCBF Rights Plan" shall have the meaning set forth in Section 3.1 of this Agreement.

         "CCBF SEC Reports" shall have the meaning set forth in Section 6.5 of this Agreement.

         "CCBF Stock Price" shall mean the closing sales price of CCBF Common Stock on the NYSE - Composite Transactions List (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by
CCBF) on the trading day, or the average closing sales price of CCBF Common Stock (determined as provided previously in this definition) over the number of consecutive trading days, specified in the context in which the defined term is used.

         "CCBF Subsidiaries" shall mean any or all of CCB Bank, American Federal Bank, F.S.B., and Central Carolina Bank - Georgia, all of which are subsidiaries of CCBF, and the following direct or indirect subsidiaries of CCBF: CCB Investment and Insurance Service Corporation, Southland Associates, Inc., CCBDE, Inc., Salem Trust Company; Corcoran Holdings, Inc.; AMFEDDE, Inc.; McBee Holdings, Inc.; Finance South, Inc.; Mortgage North, Inc.; Greenville Participations, Inc.; and, American Service Corporation of S.C.

         "Closing" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Commission" shall mean the North Carolina Banking Commission.

         "Commissioner" shall mean the North Carolina Commissioner of Banks.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

         "Costs" shall have the meaning set forth in Section 10.3 of this Agreement.

         "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

         "Derivatives Contract" shall have the meaning set forth in Section 5.27 of this Agreement.

         "D&O Insurance" shall have the meaning set forth in Section 8.1(c) of this Agreement.

         "Effective Time" shall mean the time and date specified pursuant to
Section 2.6 of this Agreement as the effective time of the Merger.

         "Electing Holder" shall have the meaning set forth in Section 3.1(c) of this Agreement.

         "Employee Benefit Plan" shall mean any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program, or (v) stock option, stock purchase, stock appreciation, stock or cash bonus, or similar plan or arrangement.

         "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA Section 3(1).

         "Environmental Agency" means the United States Environmental Protection Agency or any other federal, state, or local agency responsible for regulating or enforcing laws, relating to (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life, or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of any substance presently listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         "Environmental Costs" shall mean the total projected cost of curing all indicated violations of Environmental Laws and all related remediation required by applicable Environmental Laws and Environmental Agencies with respect to the Assets of Stone Street and the Stone Street Subsidiaries, with such total projected cost being determined by an environmental engineering firm selected by CCBF, and reasonably satisfactory to Stone Street, and being set forth in a written report of such firm to CCBF and Stone Street detailing the bases of such projected costs and the standards used for their determination; provided, however, that such total projected cost shall be reduced by any insurance proceeds or governmental reimbursements which at or before the Effective Time CCBF or Stone Street has received or is entitled to receive under the Law.

         "Environmental Law" shall mean any Law, Permit, Consent, Order, or agreement with any Environmental Agency relating to (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life, or any other natural resource), and/or (ii) the use, storage, recycling, disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Agent" shall have the meaning set forth in Section 3.6 of this Agreement.

         "Exchange Ratio" shall have the meaning set forth in Section 3.1 of this Agreement.

         "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "Federal Reserve" shall mean the Federal Reserve Bank of Richmond acting under delegated authority from the Federal Reserve Board, or any successor thereto.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fiduciary" shall have the meaning set forth in ERISA Section 3(21).

         "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time, as applied by the entity in respect of which the term is used consistently with its past practices.

         "Hazardous Materials" shall mean solid waste (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C.A. ss. 6901 ET Seq. ("RCRA"), and the regulations adopted pursuant to RCRA), hazardous waste (as that term is defined under RCRA, and the regulations adopted pursuant to RCRA), hazardous substances (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss. 9601, ET Seq. ("CERCLA"), and the regulations adopted pursuant to CERCLA), and other pollutants, including, without limitation, any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, or chemicals.

         "Holding Company Plan of Merger" shall have the meaning set forth in
Section 2.4(b) of this Agreement.

         "HSR Act"  shall have the meaning set forth in Section 5.4(c).

         "IRS" shall mean the Internal Revenue Service.

         "Indemnifiable Losses" shall mean any and all Actions, Orders, damages, penalties, fines, costs, amounts paid in settlement or compromise, Liabilities, expenses, fees (including attorneys' fees awarded to third parties), court costs, and reasonable attorneys', expert witnesses', consultants', and accountants' fees and expenses incurred by an Indemnified Party as a result or by reason of the Indemnifying Party's breach of its obligations under this Agreement or violation of Law, except to the extent that such otherwise Indemnifiable Losses arise as a result or by reason of the Indemnified Party's breach of its obligations under this Agreement or its violation of Law.

         "Knowledge," when used in the phrase "to the Knowledge" or a similar phrase, shall mean the knowledge of the senior executive officers (including, without limitation, the senior executive officers responsible for Tax matters) of CCBF (with respect to CCBF, CCBFC and CCB Bank) or Stone Street (with respect to Stone Street and Mocksville), as applicable, after reasonable inquiry of the other executive officers and the directors of CCBF (with respect to CCBF, CCBFC and CCB Bank) or Stone Street (with respect to Stone Street and Mocksville), as applicable.

         "Liabilities" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "Law" shall mean any federal, state, local or foreign statute, code, law, ordinance, regulation, rule, code, order, reporting requirement or licensing requirement, including, without limitation, the BHCA, the Bank Act, the Savings Bank Act, the FDIA and the NCBCA.

         "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, deed of trust, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Person, pledges to secure deposits and other Liens incurred in the ordinary course of the financial institution business, and (iii) Liens which do not materially impair the use of, title to, or the ability to sell or transfer for fair value the Assets subject to such Lien.

         "Material Adverse Event" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger, the Bank Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Event" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, savings banks, and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed Consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement.

         "Merger" shall have the meaning set forth in the preamble to this Agreement.

         "Mocksville" shall have the meaning set forth in the preamble to this Agreement.

         "MRP Rights" shall mean the rights of a qualified participant in the Stone Street MRP Plan to have issued and outstanding shares of Stone Street Common Stock vested in such participant as provided in the Stone Street MRP Plan.

         "New Building" shall mean the building (and related improvements) under construction by Mocksville at 915 Valley Road, Mocksville, North Carolina.

         "NCBCA" shall mean the North Carolina Business Corporation Act.

         "NC SecState" shall mean the North Carolina Secretary of State.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "OMC" shall have the meaning set forth in Section 5.24.

         "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property; provided, however, that with respect to any Operating Property in which a Party or one of its Subsidiaries holds a security interest only and of which it is neither the owner nor an operator, all representations, warranties, covenants and disclosures in this Agreement, or provided pursuant to this Agreement, shall be to the Knowledge of such Party (and its applicable Subsidiary).

         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "Ordinary Course of Business" shall mean the ordinary course of business of the Party or its Subsidiary respecting which this term is used, conducted in the same manner as theretofore conducted during the two (2) year period preceding the date of this Agreement and consistent with such Party's or Subsidiary's past policies, practices, and methods (including with respect to quantity and frequency) in effect during such two year period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PCBs" shall have the meaning set forth in Section 5.22 of this Agreement.

         "Party" shall mean either CCBF, CCBFC and CCB Bank (or any of them as the context requires) or Stone Street and Mocksville (or either of them as the context requires), and "Parties" shall mean all of the foregoing.

         "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of Person or its securities, Assets, or business.

         "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof).

         "Plan of Bank Merger" shall have the meaning set forth in Section 2.4(c) of this Agreement.

         "Plan of Merger" shall have the meaning set forth in Section 2.4(a) of this Agreement.

         "Previously Disclosed" shall mean, as to Stone Street, all information disclosed in a letter delivered by Stone Street to CCBF, and, as to CCBF, all information disclosed in a letter delivered by CCBF to Stone Street, in each case making such disclosure specifically referring to this Agreement and arranged in sections, subsection, and items corresponding to the Sections, subsections and items of this Agreement applicable thereto, which letters have been delivered on or before the second business day preceding the date of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given Section, subsection or item only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

         "Prohibited Transaction" shall have the meaning set forth in ERISA
Section 406 and Tax Code Section 4975.

         "Proxy Statement" shall have the meaning set forth in Section 7.8 of this Agreement.

         "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CCBF under the 1933 Act with respect to the offering and sale of the shares of CCBF Common Stock and the attached CCBF Rights to be issued to the shareholders of Stone Street in connection with the transactions contemplated by this Agreement.

         "Regulatory Agreement" shall have the meaning set forth in Section 5.11(b) of this Agreement.

         "Regulatory Approvals" shall have the meaning set forth in Section 2.4(a) of this Agreement.

         "Regulatory Authorities" shall mean, collectively, the SEC, the NYSE, the AMEX, the United States Department of Justice, the Federal Reserve Board, the Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Bank Administrator, and all other federal, state, county, local, or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

         "Reportable Event" shall have the meaning set forth in ERISA Section 4043.

         "Resulting Corporation" shall have the meaning set forth in the preamble to this Agreement.

         "Rights" shall mean shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights or by which a Person is or may be bound to pay cash by reference to the value, or any increase in the value, of shares of the capital stock of such Person.

         "Savings Bank Act" shall mean Chapter 54C of the North Carolina General Statutes.

         "Savings Bank Administrator" shall mean the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC Document" shall mean any registration statement, proxy statement, form, document, report, notice or other filing filed by a Person or any Subsidiary of a Person with the SEC pursuant to the Securities Laws.

         "Second Articles of Merger" shall have the meaning set forth in Section 2.4(b) of this Agreement.

         "Securities Laws" shall have the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "Shareholders' Meeting" shall have the meaning set forth in Section 7.9 of this Agreement.

         "Significant Contract" shall mean (a) any Contract which evidences or secures indebtedness of a Party (other than a deposit) with a balance outstanding of $25,000 or more, which cannot be redeemed or prepaid at the option of such Person for an amount which, when added to the outstanding principal balance, would be less than $25,000, (b) any Contract, except a lease of real or personal property, to which such Party is a party or by which it is bound, if (i) such Contract was not made in the Ordinary Course of Business by such Party, or (ii) the performance or nonperformance of such contract could either (X) increase the Liabilities or decrease the Assets of the Party, or (Y) decrease the income or increase the expenses of such Party, in each case by $25,000 or more over the remaining term of the Contract, exclusive of all optional renewal periods and extensions of the term; provided, however, that any such Contract shall not be deemed to be a Significant Contract in the event such Party has the contractual right to terminate the Contract in question on 30 days' notice or less, without incurring a penalty or premium in excess of $25,000.

It is understood that Significant Contracts do not include loans or commitments to fund loans or to extend credit.

         "Significant Lease" shall mean (a) any lease of real or personal property, or any sublease of real property, by a Party, as lessee, pursuant to which such Party reasonably anticipates the payment of aggregate rent, Taxes, insurance, utilities (if applicable) and other charges in excess of $25,000 over the remaining term of the lease, exclusive of all optional renewal periods and optional extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Party has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $25,000); or (b) any lease of real or personal property, or any sublease of real property, by such Party, as lessor, pursuant to which such Party reasonably anticipates the collection of aggregate rent in excess of $25,000 over the remaining term of the lease, exclusive of all optional renewal periods and extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Party has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $25,000).

         "Stone Street" shall have the meaning set forth in the preamble to this Agreement.

         "Stone Street Benefit Plans" shall have the meaning set forth in
Section 5.12(a) of this Agreement.

         "Stone Street Common Stock" shall have the meaning set forth in Section
3.1 of this Agreement.

         "Stone Street ESOP" shall mean the Employee Stock Ownership Plan of Mocksville Savings Bank, Inc. SSB.

         "Stone Street Financial Statements" shall mean (i) the audited consolidated balance sheets of Stone Street as of December 31, 1998 and 1997 and the related audited consolidated statements of income, stockholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the years ended December 31, 1998, 1997 and 1996, as have been Previously Disclosed, and (ii) Stone Street's unaudited consolidated balance sheet (including related notes and schedules, if any) and the related unaudited consolidated statements of income, stockholders' equity and cash flows for each three-month period ended subsequent to January 1, 1999 as will be provided to CCBF prior to the Effective Time.

         "Stone Street MRP Plan" shall mean the Mocksville Savings Bank, Inc., SSB Management Recognition Plan.

         "Stone Street Options Plans" shall mean the Stone Street Bancorp, Inc. Stock Option Plan, and all stock option plans and other plans providing for options to acquire Stone Street Common Stock adopted or assumed by Stone Street.

         "Stone Street Retirement Plan" shall mean Stone Street's 401(k) Plan.

         "Stone Street SEC Reports" shall have the meaning set forth in Section 5.5.

         "Stone Street Stock Options" shall mean the options to acquire Stone Street Common Stock outstanding as of April 13, 1999 under the Stone Street Options Plan.

         "Stone Street Subsidiaries" shall mean Mocksville, Stone Street Financial Services, Inc. and RAL II, Inc.

         "Subsidiaries" shall mean all those non-natural Persons of which the Person in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such Person the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a manager or a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees, managers, or managing members thereof.

         "Surviving Bank" shall have the meaning set forth in the preamble to this Agreement.

         "Surviving Corporation" shall have the meaning set forth in the preamble to this Agreement.

         "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, AD VALOREM, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, any amendment thereof, and any such document of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         Other terms used herein are defined elsewhere in this Agreement.

                                   ARTICLE II
                      THE MERGERS AND RELATED TRANSACTIONS

         2.1 MERGER AND SECOND MERGER. Subject to the terms and conditions of this Agreement, CCBFC shall be merged with and into Stone Street, with Stone Street as the Surviving Corporation and with the effect set forth in Section 55-11-06 of the NCBCA. The Articles of Incorporation and Bylaws of Stone Street and the officers and director of CCBFC shall be those of the Surviving Corporation. Immediately thereafter, the Surviving Corporation shall be merged with and into CCBF, with CCBF as the Resulting Corporation and with the effect set forth in Section 55-11-06 of the NCBCA. The Amended and Restated Articles of Incorporation (as amended), Amended Bylaws (as amended), officers and directors of CCBF shall be those of the Resulting Corporation.

         2.2 BANK MERGER. Subject to the terms and conditions of this Agreement and immediately after the Second Merger, Mocksville shall be merged with and into CCB Bank, with CCB Bank as the Surviving Bank and with the effect set forth in Sections 53-13 and 53-17 of the Bank Act and Section 54C-40 of the Savings Bank Act. The Amended and Restated Articles of Incorporation, Bylaws (as amended), officers and directors of CCB Bank shall be those of the Surviving Bank.

         2.3 TIME AND PLACE OF CLOSING. The closing of the Merger, the Second Merger, the Bank Merger and the other transactions contemplated hereby (the "Closing") will take place at the principal offices of CCBF in Durham, North Carolina at 11:00 o'clock, a.m., on the date that the Effective Time occurs, or at such other prior time, and at such place, as may be mutually agreed upon by CCBF and Stone Street (the "Closing Date").

         2.4      EFFECTIVE TIME.

                  (a) Subject to the terms and conditions of this Agreement, the Merger shall become effective on the date and at the time (the "Effective Time") on which Articles of Merger containing a Plan of Merger in substantially the form of Appendix A hereto (the "Plan of Merger") and the other provisions required by, and executed in accordance with, Section 55-11-05 of the NCBCA (the "Articles of Merger") shall have been accepted for filing by the NC SecState (or such later date and time as may be specified in the Articles of Merger). Unless otherwise mutually agreed upon by CCBF and Stone Street, subject to the terms and conditions hereof, the Effective Time shall occur on the first business day following the last to occur of (i) the date that is 30 days after the date of the order of the Federal Reserve approving the Merger pursuant to the BHCA, (ii) the effective date of the last required Order or Consent of a Regulatory Authority approving or exempting the Merger, the Second Merger and the Bank Merger (the "Regulatory Approvals"), (iii) the expiration of all required waiting periods after the filing of notices with, or the receipt of Regulatory Approvals from, all Regulatory Authorities required for consummation of the Merger, the Second Merger and the Bank Merger, and (iv) the later of the dates on which the shareholder of CCB Bank and CCBFC and the shareholders of Stone Street approve this Agreement and the transactions contemplated hereby. The separate corporate existence of CCBFC shall thereupon cease, and Stone Street shall be the Surviving Corporation.

                  (b) Subject to the terms and conditions of this Agreement, the Second Merger shall become effective on the date and time on which Articles of Merger containing a Plan of Merger in substantially the form of Appendix C hereto (the "Holding Company Plan of Merger") and the other provisions required by, and executed in accordance with, Section 55-11-05 of the NCBCA (the "Second Articles of Merger") shall have been accepted for filing by the NC SecState (or such later date and time as may be specified in the Second Articles of Merger). The effectiveness of the Second Merger shall only occur subsequent to the Effective Time and the receipt of all required Regulatory Approvals. The separate corporate existence of Stone Street shall thereupon cease, and CCBF shall be the Resulting Corporation.

                  (c) Subject to the terms and conditions of this Agreement, the Bank Merger shall become effective in accordance with the provisions of Sections 55-12, 55-13 and 55-17 of the Bank Act and Section 54C-40 of the Savings Bank Act on the date and time ("Bank Effective Time") on which Articles of Merger containing a Plan of Merger substantially in the form of Appendix B hereto ("Plan of Bank Merger") and the other provisions required by, and executed in accordance with, the foregoing Sections of the Bank Act and the Savings Bank Act shall have been approved by the Commissioner and the Savings Bank Administrator and accepted for filing by the NC SecState (or such later date and time as may be specified therein) ("Bank Articles of Merger"). The Bank Effective Time shall occur immediately after the Effective Time, the effectiveness of the Second Merger and the receipt of all required Regulatory Approvals. The separate corporate existence of Mocksville shall thereupon cease, and CCB Bank shall be the Surviving Bank.

         2.5 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, Stone Street or CCBF shall consider or be advised that any corporate or regulatory filings, regulatory approvals, deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record, or otherwise, in the Surviving Corporation, the Resulting Corporation or the Surviving Bank its right, title or interest in, to or under any of the rights or Assets of the Parties acquired or to be acquired by the Surviving Corporation, the Resulting Corporation or the Surviving Bank as a result of, or in connection with, the Merger, the Second Merger or the Bank Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation, the Resulting Corporation or the Surviving Bank shall be authorized to execute and deliver, and file, if required in the name and on behalf of each of the Parties or otherwise, all such corporate or regulatory filings, deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Parties or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights or Assets in the Surviving Corporation, the Resulting Corporation or the Surviving Bank, or otherwise to carry out this Agreement.

         2.6 ADVISORY DIRECTORS. Upon the Bank Effective Time, each member of the Board of Directors of Mocksville in office immediately prior thereto shall be appointed to CCB Bank's Mocksville Advisory Board and, for a period of two
(2) years from the Bank Effective Time, shall be paid for his or her service thereon an annual amount equal to the current annual director's fee received by him or her from Mocksville as of the date of this Agreement. After such two (2) year period, the members of CCB Bank's Mocksville Advisory Board and such Board shall be subject to the compensation, participation, retirement and other policies of CCB Bank applicable to its local advisory boards.


                                   ARTICLE III

                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. (a) Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each of the shares of common stock, no par value per share, of Stone Street (the "Stone Street Common Stock") issued and outstanding immediately prior to the Effective Time (excluding shares held by CCBF, Stone Street, any CCBF Subsidiary or any Stone Street Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted), shall be converted into and become the right to receive (i) cash as provided in Section 3.1(c) or (ii) that percent of a share of the common stock, $5.00 par value per share, of CCBF (the "CCBF Common Stock") and that percent of a preferred share purchase right (a "CCBF Right") as described in CCBF's Shareholder Rights Plan, amended and restated as of October 1, 1998 (the "CCBF Rights Plan") computed as follows: (a) if the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the Closing Date is equal to or more than $44.52 but equal to or less than $60.24, such percent shall equal $21.37 divided by such average CCBF Stock Price; (b) if the CCBF Stock Price for such ten (10) trading days is less than $44.52, such percent shall be
 .48; and (c) if the CCBF Stock Price for such ten (10) trading days is more than $60.24, such percent shall be .3548; provided, however, that if the amount of Environmental Costs shall be greater than $150,000, but less than $500,000, then each share of Stone Street Common Stock shall be converted into and become the right to receive that percent of a share of CCBF Common Stock (and the same percent of a CCBF Right) computed as follows: (A) if item (a) above is applicable, the percent shall be calculated by (i) dividing the Environmental Costs in excess of $150,000 (but no more than $350,000) by the number of the then outstanding shares of Stone Street Common Stock, (ii) subtracting the resulting quotient from $21.37, and (iii) dividing the resulting remainder by the average CCBF Stock Price described above; (B) if item (b) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii) dividing the resulting remainder by $35,013,719, and (iii) multiplying .48 by the resulting quotient; and (C) if item (c) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii) dividing the resulting remainder by $35,013,719, and (iii) multiplying .3548 by the resulting quotient (the "Exchange Ratio").

         (b) The legal and beneficial ownership rights of the holders of issued and outstanding shares of Stone Street Common Stock subject to a MRP Right shall vest, if at all, as of the Effective Time in accordance with the Stone Street MRP Plan. Each such vested share shall be converted into cash as set forth in
Section 3.1(c) or that portion of a share of CCBF Common Stock (and that

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

portion of an attached CCBF Right) determined under Section 3.1(a). Each such unvested share shall be converted into that portion of a share of CCBF Common Share (and that portion of an attached CCBF Right) determined under Section 3.1(a). Thereupon, each such MRP Right shall be deemed canceled and of no further force or effect.

         (c) Subject to the terms and conditions of this Agreement, each holder of shares of Stone Street Common Stock converted under Section 3.1(a) or under
Section 3.1(b) may elect as provided herein, with respect to all such shares, to receive for each such share either (i) that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) calculated by application of the Exchange Ratio or (ii) in lieu of receiving a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right), cash equal to one (1) share of Stone Street Common Stock multiplied by the Exchange Ratio multiplied by the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the Closing Date; provided, however that no more than 18% of such shares of Stone Street Common Stock may be converted into and become rights to receive cash rather than portions of shares of CCBF Common Stock (and attached CCBF Rights). In the event that holders of shares of Stone Street Common Stock described in Section 3.1(a) and (b) elect to receive cash ("Electing Holders") for more than 18% of such shares, then CCBF shall be required to accept for conversion to cash (x) all shares of Stone Street Common Stock tendered for cash by the Stone Street ESOP and (y) only the percentage of shares of each other Electing Holder ("Cash Election Shares") determined by (A) dividing the total number of Cash Election Shares tendered by all Electing Holders other than the Stone Street ESOP by the total number of outstanding shares of Stone Street Common Stock, (B) dividing .18, less the percentage of all outstanding shares of Stone Street Common Stock tendered for cash by the Stone Street ESOP (expressed in decimal terms), by the quotient resulting under item (A), and (C) multiplying each such other Electing Holder's Cash Election Shares by the quotient resulting under item (B). Except as provided in Section 3.5, each share of outstanding Stone Street Common Stock not converted unto the right to receive cash as provided in this Section 3.1(c) shall be converted into a right to receive a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) as provided in Section 3.1(a) or (b). Electing Holders must tender all of their shares of Stone Street Common Stock for cash or they may tender none of such shares for cash.

         (d) Each of the shares of common stock of CCBFC outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become a share of Stone Street Common Stock. Each of the shares of CCBF Common Stock (and the attached CCBF Rights) outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Merger.

         (e) Upon the effectiveness of the Second Merger, by virtue of the Second Merger and without any action on the part of CCBF, each of the shares of Stone Street Common Stock into which the shares of the common stock of CCBFC were converted under Section 3.1(d) shall be canceled. Each of the shares of CCBF Common Stock (and the attached CCBF Rights) outstanding immediately prior to the effectiveness of the Second Merger shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Second Merger.

         (f) At the Bank Effective Time, by virtue of the Bank Merger and without any action on the part of Stone Street, each of the shares of common stock, no par value per share of Mocksville issued and outstanding immediately prior to the Bank Effective Time shall be canceled.

         3.2. CONVERSION OF OPTIONS. At the Effective Time, all Stone Street Stock Options granted under Stone Street Options Plans, whether or not then exercisable, shall be converted into and become Rights with respect to CCBF Common Stock, and CCBF shall assume all obligations of Stone Street with respect to each Stone Street Stock Option, in accordance with the terms of the Stone Street Options Plan under which it was issued and the stock option agreement by which it may be evidenced. From and after the Effective Time, (i) each Stone Street Stock Option shall be assumed by CCBF in accordance with the foregoing, except that each such Stone Street Stock Option may be exercised solely for shares of CCBF Common Stock (which shall have attached thereto CCBF Rights),
(ii) the number of shares of CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option shall be equal to the number of shares of Stone Street Common Stock subject to such Stone Street Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded up to the nearest whole share of CCBF Common Stock), and (iii) the per share exercise price under each such Stone Street Stock Option shall be adjusted by dividing the per share exercise price under each such Option by the Exchange Ratio and rounding down to the nearest cent; PROVIDED, HOWEVER, that the number of shares of CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option and the per share exercise price for each Stone Street Stock Option shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction declared or effected by CCBF subsequent to the Effective Time. It is intended that the foregoing adjustments and assumption shall be undertaken in a manner that will not constitute a "modification" within the meaning of, and that is otherwise consistent with, Tax Code Section 424(a) as to any stock option which is an "incentive stock option" (as defined in Section 422 of the Tax Code).

         3.3 ANTI-DILUTION PROVISIONS. Except for the issuance of Stone Street Common Stock pursuant to the exercise of Stone Street Stock Options, in the event that Stone Street changes the number of shares of Stone Street Common Stock issued and outstanding between the date hereof and the Effective Time or grants additional Stone Street Stock Options or MRP Rights between the date hereof and the Effective Time, either the Exchange Ratio shall be proportionately adjusted or CCBF may exercise its rights under Article X, as CCBF may so elect. In the event that CCBF shall declare a stock split, a stock dividend or a recapitalization having a record date prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.4 SHARES HELD BY CCBF OR STONE STREET. Except as otherwise provided in Section 3.1(d) and Section 3.1(e), each of the shares of Stone Street Common Stock held by CCBF, any CCBF Subsidiary or Stone Street or any Stone Street Subsidiary, other than shares held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of a share of Stone Street Common Stock converted into a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) pursuant to the Merger or of Stone Street Stock Options, who would otherwise have been entitled to receive a portion of a share of CCBF Common Stock and an attached CCBF Right (after taking into account the aggregate of all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of the CCBF Common Stock multiplied by the market value of one (1) share of CCBF Common Stock at the Effective Time, in the case of shares of Stone Street Common Stock converted into a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) pursuant to the Merger, or as of the date of exercise, in the case of Stone Street Stock Options. The market value of one share of CCBF Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the CCBF Stock Price on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         3.6 TRANSFERS. At the Effective Time, the stock transfer books of Stone Street shall be closed as to holders of Stone Street Common Stock immediately prior to the Effective Time and no transfer of Stone Street Common Stock by any such holder shall thereafter be made or recognized except as provided in Section 3.1(d). If, after the Effective Time, certificates are properly presented in accordance with Article IV of this Agreement to the Registrar and Transfer Company, acting as the exchange agent for CCBF Common Stock (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of CCBF Common Stock (and attached CCBF Rights), and a check representing the amount of cash for fractional shares, if any, into which the Stone Street Common Stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, none of the Parties, the Exchange Agent or any Affiliate of the foregoing shall be liable to a holder of Stone Street Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

                                    ARTICLE IV

                               EXCHANGE OF SHARES

         4.1      EXCHANGE PROCEDURES.

         (a) Promptly after the Effective Time, CCBF shall cause the Exchange Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Stone Street Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the former shareholders of Stone Street. After the Effective Time, each holder of shares of Stone Street Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 3.4 of this Agreement) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Exchange Agent and promptly upon surrender shall receive in exchange therefor the consideration provided in Section 3.1 and Section 3.5, if applicable, of this Agreement, together with all declared but unpaid dividends in respect of shares of CCBF Common Stock (and an attached CCBF Rights) received as all or a part of such consideration. Subject to the provisions of Section 3.1(c), consideration in the form of cash rather than shares of CCBF Common Stock (and attached CCBF Rights) will be paid to each Electing Holder who properly elects to receive cash as provided herein. Those holders of shares of Stone Street Common Stock who do not comply with the "cash election" provisions of this Agreement will be deemed to have elected to receive consideration for their shares in the form of shares of CCBF Common Stock (and attached CCBF Rights). To the extent provided by Section 3.5 of this Agreement, each holder of shares of Stone Street Common Stock issued and outstanding immediately prior to the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of CCBF Common Stock of which such holder would otherwise be entitled. CCBF shall not be obligated to deliver the consideration to which any former holder of Stone Street Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Stone Street Common Stock for exchange as provided in this Article IV. Any certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any requisite stock transfer Tax stamps to the certificate surrendered, shall provide funds for their purchase or for any transfer or other Taxes required by reason of the delivery of such certificate, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. In addition, certificates surrendered for exchange by any Person constituting an "affiliate" of Stone Street for purposes of Rule 145(c) under the 1933 Act shall not be exchanged for certificates representing whole shares of CCBF Common Stock until CCBF has received an Affiliate Agreement from such Person as provided in Section
7.10. In the event any certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to ownership of such certificate by the Person claiming such certificate to be lost, stolen or destroyed and the receipt by the Exchange Agent of appropriate and customary indemnification, the Exchange Agent will pay or issue in exchange for such lost, stolen or destroyed certificate cash and/or shares of CCBF Common Stock (with attached CCBF Rights) and a check representing cash in lieu of fractional shares, and declared but unpaid dividends deliverable in respect of the shares of CCBF Common Stock to be received. Adoption of this Agreement by the shareholders of Stone Street shall constitute ratification of the appointment of the Exchange Agent.

         (b) Subject to prior review by Stone Street, CCBF shall deliver to the shareholders of Stone Street at the time of the delivery of, and together with, the Proxy Statement, an election form pursuant to which shareholders of Stone Street may elect to be Electing Holders. Any such election form in which a shareholder properly elects to be an Electing Holder, which such election form is returned to CCBF by the required return date set forth therein and which CCBF accepts, shall be deemed a binding and irrevocable election of such shareholder to be an Electing Holder. In the event such Electing Holder subsequently delivers transmittal materials to the Exchange Agent inconsistent with such returned and accepted election form, such election form shall be deemed controlling.

         4.2 VOTING AND DIVIDENDS. Former shareholders of record of Stone Street shall be entitled to vote after the Effective Time, at any meeting of shareholders of CCBF, the number of whole shares of CCBF Common Stock into which their respective shares of Stone Street Common Stock have been converted, regardless of whether such holders have exchanged their certificates representing Stone Street Common Stock for certificates representing CCBF Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Stone Street Common Stock (other than shares to be canceled pursuant to Section 3.4 of this Agreement and other than shares into which shares of the common stock of CCBFC were converted) shall from and after the Effective Time represent for all purposes only the right to receive cash and/or shares of CCBF Common Stock (with attached CCBF Rights), and cash in lieu of fractional shares as set forth in this Agreement. Whenever a dividend or other distribution is declared by CCBF on the CCBF Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of CCBF Common Stock (and attached CCBF Rights) issuable pursuant to this Agreement, but beginning on the 91st day after the date on which the Effective Time shall occur, no dividend or other distribution payable to the holders of record of CCBF Common Stock at or as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of Stone Street Common Stock issued and outstanding at the Effective Time that have been converted into rights to receive shares of CCBF Common Stock (and attached CCBF Rights) until such holder physically surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF STONE STREET

         Stone Street represents and warrants to CCBF as follows:

         5.1 ORGANIZATION, STANDING, AND AUTHORITY. (a) Stone Street is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. Stone Street has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. Stone Street is duly registered as a savings bank holding company under the

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

BHCA. Except as Previously Disclosed, Stone Street has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted.

         (b) Mocksville is a state savings bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. Mocksville has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. Except as Previously Disclosed, Mocksville has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted. Mocksville is an "insured institution" as defined in the FDIA and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund.

         5.2      CAPITAL STOCK.

                  (a) The authorized capital stock of Stone Street consists of
(i) 5,000,000 shares of preferred stock, no par value, none of which has been issued and (ii) 20,000,000 shares of Stone Street Common Stock, no par value, of which 1,638,452 shares (including 73,002 shares subject to MRP Rights) were issued and outstanding on April 13, 1999. All of the issued and outstanding shares of Stone Street Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Stone Street Common Stock has been issued in violation of any preemptive Rights. Except for the Stone Street Stock Options, there are no other shares of capital stock or other equity securities of Stone Street outstanding and no Rights (other than the MRP Rights) relating to the capital stock of Stone Street. There are outstanding Stone Street Stock Options to acquire 172,244 shares of Stone Street Common Stock, and Stone Street has reserved a total of 182,505 shares of Stone Street Common Stock with respect to the Stone Street Option Plan.

                  (b) The Stone Street Common Stock is duly registered under the 1934 Act and is listed on the AMEX. The Stone Street Common Stock is not subject to any restrictions as to transfer thereof (exclusive of restrictions arising under the Stone Street MRP Plan and restrictions respecting shares of Stone Street Common Stock held by its directors, officers or other "affiliates" imposed in accordance with the Securities Laws). To the Knowledge of Stone Street and except as Previously Disclosed, as of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the Stone Street Common Stock. For purposes of this Section 5.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof, except that the term "beneficial owner" shall not include ownership of any of the Stone Street Common Stock held by the trustees of the Stone Street ESOP or by Mocksville as trustee or in some other fiduciary or custodial capacity.

         5.3      STONE STREET SUBSIDIARIES.

                  (a) Each of the Stone Street Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event, and (iii) has all requisite corporate power and authority to, and, except as Previously Disclosed, has in effect all Permits necessary for it to, carry on its business as now conducted and to own, lease and operate its Assets and business. Other than the Stone Street Subsidiaries, Stone Street neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

                  (b) Stone Street is the direct, record and beneficial owner of 100% of the outstanding shares of the capital stock of each of the Stone Street Subsidiaries which are its direct subsidiaries, and Mocksville is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the Stone Street Subsidiaries which are its direct subsidiaries. All of the shares of capital stock of each of the Stone Street Subsidiaries are fully paid and nonassessable and are owned by Stone Street or Mocksville free and clear of any Lien. No equity securities of any Stone Street Subsidiary are or may become required to be issued or sold (other than to Stone Street or Mocksville) under any Rights.

         5.4.     AUTHORIZATION OF MERGER, BANK MERGER AND RELATED TRANSACTIONS.

                  (a) The execution and delivery of this Agreement by Stone Street and Mocksville and the consummation of the transactions contemplated hereby to which either or both of them are a party have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Stone Street and Mocksville, subject to the approval of the shareholders of Stone Street to the extent required by applicable Law. This Agreement, subject to such Stone Street shareholder approval and Regulatory Approvals, represents a legal, valid and binding obligation of Stone Street and Mocksville enforceable against Stone Street and Mocksville in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Stone Street and Mocksville, nor the consummation by them of the transactions contemplated hereby to which they are a party, nor compliance by them with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Stone Street, Mocksville or any Stone Street Subsidiary or any resolutions adopted by the Board of Directors of Stone Street or Mocksville, (ii) constitute or result in a Default under, or require any Consent pursuant to, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any Asset of Stone Street or any Stone Street Subsidiary under any Contract or Permit of Stone Street or any Stone Street Subsidiary, or (iii) subject to receipt of all requisite shareholder approvals, Consents and Regulatory Approvals, violate any Law or Order applicable to Stone Street or any Stone Street Subsidiary or any of their respective Assets.

                  (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws and the rules and regulations of the AMEX, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) filings of the Articles of Merger and the Bank Articles of Merger with the NC SecState, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by Stone Street of the Merger, the consummation by Mocksville of the Bank Merger or the consummation of the other transactions contemplated in this Agreement.

         5.5 SEC FILINGS; FINANCIAL STATEMENTS. Stone Street has timely filed and made available to CCBF all SEC Documents required to be filed by Stone Street since December 31, 1995 (the "Stone Street SEC Reports"). The Stone Street SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and
(ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Stone Street SEC Reports or necessary in order to make the statements in such Stone Street SEC Reports, in light of the circumstances under which they were made, not misleading. No Stone Street Subsidiary is registered or operates as a broker, dealer, or investment advisor, and no Stone Street Subsidiary is required to file any SEC Documents.

                  (b) Stone Street (i) has delivered (or will deliver, when issued) to CCBF copies of the Stone Street Financial Statements. The Stone Street Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of Stone Street, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Stone Street as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments which were not or, to the Knowledge of Stone Street, are not expected to be material in amount, and (iii) with respect to the Stone Street Financial Statements as of and for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, have been audited and reported upon by independent certified public accountants.

         5.6      BOOKS AND CORPORATE RECORDS.

                  (a) Except as Previously Disclosed, the books of account of Stone Street and the Stone Street Subsidiaries have been maintained in substantial compliance with all applicable legal and accounting requirements and in such manner as to reflect accurately their respective items of income and expense and all of their respective Assets, Liabilities and stockholders' equity. To the Knowledge of Stone Street, Stone Street and the Stone Street Subsidiaries have filed all material reports and returns, including Tax Returns, required by any Law to be filed and have duly paid or accrued on their respective books of account all Taxes and charges due pursuant to such reports and
                                       23
returns, or assessed against any of them, including, without limitation, all such reports, statements and assessments which Stone Street or Stone Street Subsidiary is required to have filed or paid pursuant to all Laws, none of which reports, returns, statements or assessments has been the subject of any material objection by the Regulatory Authority with which filed.

                  (b) The minute books of Stone Street and each Stone Street Subsidiary accurately reflect in all material respects the corporate actions which its shareholders and Board of Directors, and all committees thereof, have taken during the time periods covered by such minute books. Such minute books have been or will be made available to CCBF and its representatives.

         5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed or reflected in any Stone Street SEC Report filed since December 31, 1998 and prior to the date hereof, since December 31, 1998, neither Stone Street nor any Stone Street Subsidiary has incurred or paid any Liability which could constitute a Material Adverse Event.

         5.8      TAX MATTERS.

                  (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of Stone Street or any Stone Street Subsidiary have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before January 1, 1999, and all such Tax Returns filed are complete and accurate in all material respects. Except as Previously Disclosed, all Taxes due under such Tax Returns have been paid. Except as Previously Disclosed, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any material amount of Taxes. All Taxes due from Stone Street or any Stone Street Subsidiary with respect to completed and settled examinations or concluded Tax litigation have been paid.

                  (b) Except as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) In the opinion of Stone Street's management, adequate provision for any Taxes due or to become due from Stone Street or any Stone Street Subsidiary for any period or periods through and including December 31, 1998, has been made and is reflected in the December 31, 1998 financial statements of Stone Street included in the Stone Street Financial Statements.

                  (d) Deferred Taxes of Stone Street and each Stone Street Subsidiary have been provided for in the Stone Street Financial Statements in accordance with GAAP.

                  (e) Stone Street and each of the Stone Street Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Tax Code, except for such instances of noncompliance and such omissions as are not reasonably likely to constitute a Material Adverse Event.

                  (f) Neither Stone Street nor any Stone Street Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Tax Code.

                  (g) There has not been an ownership change, as defined in Tax Code Section 382(g), of Stone Street or any Stone Street Subsidiary that occurred during or after any taxable period in which Stone Street and the Stone Street Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 1998.

                  (h) Neither Stone Street nor any Stone Street Subsidiary has or has had in any foreign country a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

         5.9 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses (the "Allowance") shown on the consolidated statements of financial condition of Stone Street as of December 31, 1998 included in the Stone Street Financial Statements was, and the Allowance shown on the consolidated statements of financial condition of Stone Street as of dates subsequent to the execution of this Agreement included in the Stone Street Financial Statements will be, in each case as of the dates thereof, in the opinion of management of Stone Street, adequate to provide for losses relating to or inherent in the loan portfolios (including accrued interest receivables) of Stone Street and the Stone Street Subsidiaries.

         5.10 ASSETS. Except as Previously Disclosed, Stone Street and each Stone Street Subsidiary has good and marketable title to all its material Assets, including, but not limited to, all material Assets reflected in the consolidated balance sheet of Stone Street as of December 31, 1998 included in the Stone Street Financial Statements or reflected in the notes thereto, and all Assets purchased by Stone Street or a Stone Street Subsidiary since such date, except for such Assets which have been sold or otherwise disposed of in the Ordinary Course of Business, are in each case free and clear of all Liens, except for (a) Liens Previously Disclosed, (b) zoning ordinances, easements of record, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by Stone Street or a Stone Street Subsidiary in the operation of its business, (c) Liens for current Taxes on property not yet due, and (d) Liens which do not materially affect the operation of the business of Stone Street or a Stone Street Subsidiary. Stone Street has Previously Disclosed all material Assets which have been purchased or disposed of by Stone Street or a Stone Street Subsidiary since December 31, 1998. Stone Street has Previously Disclosed all business locations of Stone Street and the Stone Street Subsidiaries, including whether such locations are owned or leased and a statement of when such locations were first occupied by Stone Street or a Stone Street Subsidiary. Stone Street has Previously Disclosed its construction of the New Building; the architectural and construction drawings, plans and specifications, and the planned equipment, furniture and fixtures of the New Building; the projected total cost of such construction, equipment, furnishings and upfitting (including land costs); and the current status of all Permits necessary to construct, own and operate the New Building for its intended purpose.

         5.11     COMPLIANCE WITH LAWS.

                  (a) To the Knowledge of Stone Street and except as Previously Disclosed, Stone Street and each Stone Street Subsidiary is in compliance in all material respects with all Laws, any Regulatory Agreements and its internal policies and procedures.

                  (b) Except as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary has received any notification or communication from, or consented to, entered into or been subjected to any Order with, any Regulatory Authority, (i) asserting that it is not in substantial compliance with any of the Laws which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any Permit, (iii) requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist Order restricting or limiting or purporting to restrict or limit in any manner its operations, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner its operations, including, without limitation, any restriction on the payment of dividends (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"). True and correct copies of all Regulatory Agreements, if any, have been or will be delivered to CCBF by Stone Street.

                  (c)      Neither Stone Street nor any Stone Street Subsidiary:

                           (i) is in Default under any of the provisions of its certificate or articles of incorporation or bylaws (or other governing instruments); or

                           (ii) is in Default under any Orders applicable to its business or employees conducting its business.

         5.12     EMPLOYEE BENEFIT PLANS.

                  (a) Stone Street has Previously Disclosed, and will deliver to CCBF true and correct copies in each case of, all pension, retirement, profit-sharing, supplemental retirement, deferred compensation, stock appreciation right, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written or unwritten employee programs or Contracts, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in
Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Stone Street, any Stone Street Subsidiary or any ERISA Affiliate thereof for the benefit of current or former officers or employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including all amendments thereto adopted and effective since the most recent restatement thereof (collectively, the "Stone Street Benefit Plans"). In addition, Stone Street will deliver to CCBF (i) with respect to each Stone Street Benefit Plan, including any amendment thereto, the most recent determination letter, if any, issued by the IRS, (ii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Stone Street Benefits Plan with respect to the most recent three plan years, and (iii) the most recent summary plan descriptions (and any material modifications thereto). Any of the Stone Street Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Stone Street ERISA Plan." Each Stone Street ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Tax Code) is referred to herein as a "Stone Street Pension Plan." No Stone Street Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All Stone Street Benefit Plans and any related trusts, to the extent applicable, are in compliance with the applicable terms of ERISA, the Tax Code, any other applicable Laws, and the written terms of such Stone Street Benefit Plans, the breach or violation of which are reasonably likely to constitute a Material Adverse Event with respect to Stone Street. Neither Stone Street nor any Stone Street Subsidiary has received notice from any governmental authority, including the IRS, questioning or challenging such compliance. Each Stone Street ERISA Plan which is intended to be qualified under Section 401(a) of the Tax Code has received a favorable determination letter from the IRS, and Stone Street is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Stone Street, neither it nor any Stone Street Subsidiary has engaged in a transaction with respect to any Stone Street Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Stone Street or any Stone Street Subsidiary to a Tax imposed by either Section 4975 of the Tax Code or Section 502(i) of ERISA in amounts which are reasonably likely to constitute a Material Adverse Event with respect to Stone Street.

                  (c) No Stone Street Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuations. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Stone Street Pension Plan, (ii) no change in the actuarial assumptions with respect to any Stone Street Pension Plan, and (iii) no increase in benefits under any Stone Street Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to constitute a Material Adverse Event or materially adversely affect the funding status of any such plan. Neither any Stone Street Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Stone Street or any Stone Street Subsidiary, or the single-employer plan of any entity which is considered one employer with Stone Street under Section 4001 of ERISA or Section 414 of the Tax Code or Section 302 of ERISA (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Tax Code or Section 302 of ERISA, which is reasonably likely to constitute a Material Adverse Event. Neither Stone Street nor any Stone Street Subsidiary has provided, or is required to provide, security to a Stone Street Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Tax Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Stone Street or any Stone Street Subsidiary with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to constitute a Material Adverse Event with respect to Stone Street. Neither Stone Street nor any Stone Street Subsidiary has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to constitute a Material Adverse Event. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Stone Street Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Neither Stone Street nor any Stone Street Subsidiary has any Liability for retiree health and life benefits under any of the Stone Street Benefit Plans and there are no restrictions on the rights of Stone Street or any Stone Street Subsidiary to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, which Liability is reasonably likely to constitute a Material Adverse Event with respect to Stone Street.

                  (f) Except as disclosed in Stone Street SEC Reports and with respect to the Stone Street MRP Plan, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Stone Street or any Stone Street Subsidiary from Stone Street or any Stone Street Subsidiary under any Stone Street Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Stone Street Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to constitute a Material Adverse Event with respect to Stone Street. The provisions of this
Section 5.12(f) shall not apply to the acceleration of vesting or other payment of compensation or other benefits under any Stone Street ERISA Plan, Stone Street Option Plan, Special Termination Agreement between Mocksville and Allen
W. Carter, Special Termination Agreement between Mocksville and Marjorie D. Foster, Mocksville Savings Bank, SSB Severance Plan, Retirement Payment Agreements between Stone Street and the members of its Board of Directors, or Employment Agreement between Mocksville and J. Charles Dunn Previously Disclosed to CCBF; provided, however, that all acceleration of vesting and other payment of compensation or other benefits provisions of the Employment Agreement between Mocksville and Mr. Dunn shall be waived by Mocksville and Mr. Dunn, and shall not become or be effective, upon the condition that an Amended and Restated

Employment between CCB Bank and Mr. Dunn, and acceptable to each of them, shall be entered into and effective as of the Effective Time.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Stone Street or any Stone Street Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Tax Code or
Section 302 of ERISA, have been fully reflected on the Stone Street Financial Statements to the extent required by and in accordance with GAAP.

                  (h) There are no unresolved claims or disputes under the terms of, or in connection with, the Stone Street Benefit Plans other than claims for benefits which are payable in the Ordinary Course of Business, and no Action has been commenced with respect to any Stone Street Benefit Plan.

                  (i) All Stone Street Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Stone Street Benefit Plans are correct and complete in all material respects, and there have been no changes in the information set forth therein.

                  (j) All Liabilities of Stone Street or any Stone Street Subsidiary arising out of or related to Stone Street Benefit Plans are reflected in the Stone Street Financial Statements in accordance with GAAP.

                  (k) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Stone Street Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code Section 4980B have been met with respect to each such Stone Street Benefit Plan which is an Employee Welfare Benefit Plan and which is subject to such requirements.

                  (l) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Stone Street Benefit Plan which is a Stone Street ERISA Plan.

         5.13 COMMITMENTS AND CONTRACTS. Except as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary is a party or subject to any of the following:

                  (a) any employment Contract (including any Contracts with respect to severance or termination pay Liabilities or fringe benefits) with any present or former officer, director, employee or spouse thereof, including in any such Person's capacity as a consultant;

                  (b)      any labor Contract with any labor union;

                  (c) any Contract which limits its ability to compete in any line of business or which involves any restriction of the geographic area in which it may carry on its business (other than as may be required by law or applicable Regulatory Authorities), or which would restrict in any way the ability of the Resulting Corporation or the Surviving Bank to so compete; or

                  (d)      any Significant Contract or Significant Lease.

         5.14 MATERIAL CONTRACT DEFAULTS. Neither Stone Street nor any Stone Street Subsidiary is, and none of them has received any notice or has any Knowledge that any other party is, in Default in any respect under any Contract to which Stone Street or any Stone Street Subsidiary is a party or by which Stone Street or any Stone Street Subsidiary or the respective Assets, business or operations may be bound or affected or under which it or its Assets, business or operations receives benefits, except for those Defaults which would not constitute a Material Adverse Event, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Default.

         5.15 LEGAL PROCEEDINGS. Except as Previously Disclosed, there are no Actions instituted or pending or, to the Knowledge of Stone Street, threatened against Stone Street or any Stone Street Subsidiary, or against any Asset of Stone Street or any Stone Street Subsidiary, that if decided adversely to it could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither Stone Street nor any Stone Street Subsidiary is subject to any Order that could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.

         5.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, except (i) as disclosed in any Stone Street SEC Report filed since December 31, 1998 and prior to the date hereof or (ii) as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary has (A) failed to operate in the Ordinary Course of Business, (B) suffered any change that could constitute a Material Adverse Event, (C) incurred any material Liabilities or engaged in any material transaction or entered into any material Contract outside of the Ordinary Course of Business, (D) increased the salaries, compensation or general benefits payable to its directors or employees other than in the Ordinary Course of Business, (E) suffered any loss, destruction or damage to any of its Assets that could constitute a Material Adverse Event, (F) made a material acquisition or disposition of any Assets or entered into any Significant Contract or Significant Lease other than in the Ordinary Course of Business, or (G) taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Stone Street provided in Article VII.

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

         5.17 REPORTS. Since December 31, 1994, Stone Street has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. A copy of each such report or document has been delivered or will be made available to CCBF. As of their respective dates, each such report or document complied in all material respects with applicable Laws enforced or promulgated by the respective Regulatory Authorities, and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

         5.18 INSURANCE. Stone Street and each Stone Street Subsidiary is presently insured, and during each of the past five (5) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of Stone Street or such Stone Street Subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which Stone Street and/or a Stone Street Subsidiary is a named insured are sufficient for their purpose.

         5.19 LABOR. No work stoppage involving Stone Street or any Stone Street Subsidiary is pending or, to the Knowledge of Stone Street, threatened. Stone Street and each Stone Street Subsidiary has, to the Knowledge of Stone Street, complied in all material respects with all Laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, and no Person has, to the Knowledge of Stone Street, asserted that Stone Street or any Stone Street Subsidiary has Liabilities for any arrears or wages or any Taxes or penalties for failure to comply with any of the foregoing. Except as Previously Disclosed, there is no Action by any Person pending or, to the Knowledge of Stone Street, threatened, against Stone Street or any Stone Street Subsidiary (or any of the employees thereof), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Employees of Stone Street and the Stone Street Subsidiaries are not represented by any labor union, and, to the Knowledge of Stone Street, no labor union is attempting to certify a collective bargain unit of any such employees or engaging in any other organizational activity.

         5.20 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as Previously Disclosed, no officer or director of Stone Street or any Stone Street Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any Significant Contract or Significant Lease or any Asset used in or pertaining to the business of Stone Street or any Stone Street Subsidiary.

         5.21 REGISTRATION OBLIGATION. Except as Previously Disclosed, Stone Street is not under any obligation, contingent or otherwise, which will survive the Merger by reason of any Contract to register any of its securities or Rights relating thereto under the 1933 Act.

         5.22     ENVIRONMENTAL MATTERS.

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

                  (a) To the Knowledge of Stone Street, Stone Street and each Stone Street Subsidiary and their respective Participation Facilities and Operating Properties are, and have been, in compliance with all Environmental Laws and are not subject to Liabilities under Environmental Laws, except for violations and Liabilities which are not reasonably likely to constitute a Material Adverse Event.

                  (b) There is no Action pending or, to the Knowledge of Stone Street, threatened before any court, governmental agency, or authority or other forum in which Stone Street, any Stone Street Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Action, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Stone Street, any Stone Street Subsidiary or any of their respective Operating Properties or Participation Facilities, except for such Action pending or threatened that is not reasonably likely to constitute a Material Adverse Event, nor is there any reasonable basis for any Action of a type described in this sentence, except such as is not reasonably likely to constitute a Material Adverse Event.

                  (c) During the period of (i) any Stone Street's or any Stone Street Subsidiary's ownership or operation of any of their respective current properties, (ii) Stone Street's or any Stone Street Subsidiary's participation in the management of any Participation Facility, or (iii) Stone Street's or any Stone Street Subsidiary's holding of a security interest in an Operating Property, (1) there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, Participation Facilities or Operating Properties,
(2) no Hazardous Materials have been generated, treated, stored, or disposed of at, or transported to or from, any such property, Operating Property or Participation Facility at any time, except in compliance with the Environmental Laws, (3) no friable asbestos containing material is or has been in use, or is or has been stored or disposed of on or upon any such property, Operating Property or Participation Facility, (4) no polychlorinated biphenyls ("PCBs") are or have been located on or in any such property, Operating Property or Participation Facility in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (5) no underground storage tanks are or have been located on any such property, Operating Property or Participation Facility and subsequently removed or filled except in compliance with all Environmental Laws, except such as are not reasonably likely to constitute a Material Adverse Event. Prior to the period of
(i) Stone Street's or any Stone Street Subsidiary's ownership or operation of any of their respective current properties, (ii) Stone Street's or any Stone Street Subsidiary's participation in the management of any Participation Facility, or (iii) Stone Street's or any Stone Street Subsidiary's holding of a security interest in an Operating Property, to the Knowledge of Stone Street,
(1) there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, (2) no Hazardous Materials were generated, treated, stored, or disposed of at, or transported to or from, any such property, Operating Property or Participation Facility at any time, except in compliance with the Environmental Laws, (3) no friable asbestos containing material were used, stored, or disposed of on or upon any such property, Operating Property or Participation Facility, (4) no PCBs were located on or in any such Operating Property or Participation Facility in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (5) no underground storage tanks were located on any such property, Operating Property or Participation Facility and subsequently removed or filled except in compliance with all Environmental Laws, except such as are not reasonably likely to constitute a Material Adverse Event.

         5.23 ACCOUNTING; TAX; REGULATORY MATTERS. To its Knowledge, neither Stone Street nor any Stone Street Subsidiary has taken or agreed to take any action nor does Stone Street have any Knowledge of any fact or circumstance that would (i) prevent (or, together with other events, would be reasonably likely to prevent) the Merger and the Second Merger from qualifying as a Tax-free reorganization within the meaning of Tax Code Section 368, or (ii) significantly impede or delay receipt of any Regulatory Approval.

         5.24 BROKERS AND FINDERS. Except for Orr Management Company ("OMC"), neither Stone Street nor any of its respective officers, directors or employees has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for Stone Street in connection with this Agreement or the transactions contemplated hereby.

         5.25 STATE TAKEOVER LAWS. Stone Street and each Stone Street Subsidiary has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws.

         5.26 CHARTER PROVISIONS. Stone Street and each Stone Street Subsidiary has taken all action so that the entering into of this Agreement and the consummation of the Merger, the Bank Merger, the Second Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the certificate or articles of incorporation, bylaws, or other governing instruments of Stone Street or any Stone Street Subsidiary or restrict or impair the ability of CCBF or any CCBF Subsidiary to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Stone Street or any Stone Street Subsidiary that may be directly or indirectly acquired or controlled by them.

         5.27 DERIVATIVES CONTRACTS. Neither Stone Street nor any Stone Street Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract which is a financial derivative Contract (including various combinations thereof) (each a "Derivatives Contract").

         5.28 Y2K COMPLIANCE. Stone Street, with respect to itself and the Stone Street Subsidiaries, has made and is making inquiries of its and their software and data processing providers with respect to Year 2000 problem compliance, and it and, to the Knowledge of Stone Street, they are in compliance in all material respects with the FFIEC Interagency Statement, "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" (March 17, 1998) (the "Interagency Statement").

         5.29 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by Stone Street, any Stone Street Subsidiary or any Affiliate thereof to CCBF pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Stone Street, any Stone Street Subsidiary or any Affiliate thereof for inclusion in the Registration Statement to be filed by CCBF with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Stone Street, any Stone Street Subsidiary or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Stone Street's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Stone Street, any Stone Street Subsidiary or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Stone Street, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholder's Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholder's Meeting. All documents that Stone Street, any Stone Street Subsidiary or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF CCBF

         CCBF represents and warrants to Stone Street as follows:

         6.1 ORGANIZATION, STANDING AND AUTHORITY. CCBF is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. CCBF has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. CCBF is duly registered as a bank holding company under the BHCA. Except as Previously Disclosed, CCBF has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted.

         6.2      CAPITAL STOCK.

                  (a) The authorized capital stock of CCBF consists of (i) 100,000,000 shares of CCBF Common Stock, of which 40,058,092 shares were issued and outstanding as of April 13, 1999, and (ii) 10,000,000 shares of serial preferred stock, none of which were issued and outstanding on such date. All of the issued and outstanding shares of CCBF Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of CCBF Common Stock has been issued in violation of any preemptive Rights.

                  (b) The CCBF Common Stock is duly registered under the 1934 Act and is listed on the NYSE. The CCBF Common Stock is not subject to any restrictions as to the transfer thereof (exclusive of restrictions respecting CCBF Common Stock held by its directors, officers or other Affiliates in accordance with the Securities Laws). To the Knowledge of CCBF and except as Previously Disclosed, as of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the CCBF Common Stock. For purposes of this Section 6.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof, except that the term shall not include ownership of any of the CCBF Common Stock held by any CCBF Subsidiary or its designees as trustee or in some other fiduciary or custodial capacity.

         6.3. CCBF SUBSIDIARIES.

                  (a) Each of the CCBF Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event, and (iii) has all requisite corporate power and authority to, and, except as Previously Disclosed, has in effect all Permits necessary for it to, carry on its business as now conducted and to own, lease and operate its Assets and businesses. Other than the CCBF Subsidiaries, CCBF neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. CCB Bank is an "insured institution" as defined in the FDIA and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

                  (b) CCBF is the direct, record and beneficial owner of 100% of the outstanding shares of the capital stock of each of the CCBF Subsidiaries which are its direct subsidiaries, and CCB Bank is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the CCBF Subsidiaries which are its direct subsidiaries. All of the shares of capital stock of each of the CCBF Subsidiaries are fully paid and nonassessable (except, with respect to CCB Bank, as otherwise provided under Section 53-42 of the Bank Act) and are owned by CCBF, CCB Bank or another CCBF Subsidiary free and clear of any Lien. No equity securities of any CCBF Subsidiary are or may become required to be issued (other than to CCBF or another CCBF Subsidiary) under any Rights.

         6.4      AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.

                  (a) The execution and delivery of this Agreement by CCBF, CCBFC and CCB Bank and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CCBF, CCBFC and CCB Bank, subject to (a) ratification by the Boards of Directors of CCBF and CCB Bank of the actions of their respective Executive Committees in adopting this Agreement, and (b) the approval of the shareholder of CCBFC and CCB Bank to the extent required by applicable Law. This Agreement, subject to requisite director and shareholder approvals and Regulatory Approvals, represents a legal, valid and binding obligation of CCBF, CCBFC and CCB Bank, enforceable against CCBF, CCBFC and CCB Bank in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by CCBF, CCBFC or CCB Bank, nor the consummation by CCBF, CCBFC or CCB Bank of the transactions contemplated hereby to which they are a party, nor compliance by them with any of the provisions hereof will (i) conflict with or result in a breach of any provision of CCBF's Amended and Restated Articles of Incorporation or Amended Bylaws (as amended), CCFC's Articles of Incorporation or Bylaws, or CCB Bank's Amended and Restated Articles of Incorporation (as amended) or Amended Bylaws (as amended), or (ii) constitute or result in a Default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any Assets of any of CCBF or any CCBF Subsidiary, or (iii) subject to receipt of all requisite director and shareholder approvals and Regulatory Approvals, violate any Law applicable to CCBF or any CCBF Subsidiary or any of their respective Assets.

                  (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws and the rules and regulations of the NYSE, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the HSR Act, and (iv) filings of the Articles of Merger and the Bank Articles of Merger with the NC SecState, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by CCBF, CCBFC and CCB Bank of the Merger, the Bank Merger, the Second Merger, and the other transactions contemplated in this Agreement.

         6.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) CCBF has timely filed and made available to Stone Street all SEC Documents required to be filed by CCBF since December 31, 1995 (the "CCBF SEC Reports"). The CCBF SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CCBF SEC Reports or necessary in order to make the statements in such CCBF SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (b) CCBF (i) has delivered (or will deliver, when issued) the CCBF Financial Statements to Stone Street. Except as Previously Disclosed, the CCBF Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of CCBF and the CCBF Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of CCBF and the CCBF Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments which were not or, to the Knowledge of CCBF, are not expected to be material in amount, and (iii) with respect to the CCBF Financial Statements as of and for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, have been audited and reported upon by independent certified public accountants.

         6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed or reflected in any CCBF SEC Report filed since December 31, 1998 and prior to the date hereof, neither CCBF nor any CCBF Subsidiary has incurred any Liabilities that could constitute a Material Adverse Event.

         6.7      TAX MATTERS.

                  (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of CCBF have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending before January 1, 1999, and all such Tax Returns filed are complete and accurate in all material respects. Except as Previously Disclosed or reflected on any SEC Document filed by CCBF since December 31, 1998 and prior to the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any material amount of Taxes. All Taxes due from CCBF with respect to completed and settled examinations or concluded Tax litigation have been paid.

                  (b) Except as Previously Disclosed, CCBF has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) In the opinion of CCBF's management, adequate provision for any Taxes due or to become due from CCBF for any period or periods through and including December 31, 1998, has been made and is reflected in the December 31, 1998 financial statements of CCBF included in the CCBF Financial Statements.

                  (d) Deferred Taxes of CCBF and each CCBF Subsidiary have been provided for in the CCBF Financial Statements in accordance with GAAP.

                  (e) CCBF and each of the CCBF Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Tax Code, except for such instances of noncompliance and such omissions as are not reasonably likely to constitute a Material Adverse Event.

                  (f) There has not been an ownership change, as defined in Tax Code Section 382(g), of CCBF or any CCBF Subsidiary that occurred during or after any taxable period in which CCBF and the CCBF Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 1998.

                  (g) Neither CCBF nor any CCBF Subsidiary has or has had in any foreign country a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

         6.8      COMPLIANCE WITH LAWS.

                  (a) To the Knowledge of CCBF and except as Previously Disclosed, each of CCBF and the CCBF Subsidiaries is in compliance in all material respects with all Laws, any Regulatory Agreement (substituting CCBF and the CCBF Subsidiaries for Stone Street and the Stone Street Subsidiaries within the definition of such term) and with its internal policies and procedures.

                  (b) Except as Previously Disclosed, neither CCBF nor any CCBF Subsidiary has received, consented to or entered into any Regulatory Agreement (substituting CCBF and the CCBF Subsidiaries for Stone Street within the definition of such term). True and complete copies of all such Regulatory Agreements, if any, have been or will be delivered to Stone Street by CCBF.

         6.9      EMPLOYEE BENEFIT PLANS.

                  (a) CCBF has Previously Disclosed, and will deliver to Stone Street true and correct copies in each case of, all pension, retirement, profit-sharing, stock appreciation right, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written or unwritten employee programs, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CCBF, any CCBF Subsidiary or any ERISA Affiliate thereof for the benefit of current officers or employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including all amendments thereto adopted and effective since the most recent restatement thereof (collectively, the "CCBF Benefit Plans"). In addition, CCBF will deliver to Stone Street (i) with respect to each CCBF Benefit Plan (including any amendment thereto), the most recent determination letter, if any, issued by the IRS, (ii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any CCBF Benefits Plan with respect to the most recent three plan years, and (iii) the most recent summary plan descriptions (and any material modifications thereto). Any of the CCBF Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CCBF ERISA Plan." Each CCBF ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Tax Code) is referred to herein as a "CCBF Pension Plan." No CCBF Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All CCBF Benefit Plans and any related trusts, to the extent applicable, are in compliance with the applicable terms of ERISA, the Tax Code, any other applicable Laws, and the written terms of such CCBF Benefit Plans, the breach or violation of which are reasonably likely to constitute a Material Adverse Event with respect to CCBF. Neither CCBF nor any CCBF Subsidiary has received notice from any governmental authority, including the IRS, questioning or challenging such compliance. Each CCBF ERISA Plan which is intended to be qualified under Section 401(a) of the Tax Code has received a favorable determination letter from the IRS, and CCBF is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CCBF, neither it nor any CCBF Subsidiary has engaged in a transaction with respect to any CCBF Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject CCBF or any CCBF Subsidiary to a Tax imposed by either Section 4975 of the Tax Code or Section 502(i) of ERISA in amounts which are reasonably likely to constitute a Material Adverse Event with respect to CCBF.

                  (c) No CCBF Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuations. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CCBF Pension Plan, (ii) no change in the actuarial assumptions with respect to any CCBF Pension Plan, and (iii) no increase in benefits under any CCBF Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to constitute a Material Adverse Event or materially adversely affect the funding status of any such plan. Neither any CCBF Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by CCBF or any CCBF

Subsidiary, or the single-employer plan of any entity which is considered one employer with CCBF under Section 4001 of ERISA or Section 414 of the Tax Code or
Section 302 of ERISA (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Tax Code or Section 302 of ERISA, which is reasonably likely to constitute a Material Adverse Event. Neither CCBF nor any CCBF Subsidiary has provided, or is required to provide, security to a CCBF Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Tax Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by CCBF or any CCBF Subsidiary with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to constitute a Material Adverse Event with respect to CCBF. Neither CCBF nor any CCBF Subsidiary has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to constitute have a Material Adverse Event. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CCBF Pension Plan or by any ERISA Affiliate within the 12- month period ending on the date hereof.

                  (e) Except as Previously Disclosed, neither CCBF nor any CCBF Subsidiary has any Liability for retiree health and life benefits under any of the CCBF Benefit Plans and there are no restrictions on the rights of CCBF or any CCBF Subsidiary to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, which Liability is reasonably likely to constitute a Material Adverse Event with respect to CCBF.

                  (f) Except as disclosed in CCBF SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of CCBF or any CCBF Subsidiary from any CCBF or any CCBF Subsidiary under any CCBF Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CCBF Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to constitute a Material Adverse Event with respect to CCBF.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of CCBF or any CCBF Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Tax Code or Section 302 of ERISA, have been fully reflected on the CCBF Financial Statements to the extent required by and in accordance with GAAP.

                  (h) There are no unresolved claims or disputes under the terms of, or in connection with, the CCBF Benefit Plans other than claims for benefits which are payable in the Ordinary Course of Business, and no Action has been commenced with respect to any CCBF Benefit Plan.

                  (i) All CCBF Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the CCBF Benefit Plans are correct and complete in all material respects, and there have been no changes in the information set forth therein.

                  (j) All Liabilities of CCBF or any CCBF Subsidiary arising out of or related to CCBF Benefit Plans are reflected in the CCBF Financial Statements in accordance with GAAP.

                  (k) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such CCBF Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code
Section 4980B have been met with respect to each such CCBF Benefit Plan which is an Employee Welfare Benefit Plan and which is subject to such requirements.

                  (l) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such CCBF Benefit Plan which is a CCBF ERISA Plan.

         6.10 LEGAL PROCEEDINGS. Except as Previously Disclosed, there are no Actions, instituted or pending or, to the Knowledge of CCBF, threatened against CCBF or any CCBF Subsidiary, or against any Asset of any of them, that, if decided adversely to it, could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither CCBF nor any CCBF Subsidiary is subject to any Order might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.

         6.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, except (i) as disclosed in any CCBF SEC Report filed since December 31, 1998 and prior to the date hereof or (ii) as Previously Disclosed, neither CCBF nor any CCBF Subsidiary has (A) failed to operate in the Ordinary Course of Business,
(B) suffered any change that could constitute a Material Adverse Event, (C) incurred any material Liabilities or engaged in any material transaction or entered into any material agreement outside of the Ordinary Course of Business, or (D) suffered a material loss, destruction or damage to any of its Assets, that could constitute a Material Adverse Event.

         6.12 REPORTS. Since December 31, 1994, CCBF has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. A copy of each such report or document will be made available to

Stone Street upon request. As of their respective dates, each such report or document complied in all material respects with all of the Laws enforced or promulgated by the respective Regulatory Authorities and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

         6.13 ACCOUNTING; TAX; REGULATORY MATTERS. Neither CCBF nor any CCBF Subsidiary has taken or agreed to take any action or has any Knowledge of any fact or circumstance that would (i) prevent the Merger and the Second Merger from qualifying as a Tax-free reorganization within the meaning of Tax Code
Section 368, or (ii) significantly impede or delay receipt of any Regulatory Approval.

         6.14 BROKERS AND FINDERS. Neither CCBF nor any CCBF Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder on a fee basis or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

         6.15 CAPITAL STOCK ISSUED IN MERGER. At the Effective Time, CCBF Common Stock (and the attached CCBF Rights) issued pursuant to the Merger will be duly authorized, validly issued, fully paid (except as provided in the CCBF Rights
Plan) and nonassessable and not subject to preemptive Rights, or any Rights (other than the CCBF Rights), created by CCBF or any CCBF Subsidiary, and such CCBF Common Stock will be approved for listing on the NYSE.

         6.16 DERIVATIVES CONTRACTS. Except as described in the CCBF Financial Statements, neither CCBF nor any CCBF Subsidiary is a party to or has agreed to enter into a Derivatives Contract.

         6.17 Y2K COMPLIANCE. CCBF, with respect to itself and the CCBF Subsidiaries, has made and is making inquiries of its and their software and data processing providers with respect to Year 2000 problem compliance, and it and, to the Knowledge of CCBF, they are in compliance in all material respects with the Interagency Statement.

         6.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by CCBF, any CCBF Subsidiary or any Affiliate thereof to Stone Street pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CCBF, any CCBF Subsidiary or any Affiliate thereof for inclusion in the Registration Statement to be filed by CCBF with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by CCBF, any CCBF Subsidiary or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Stone Street's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by CCBF, any CCBF Subsidiary or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Stone Street, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that CCBF, any CCBF Subsidiary or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.


                                   ARTICLE VII

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         7.1 AFFIRMATIVE COVENANTS OF STONE STREET. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of CCBF shall have been obtained, and except as otherwise expressly contemplated herein, Stone Street shall and shall cause each of the Stone Street Subsidiaries to (a) operate its business only in the Ordinary Course of Business, including with respect to loan underwriting and loan and deposit pricing, (b) preserve intact its business organization and Assets, use its reasonable efforts to retain the services of its officers and key employees, and maintain its rights and franchises, (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or
(ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, and (d) consult with CCBF prior to (i) approving a new loan (which shall not include extensions or renewals of loans outstanding or committed to as of the date of this Agreement) in excess of 25% of Stone Street's legal lending limit, or (ii) purchasing (or otherwise acquiring), or selling (or otherwise disposing of) any Asset with a cost or book value in excess of $50,000, except with respect to the New Building.

         7.2 NEGATIVE COVENANTS OF STONE STREET. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of CCBF shall have been obtained and except as otherwise expressly contemplated herein, Stone Street covenants and agrees that it will not do or agree or commit to do, or permit any Stone Street Subsidiary to do or agree or commit to do, any of the following:

              (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of Stone Street or any Stone Street Subsidiary, or

              (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in its Ordinary Course of Business (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities); or

              (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the Ordinary Course of Business under Stone Street Benefit Plans or with respect to put options under the Stone Street ESOP), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Stone Street or any Stone Street Subsidiary, or declare or pay any dividend or make any other distribution in respect of Stone Street Capital Stock, provided that Stone Street may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the outstanding shares of Stone Street Common Stock at a rate not in excess of $0.1175 per share with usual and regular record and payment dates in accordance with past practice and such dates may not be changed without the prior written consent of CCBF, provided that any dividend declared or payable on the shares of Stone Street Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by CCBF and Stone Street, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of CCBF Common Stock is before the Effective Time; or

              (d) except pursuant to the exercise of Stone Street Stock Options outstanding as of the date hereof under the Stone Street Option Plans and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any shares of Stone Street Common Stock or any other capital stock of Stone Street or any Stone Street Subsidiary, or any Rights; or

              (e) adjust, split, combine, or reclassify any capital stock of Stone Street or any Stone Street Subsidiary or issue or authorize the issuance of any Rights or other securities in respect of or in substitution for shares of Stone Street Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of Stone Street or any Stone Street Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Stone Street or a Stone Street Subsidiary); or

              (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of five years or less, purchase, agree to purchase or otherwise incur an obligation to purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a Stone Street Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the Ordinary Course of Business, (ii) acquisitions of control by a Stone Street Subsidiary that is a depository institution in its fiduciary capacity, or (iii) the creation of new wholly-owned Stone Street Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

              (g) grant any increase in compensation or benefits to the employees or officers of Stone Street or any Stone Street Subsidiary, except in accordance with its Ordinary Course of Business or as required by Law; pay any retirement or pension allowance not required by a Stone Street Benefit Plan; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; and enter into or amend any severance agreements with officers of Stone Street or any Stone Street Subsidiary; grant any increase in fees or other increases in compensation or other benefits to directors of Stone Street or any Stone Street Subsidiary; or voluntarily accelerate the vesting of any Stone Street Options or MRP Rights or other stock-based compensation or employee benefits or other Rights; or

              (h) enter into or amend any employment Contract between Stone Street or any Stone Street Subsidiary and any Person (unless such amendment is required by Law) that Stone Street or any Stone Street Subsidiary does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

              (i) adopt any new employee benefit plan of Stone Street or any Stone Street Subsidiary or terminate or withdraw from, or amend, any Stone Street Benefit Plan other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the Tax qualified status of any such plan, or make any distributions from any Stone Street Benefit Plan, except as required by Law, the terms of such Stone Street Benefit Plan or in the Ordinary Course of Business; or

              (j) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

              (k) commence any Action other than in the Ordinary Course of Business, settle any Action involving any Liability of Stone Street or any Stone Street Subsidiary for material money damages or restrictions upon the operations of Stone Street or any Stone Street Subsidiary; or

              (l) except in the Ordinary Course of Business, enter into, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

       7.3 COVENANTS OF CCBF. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Stone Street shall have been obtained, and except as otherwise expressly contemplated herein, CCBF covenants and agrees that it shall
(a) continue to conduct its business and the business of the CCBF Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the CCBF Common Stock and the business prospects of CCBF and the CCBF Subsidiaries and to the extent consistent therewith use all reasonable efforts to preserve intact CCBF's and the CCBF Subsidiaries' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

       7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have a material adverse affect on any of the business, material Assets, financial condition or results of operations of such Party, and (ii) would cause or constitute a material breach of any of its representations, warranties, agreements, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

       7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, as applicable, such financial statements will fairly present the consolidated financial position of the Party filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports. From and after the Effective Time for so long as is necessary in order to permit "affiliates" of Stone Street to offer and sell CCBF Common Stock pursuant to Rule 145, and to the extent applicable, Rule 144, CCBF will file on a timely basis all reports required pursuant to Section 13 or 15(d) of the 1934 Act, referred to in paragraph (c)(1) of Rule 144 under the 1933 Act (or CCBF will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144) in order to permit "affiliates" of Stone Street to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, CCBF Common Stock.

       7.6 CONFIDENTIALITY. Each Party shall, and shall cause its Affiliates, advisors and representatives to, (i) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other Party which is not otherwise public knowledge, (ii) in the event of the termination of this Agreement return all documents (including copies thereof) obtained hereunder from the other Party, and (iii) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public through no fault of such Party. Each Party acknowledges and agrees that a breach of any of their respective obligations under this Section 7.6 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof, in addition to damages or any other relief available at law, and to recover its reasonable attorneys' fees and expenses incurred in such enforcement.

       7.7 CURRENT INFORMATION. During the period from the date of the execution of this Agreement to the Effective Time, each of CCBF and Stone Street shall, and each shall cause its representatives to, confer on a regular and request basis with representatives of the other. Each of CCBF and Stone Street shall promptly notify the other of (i) any material change in its business, material Assets, results of operations or prospects, (ii) any Actions (or communications indicating that the same may be contemplated) of any Regulatory Authority or Environmental Agency, (iii) the institution or the threat of a material Action involving such Party, or (iv) any event or condition that might be reasonably expected to cause any of such Party's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Time; and in each case shall keep the other Party fully informed with respect thereto.

       7.8    REGISTRATION STATEMENT; REGULATORY MATTERS.

              (a) None of the information supplied or to be supplied by CCBF or Stone Street for inclusion in the Registration Statement to be filed by CCBF, the proxy statement to be used by Stone Street to solicit any required approval of its shareholders as contemplated by this Agreement (the "Proxy Statement") or any other document to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will contain when filed, or, in the case of the Proxy Statement, when it is first mailed to the shareholders of Stone Street, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective under the 1933 Act, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

              (b) CCBF shall (i) with the assistance of Stone Street, prepare and file with the SEC as soon as practicable the Registration Statement and the Proxy Statement, (ii) use its best efforts to cause the Registration Statement to become effective under the 1933 Act, and (iii) take any action required to be taken under any applicable state securities or "Blue Sky" Laws in connection therewith. Stone Street shall furnish CCBF with all information concerning Stone Street, the Stone Street Subsidiaries and the holders of Stone Street Common Stock, Stone Street Stock Options and MRP Rights, as CCBF may reasonably request in connection with the foregoing.

              (c) Each Party shall cooperate and use its respective best efforts
(i) as soon as practicable to prepare all documentation, to effect all filings and to obtain all Regulatory Approvals and all other Permits and Consents of all third parties, Regulatory Authorities and other governmental authorities necessary to consummate the Merger, the Second Merger, the Bank Merger and the other transactions contemplated by this Agreement, and (ii) to cause the Merger, the Second Merger, the Bank Merger and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable. Each Party shall advise one another concerning all filings to be made by it and all other Consents and Permits required to be obtained by it, and shall promptly furnish the other Party with copies of all such filings and all correspondence and other communications in connection with all such filings, Consents, Permits, Orders and all Regulatory Approvals.

       7.9 DIRECTORS' AND SHAREHOLDERS' APPROVALS. Stone Street shall cause a duly called and noticed meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the Merger (including the Plan of Merger), and related matters (the "Shareholders' Meeting"). Stone Street, as the shareholder of Mocksville, shall approve this Agreement and the Bank Merger (including the Bank Plan of Merger) promptly. CCBF shall cause a duly called and noticed meeting of its directors and CCBFC and CCB Bank shall cause duly called and noticed meetings of their directors and shareholder (which meetings shall be held prior to the Shareholders' Meeting) for the purposes of (a) the Boards of Directors of CCBF and CCB Bank voting upon ratification of their respective Executive Committee's adoption of this Agreement, and (b) the Board of Directors and shareholder of CCBFC and the shareholder of CCB Bank voting upon the Merger, the Bank Merger, the Second Merger and related matters (including the Plan of Merger and the Bank Plan of Merger). In connection with the Shareholders' Meeting, CCBF and Stone Street shall prepare the Proxy Statement and mail it to Stone Street's shareholders. The Board of Directors of Stone Street shall submit for approval of Stone Street's shareholders the matters to be voted upon at the Shareholders' Meeting, and shall, subject to its fiduciary obligations, recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval.

       7.10 AGREEMENTS OF AFFILIATES. Stone Street shall Previously Disclose all Persons whom it reasonably believes is an "affiliate" of Stone Street for purposes of Rule 145 under the 1933 Act. Stone Street shall use its reasonable efforts to cause each such Person to deliver to CCBF not later than 30 days prior to the Effective Time, an Affiliate Agreement providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Stone Street Common Stock held by such Person except as contemplated by such Affiliate Agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of CCB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and CCBF shall be entitled to place restrictive legends upon certificates for shares of CCBF Common Stock issued to affiliates of Stone Street pursuant to this Agreement to enforce the provisions of this Section 7.10). CCBF shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CCBF Common Stock by such affiliates.

       7.11 DELIVERY OF MONTHLY FINANCIAL STATEMENTS. Within fifteen (15) days after the end of each calendar month occurring after the date of this Agreement and prior to the Effective Time, Stone Street shall deliver to CCBF its unaudited monthly consolidated financial statements normally generated by it for such month certified by its Chief Executive Officer. Such financial statements shall fairly present in all material respects the financial condition and results of operations of Stone Street on a consolidated basis on the dates and for the periods indicated in accordance with GAAP, subject to normal and recurring year-end audit adjustments.

       7.12 TAX-FREE REORGANIZATION. Each Party undertakes and agrees to use its best efforts to cause the Merger, the Bank Merger and the Second Merger to qualify as a Tax-free reorganization under Tax Code Section 368.

       7.13 PRESS RELEASES. CCBF and Stone Street shall promptly consult with each other as to the form and substance, and prior to the release or issuance, of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby. CCBF and Stone Street agree not to release or issue any such press release or other public disclosure without the approval of the other unless required by law.

       7.14 EXCHANGE LISTING. CCBF shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of CCB Common Stock and the CCB Rights attached thereto to be issued to the holders of Stone Street Common Stock pursuant to the Merger, and CCBF shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

       7.15 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. CCBF and Stone Street shall use, CCBF shall cause each of the CCBF Subsidiaries, and Stone Street shall cause each of the Stone Street Subsidiaries to use, their best efforts to obtain all Regulatory Approvals and all other Consents and Permits of third parties, including the NYSE, AMEX and Regulatory Authorities, necessary or, in the reasonable opinion of CCBF and Stone Street, desirable for the consummation of the transactions contemplated by this Agreement. After the Effective Time, CCBF shall cause appropriate documents to be delivered to holders of Stone Street Stock Options and MRP Rights to reflect the Rights to acquire CCBF Stock into which such Stone Street Stock Options and MRP Rights were converted. CCBF shall reserve shares of CCBF Stock sufficient to issue the requisite number of shares of CCBF Stock upon exercise of the former Stone Street Stock Options and MRP Rights and shall take appropriate action to cause such shares to be offered in a registered offering.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

       8.1    INDEMNIFICATION AND INSURANCE.

              (a) CCBF agrees to indemnify, defend and hold harmless Stone Street and the Stone Street Subsidiaries, and each of the present and former officers, directors, employees and agents of Stone Street and the Stone Street Subsidiaries from and against all Indemnifiable Losses attributable to CCBF, CCBFC or CCB Bank. Stone Street agrees to indemnify, defend and hold harmless CCBF and the CCBF Subsidiaries, and each of the present and former officers, directors, employees and agents of CCBF and the CCBF Subsidiaries, from and against all Indemnifiable Losses attributable to Stone Street or a Stone Street Subsidiary.

              (b) In addition to the provisions of Section 8.1(a), after the Effective Time, the Resulting Corporation and the Surviving Bank shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Stone Street and Mocksville from and against all Indemnifiable Losses arising from or related to matters occurring at or prior to the Effective Time and, further, to indemnify such present and former officers, directors, employees and agents of Stone Street and Mocksville to the full extent then permitted under the Bank Act and NCBCA, including provisions relating to advances of expenses incurred in the defense of any action or suit.

              (c) CCBF shall maintain a policy or policies of directors' and officers' liability insurance (the "D&O Insurance") covering Persons who are currently covered by Stone Street's existing D&O Insurance, or shall otherwise continue D&O Insurance coverage for such Persons for a period of at least three
(3) years after the Effective Time, which coverage shall have terms at least as favorable as those of Stone Street's existing D&O Insurance in effect on the date hereof; provided, that CCBF shall not be obligated to make annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed 150% of the annual premium payments on Stone Street's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CCBF shall use its reasonable efforts to maintain the most advantageous policies of D&O Insurance obtainable for a premium equal to the Maximum Amount.

              (d) If the Resulting Corporation or the Surviving Bank or any of their respective successors or assigns (i) shall merge into any other Person and shall not be the continuing or surviving corporation or entity of such merger, or (ii) shall transfer all or substantially all of its Assets to any Person, then and in each such case, proper provision shall be made so that such successors and assigns shall assume the obligations set forth in this Section 8.1.

       8.2 EMPLOYEE CONTRACTS; EMPLOYEE BENEFITS; DIRECTOR BENEFITS. Following the Effective Time, the Resulting Corporation and the Surviving Bank each and together will continue to honor, and will assume and perform in accordance with their terms, all Previously Disclosed employment, severance, deferred compensation, split dollar insurance, salary continuation, consulting and other compensation Contracts between Stone Street or Mocksville and any current or former director, officer or employee thereof (including, but not limited to, the Stone Street Options Plans, the Retirement Payment Agreements between Stone Street and the members of its Board of Directors and the Supplemental Income Agreement between Mocksville and J. Charles Dunn), and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any Stone Street Benefit Plan; provided, however, that the Stone Street ESOP and the 401(k) Profit Sharing Plan of SSB Bank shall be terminated immediately prior to the Effective Time. The Trustees of the Stone Street ESOP shall tender shares of Stone Street Common Stock held by the Stone Street ESOP for cash as provided in Section 3.1(c). The employment agreements between certain Stone Street's senior executive officers and Stone Street (or certain of Mocksville's senior executive officers and Mocksville) may be amended and restated effective as of the Effective Time in the forms mutually agreed upon by CCBF, Stone Street (or Mocksville) and such senior executive officers.

       8.3 MODIFICATION OF EMPLOYEE BENEFITS. Except as otherwise provided in
Section 8.2 or this Section 8.3, the Stone Street Benefit Plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that (i) the employees of Stone Street shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of CCBF and the CCBF Subsidiaries, (ii) in the event a Stone Street Benefit Plan is terminated, its affected participants shall become fully vested in accordance with ERISA and the Tax Code, with each participating Stone Street employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into an Individual Retirement Account or the appropriate CCBF Benefit Plan, on the same basis and applying the eligibility standards as would apply to the employees of CCBF and the CCBF Subsidiaries as if such employee's prior service to Stone Street had been performed on behalf of CCBF and the CCBF Subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a Stone Street Benefit Plan is merged into a CCBF Benefit Plan, shall be entitled to participate in such CCBF Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of CCBF and the CCBF Subsidiaries. CCBF and Stone Street agree that the overall level of benefits offered or provided to the employees of Stone Street and the Stone Street Subsidiary under the CCBF Benefit Plans will be no less than that offered or provided to the present employees of CCBF and the CCBF Subsidiaries, and that for purposes of eligibility, qualification and vesting (but not for purposes of calculating the amount of benefits under any CCBF Pension Plan), the employees of Stone Street and the Stone Street Subsidiary shall receive credit for their periods of service to Stone Street or a Stone Street Subsidiary.

              For purposes of item (i) above, CCBF shall cause the relevant CCBF Benefit Plans (A) to waive any pre-existing condition limitations for conditions covered under the applicable Stone Street Benefit Plans, (B) to honor any deductible and out-of-pocket expenses incurred by the employees and their beneficiaries under the Stone Street Benefit Plans during the portion of 1999 preceding the Effective Time, and (C) with respect to any Stone Street Benefit Plan providing group term life insurance, to waive any medical certification for employees of Stone Street or a Stone Street Subsidiary up to the amount of term life insurance coverage such employees had under such Stone Street Benefit Plan at the Effective Time. Stone Street and CCBF may agree to (i) cause any Stone Street Benefit Plan to be terminated at or prior to the Effective Time; (ii) cause a CCBF Subsidiary chosen by CCBF to assume at the Effective Time any or all fiduciary positions with respect to any Stone Street Benefit Plan which will continue to have obligations to pay benefits following the Effective Time; and
(iii) cause the merger of any cafeteria plan (within the meaning of Tax Code
Section 125, and including any flexible spending account arrangement thereunder) maintained by Stone Street or any Stone Street Subsidiary with the similar plan of CCBF or a CCBF Subsidiary.


                                   ARTICLE IX

                                   CONDITIONS

       9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger, the Second Merger, the Bank Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

              (a) The Boards of Directors of CCBF and CCB Bank shall ratify the adoption of this Agreement by their respective Executive Committees, the Board of Directors of CCBFC shall adopt this Agreement, and the shareholder of CCBFC and CCB Bank and the shareholders of Stone Street and the shareholder of Mocksville shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders by the votes required under the Bank Act, the Savings Bank Act and the NCBCA.

              (b) The Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby shall have received all Regulatory Approvals, including all required approvals by the Federal Reserve Board, Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Bank Administrator, the NYSE, the AMEX and any other Regulatory Authority whose approval is required for consummation of the transactions contemplated hereby, and no such Regulatory Approvals or other required approval shall have imposed any condition or requirement which would so materially adversely impact the economic benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable opinion of the Board of Directors of either CCBF or Stone Street the consummation of the Merger.

              (c) The Registration Statement shall have been declared effective by the SEC and CCBF shall have received all state securities or "Blue Sky" law Permits, or confirmations as to the availability of an exemption from registration requirements, as may be necessary to issue CCBF Common Stock and CCBF Rights pursuant to the terms of this Agreement. Neither the Registration Statement nor any such Permit or confirmation shall be subject to any stop order, threatened stop order, rescission or withdrawal by the SEC or any state securities or "Blue Sky" authority with competent jurisdiction.

              (d) No Party shall be subject to any Action which enjoins or prohibits the consummation of the Merger, the Bank Merger or the Second Merger or which could constitute a Material Adverse Event as to CCBF or Stone Street. No Action shall be pending or threatened which seeks to restrain or prohibit the Merger, the Bank Merger or the Second Merger or to obtain any substantial monetary or other relief in connection with this Agreement unless in the reasonable opinion of counsel to the Party wishing to proceed (which opinion shall be satisfactory in substance to the other Party in its reasonable judgment), such Action is likely to be resolved in such a way as to not deprive any Party of any of the material benefits to be derived from the consummation of the Merger, the Bank Merger or the Second Merger or in such a way which would not constitute a Material Adverse Event as to the Party subject thereto.

              (e) The shares of CCBF Common Stock (and attached CCBF Rights) issuable pursuant to the Merger shall have been approved for listing on the NYSE.

              (f) CCBF and Stone Street shall have received an opinion of KPMG LLP or CCBF's legal counsel, satisfactory in form and substance to each of CCBF and Stone Street, to the effect that the Merger, the Second Merger and the Bank Merger together will constitute a Tax-free reorganization within the meaning of Tax Code Section 368 and that (i) no gain or loss will be recognized by a shareholder of Stone Street to the extent that such shareholder receives CCBF Common Stock (and attached CCBF Rights) in exchange for such shareholder's Stone Street Common Stock in the Merger, except that gain or loss will be recognized on the receipt of cash that is received by Electing Holders rather than shares of CCBF Common Stock (and attached CCBF Rights) and that gain or loss will be recognized on the receipt of cash by any Stone Street shareholder that is received in lieu of fractional shares; any cash received by a shareholder of Stone Street in lieu of a fractional share will be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the shareholder's basis in Stone Street Common Stock allocable to such fractional share interest; (ii) the tax basis of the shares of CCBF Common Stock (and attached CCBF Rights) received by each shareholder of Stone Street will equal the tax basis of such shareholder's shares of Stone Street Common Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged in the Merger; and (iii) the holding period for the shares of CCBF Common Stock (and attached CCBF Rights) received by each shareholder of Stone Street will include the holding period for the shares of Stone Street Common Stock of such shareholder exchanged in the Merger.

       9.2 CONDITIONS TO THE OBLIGATIONS OF STONE STREET AND MOCKSVILLE. The obligations of Stone Street and Mocksville to effect the Merger, the Bank Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CCBF, CCBFC and CCB Bank set forth in Article VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and Stone Street shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CCBF to that effect.

              (b) PERFORMANCE OF OBLIGATIONS. CCBF, CCBFC and CCB Bank shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Effective Time, and Stone Street shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CCBF to that effect.

              (c) LEGAL OPINION. Stone Street shall have received from Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to CCBF, CCBFC and CCB Bank, an opinion as to such matters as Stone Street and its counsel may reasonably request. In rendering the foregoing opinion, such counsel may rely as to questions of fact and of good standing upon the representations and warranties of CCBF, CCBFC and CCB Bank contained in this Agreement or upon the certificate of appropriate officers of CCBF, CCBFC and CCB Bank and of public officials.

              (d) FAIRNESS OPINION. Stone Street shall have received the opinion of OMC, its financial advisor, that the consideration to be received by the shareholders of Stone Street as a result of the transactions contemplated by this Agreement is fair to the shareholders of Stone Street from a financial point of view. The opinion shall be in a form reasonably satisfactory to Stone Street and shall be dated as of the date of the Proxy Statement and confirmed as of a date within five (5) business days prior to the Effective Time.

       9.3 CONDITIONS TO THE OBLIGATIONS OF CCBF, CCBFC AND CCB BANK. The obligations of CCBF, CCBFC and CCB Bank to effect the Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Stone Street set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and CCBF, CCBFC and CCB Bank shall have received a certificate signed by the Chief Executive Officer of Stone Street to that effect.

              (b) PERFORMANCE OF OBLIGATIONS. Stone Street and Mocksville shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time, and CCBF, CCBFC and CCB Bank shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Stone Street to that effect.

              (c) LEGAL OPINION. CCBF, CCBFC and CCB Bank shall have received from Poyner & Spruill, L.L.P., counsel to Stone Street and Mocksville, an opinion as to such matters as CCBF and its counsel may reasonably request. In rendering the foregoing opinion, such counsel may rely as to questions of fact and of good standing upon the representations and warranties of Stone Street and Mocksville contained in this Agreement or upon the certificate of appropriate officers of Stone Street and Mocksville and of public officials.

              (d) AFFILIATES AGREEMENTS. Stone Street shall have delivered to CCBF the Affiliates Agreements described in Section 7.10.


                                    ARTICLE X

                                   TERMINATION

       10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby by the shareholder of CCBFC and CCB Bank or the shareholders of Stone Street, or the shareholders of any of the Parties, this Agreement may be terminated and such transactions abandoned at any time prior to the Effective Time:

              (a) by mutual consent of the Boards of Directors of CCBF and Stone Street;

              (b) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the Effective Time shall not have occurred on or before December 31, 1999;

              (c) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street if any Regulatory Authority has denied approval of the Merger, the Second Merger or the Bank Merger or any Regulatory Approval (or any condition to the receipt of a Regulatory Approval) or an Order from any Regulatory Authority or any court having competent jurisdiction has imposed any condition or requirement which would so substantially and adversely impact the economic or business benefits of the Merger to CCBF and its shareholders or to Stone Street and its shareholders, as applicable, as to render inadvisable in the reasonable opinion, exercised in good faith, of the Boards of Directors of CCBF or the Board of Directors of Stone

Street, as applicable, the consummation of the Merger, the Second Merger and the Bank Merger such denial or imposition has become final and nonappealable;

              (d) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street in the event of a material breach by the other Party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after 30 days' written notice thereof is given to the Party committing such breach;

              (e) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street if there has occurred an Action seeking to restrain the Merger, the Second Merger or the Bank Merger or an Action by a shareholder of CCBF or Stone Street to obtain material money damages should such transactions be consummated (unless counsel for the Party wishing to proceed with such transactions renders an opinion that such Action is likely to be resolved in a way which would not deprive any Party of the material benefits of the Merger or in a way which would not result in substantial money damages to one or more directors of such Party which would not be covered by D&O Insurance);

              (f) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street if there has occurred a declaration of war by the United States of America or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America or the State of North Carolina; or

              (g) upon notice to Stone Street, by the Board of Directors of CCBF if the Environmental Costs exceed $500,000; provided, however, that if Stone Street delivers to CCBF within thirty (30) days from the date of delivery of such notice a fixed price contract from a reputable environmental remediation firm (which firm must have expertise, resources and financial capabilities reasonably acceptable to CCBF) providing for the curing of all indicated violations of Environmental Laws and all related remediation required by Environmental Laws and Environmental Agencies with respect to the Assets of Stone Street and the Stone Street Subsidiaries for an amount that is less than $500,000, then such notice of termination by the CCBF Board of Directors shall be deemed withdrawn and of no effect.

       10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Section 7.6,
Section 7.13, Section 8.1(a), Section 10.3 and Section 10.4 (insofar as it applies to a termination under Section 10.1(d)) shall survive any such termination and abandonment, and (ii) no Party shall be relieved or released from any Liability arising out of a willful or grossly negligent breach of any provision of this Agreement.

       10.3 EXPENSES. Unless this Agreement is terminated as described in
Section 10.4 and except as provided in the next following sentence, each Party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and the transactions contemplated hereby, including filing fees, printing and distribution costs, and consultant, financial advisor, legal, accounting and investment banking fees and expenses (the "Costs"). In the event of a termination and abandonment of this Agreement pursuant to the provisions of this Article X (except in the event of (i) a termination by CCBF pursuant to Section 10.1(d) or (g) or (ii) a wrongful termination by Stone Street), CCBF shall reimburse Stone Street for all direct, documented costs incurred by Stone Street that result from changes to the architectural and construction drawings, plans and specifications or the equipment, furniture and fixture (including the vault) specifications for the New Building requested by CCBF in anticipation of consummation of the Merger ("Building Costs").

       10.4 WRONGFUL TERMINATION. Notwithstanding the provisions of Sections
10.2 and 10.3, and except as otherwise provided in Section 10.5, if the Merger, the Second Merger and the Bank Merger fail to be consummated because of the wrongful termination of this Agreement or a willful or grossly negligent breach by a Party of any representation, warranty, covenant, undertaking, term, agreement or restriction contained herein, then the Party wrongfully terminating or breaching this Agreement shall (i) reimburse the other Party for all of such other Party's Costs (and, if CCBF is the wrongfully breaching or terminating Party, it shall pay the Building Costs), and (ii) pay the other Party $250,000 as liquidated damages in full compensation of all other harm suffered by such Party as a result thereof. A termination of this Agreement under the provisions of Section 10.1, other than a termination under Section 10.1(d), shall not cause application of this Section 10.4.

       10.5 TERMINATION FEE. If (a) this Agreement is terminated because Stone Street has entered theretofore into a letter of intent or an agreement with a Person other than CCBF that provides for such Person to acquire Stone Street or Mocksville, merge with or into Stone Street or Mocksville, or purchase all or substantially all of the Assets of Stone Street or Mocksville or (b) prior to termination of this Agreement Stone Street engages in negotiations relating to any such transaction and a letter of intent or agreement with respect thereto is entered into within twelve (12) months following the termination of this Agreement, and CCBF has not given written Consent to such negotiations by Stone Street pursuant to Section 7.2 hereof, then Stone Street shall pay to CCBF a termination fee of $1,225,500.


                                   ARTICLE XI

                               GENERAL PROVISIONS

       11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS FOLLOWING THE EFFECTIVE TIME. Except for Articles III and IV and Sections 7.11, 8.1, 8.2 and 8.3, none of the respective representations, warranties, obligations, covenants and agreements of the Parties thereto shall survive the Effective Time.

       11.2 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than the provisions of Article III and Sections 8.1, 8.2 and 8.3, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than CCBF, CCBFC, CCB Bank, Stone Street, Mocksville, the Surviving Corporation, the Resulting Corporation and the Surviving Bank and their respective successors, any rights, remedies, or Liabilities under or by reason of this Agreement.

       11.3 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of them; provided, however, that the provisions hereof relating to the manner or basis in which shares of Stone Street Common Stock will be exchanged for CCBF Common Stock (and attached CCBF Rights) shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of Stone Street Common Stock without any requisite approval of the holders of the Stone Street Common Stock entitled to vote thereon.

       11.4   WAIVERS.

              (a) Prior to or at the Effective Time, CCBF, acting through its Board of Directors, Chief Executive Officer, or another officer authorized to so act by such Board, shall have the right to waive any Default in the performance of any term of this Agreement by Stone Street or Mocksville, to waive or extend the time for the compliance or fulfillment by Stone Street or Mocksville of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CCBF under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CCBF.

              (b) Prior to or at the Effective Time, Stone Street, acting through its Board of Directors, Chief Executive Officer, or another officer authorized to so act by such Board, shall have the right to waive any Default in the performance of any term of this Agreement by CCBF, CCBFC or CCB Bank, to waive or extend the time for the compliance or fulfillment by CCBF, CCBFC or CCB Bank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Stone Street under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Stone Street.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

       11.5 NO ASSIGNMENT. None of the Parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

       11.6 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder):

              If to CCBF, CCBFC or CCB Bank:

                    Ernest C. Roessler
                    Chairman, President and Chief Executive Officer CCB Financial Corporation
                    Post Office Box 931
                    Durham, North Carolina 27702
                    Telecopy:  (919)  683-7254

              With a required copy to:

                    Robert A. Singer
                    Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
                    Post Office Box 26000
                    Greensboro, North Carolina  27420-6000
                    Telecopy:  (336)  378-1001

              If to Stone Street or Mocksville:

                    J. Charles Dunn, President
                    Stone Street Bancorp, Inc.
                    232 South Main Street
                    Mocksville, North Carolina  27028
                    Telecopy: (336) 751-1362

              With a required copy to:

                    Michael S. Colo
                    Poyner & Spruill, L.L.P.
                    130 S. Franklin Street
                    Rocky Mount, North Carolina  27802
                    Telecopy: (252) 446-4060

or to such other Person as any party shall specify by notice in writing to each of the other party. All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third business day after deposit in the United States mail when delivery is made by registered or certified mail, and (iii) upon transmission, when evidenced by a sender transmission completed confirmation, when made by facsimile transmission.

       11.7 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a Regulatory Authority or court of competent jurisdiction to be invalid, void, unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

       11.8 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the Laws of the State of North Carolina, except to the extent the Laws of the United States specifically apply.

       11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

       11.10 CAPTIONS; ARTICLES; AND SECTION. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

       11.11 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

       11.12 ENFORCEMENT OF AGREEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       IN WITNESS WHEREOF, CCBF, CCBFC, CCB Bank, Stone Street and Mocksville have caused this Agreement to be signed by their respective officers, hereunto duly authorized, all as of the date first written above.

                            CCB FINANCIAL CORPORATION


                         By:    ___________________________________________
                               Ernest C. Roessler, Chairman, President
                               and Chief Executive Officer

                         CCBFC, INC.


                         By:    __________________________________________
                               Ernest C. Roessler, Chairman, President
                               and Chief Executive Officer


                         CENTRAL CAROLINA BANK AND TRUST
                         COMPANY

                         By:   ___________________________________________
                               Ernest C. Roessler, Chairman, President
                               and Chief Executive Officer


                         STONE STREET BANCORP, INC.


                         By:    ___________________________________________
                               J. Charles Dunn, President


                         STONE STREET BANK & TRUST


                         By:    ___________________________________________
                               J. Charles Dunn, President

                                   APPENDIX A

                                 Plan of Merger

                                 PLAN OF MERGER
                                       OF
                                   CCBFC, INC.
                                  WITH AND INTO
                           STONE STREET BANCORP, INC.


I.     CORPORATIONS PARTICIPATING IN THE MERGER.

       CCBFC, Inc., a North Carolina corporation ("CCBFC" or the "Merging Corporation") and a wholly-owned subsidiary of CCB Financial Corporation ("CCBF"), shall merge with and into Stone Street Bancorp, Inc., a North Carolina corporation ("Stone Street" or the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided under, Section 55-11-06 of the North Carolina General Statutes.

II.    NAME OF SURVIVING CORPORATION.

       Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Corporation shall be Stone Street Bancorp, Inc. It is intended that the Surviving Corporation subsequently shall be merged with and into CCBF.

III.   TERMS AND CONDITIONS OF THE MERGER.

       1. Subject to the terms and conditions of the Amended and Restated Agreement of Combination, dated as of June 22, 1999 (the "Agreement"), by and among CCBF, CCBFC, Central Carolina Bank and Trust Company ("CCB Bank"), Stone Street and Stone Street Bank & Trust, a wholly-owned subsidiary of Stone Street formerly known as Mocksville Savings Bank, Inc., SSB ("Mocksville") (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Agreement of Combination, and except as continued in and merged into the Surviving Corporation, the separate existence of the Merging Corporation shall cease as of the Effective Time. The Surviving Corporation, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation at the time of the merger. The Surviving Corporation shall be responsible and liable for all liabilities of every kind and description of the Merging Corporation, existing immediately prior to the Effective Time, to the extent provided by law.

       2. The Articles of Incorporation of Stone Street in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

       3. The Bylaws of Stone Street in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

       4. The officers and director of CCBFC in office immediately prior to the Effective Time shall be the officers and director of the Surviving Corporation.

IV.    EFFECTIVENESS OF THE MERGER.

       The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of North Carolina as required under Section 55-11-05 of the North Carolina General Statutes.

V.     CONVERSION AND EXCHANGE OF SHARES.

       As of the Effective Time, the outstanding shares of the corporations participating in the merger will be converted and exchanged as follows:

              1. Each outstanding share of the common stock of CCBFC shall be converted into a share of the common stock of Stone Street ("Stone Street Common Stock") by virtue of the merger. Any of the shares of common stock of CCBF ("CCBF Common Stock") and attached preferred stock purchase rights ("CCBF Rights") outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

              2. (a) Each of the shares of Stone Street Common Stock outstanding immediately prior to the Effective Time (excluding shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by CCBF, CCBFC, CCB Bank, Stone Street or Mocksville or any of their subsidiaries) shall be converted into and become the right to receive (i) cash as provided in V.2.(c) below or (ii) that portion of a share of CCBF Common Stock and that percent a CCBF Right, as described in CCBF's Shareholder Rights Plan, amended and restated as of October 1, 1998, computed as follows: (x) if the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the date on which the Effective Time occurs (the "Closing Date") is equal to or more than $44.52 but equal to or less than $60.24, such percent shall equal $21.37 divided by such average CCBF Stock Price; (y) if the CCBF Stock Price for such ten (10) trading days is less than $44.52, such percent shall be .48; and (z) if the CCBF Stock Price for such ten (10) trading days is more than $60.24, such percent shall be .3548; provided, however, that if the amount of Environmental Costs shall be greater than $150,000, but less than $500,000, then each share of Stone Street Common Stock shall be converted into and become the right to receive that percent of a share of CCBF Common Stock (and the same percent of a CCBF Right) computed as follows: (A) if item (x) above is applicable, the percent shall be calculated by (i) dividing the Environmental Costs in excess of $150,000 (but no more than $350,000) by the number of the then outstanding shares of Stone Street Common Stock, (ii) subtracting the resulting quotient from $21.37, and (iii) dividing the resulting remainder by the average CCBF Stock Price described above; (B) if item (y) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719,
       (ii) dividing the resulting remainder by $35,013,719, and (iii) multiplying .48 by the resulting quotient; and (C) if item (z) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii) dividing the resulting remainder by $35,013,719, and (iii) multiplying .3548 by the resulting quotient (the "Exchange Ratio").

              (b) Under the Mocksville Savings Bank, Inc., SSB Management Recognition Plan, the legal and beneficial ownership rights of the holders of the issued and outstanding shares of Stone Street Common Stock subject to a Management Recognition Plan Award shall vest, if at all, as of the Effective Time in accordance with such Plan. Accordingly, each such vested share shall be converted into cash as set forth in V.2.(c) or that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) determined under V.2.(a). Each such unvested share shall be converted into that portionof a share of CCBF Common Stock (and the portion of an attached CCBF Right) determined under V.2.(a). Thereupon, each such Management Recognition Plan Award shall be deemed canceled and of no further force or effect.

              (c) Subject to the terms and conditions of the Agreement, each holder of shares of Stone Street Common Stock converted under V.2.(a) or under V.2(b) immediately prior to the Effective Time may elect as provided herein, with respect to all such shares, to receive for each such share either (i) that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) calculated by application of the Exchange Ratio or (ii) in lieu of receiving a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right), cash equal to one
       (1) share of Stone Street Common Stock multiplied by the Exchange Ratio multiplied by the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the Closing Date; provided, however that no more than 18% of such shares of Stone Street Common Stock may be converted into and become rights to receive cash rather than portions of shares of CCBF Common Stock (and attached CCBF Rights). In the event that holders of shares of Stone Street Common Stock described in V.2.(a) and V.2.(b) elect to receive cash ("Electing Holders") for more than 18% of such shares, then CCBF shall be required to accept for conversion to cash
       (x) all shares of Stone Street Common Stock tendered for cash by the Employee Stock Ownership Plan of Stone Street Bank and Trust (the "Stone Street ESOP") and (y) only the percentage of shares of each other Electing Holder ("Cash Election Shares") determined by (A) dividing the total number of Cash Election Shares tendered by Electing Holders other than the Stone Street ESOP by the total number of outstanding shares of Stone Street Common Stock, (B) dividing .18, less the percentage of all outstanding shares of Stone Street Common Stock tendered for cash by the Stone Street ESOP (expressed in decimal terms), by the quotient resulting under item (A), and (C) multiplying each such other Electing Holder's Cash Election Shares by the quotient resulting under item (B). Except as otherwise provided herein, each share of outstanding Stone Street Common Stock not converted unto the right to receive cash as provided in this V.2.(a) shall be converted into a right to receive a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) as provided in V.2.(a) or V.2.(b). Electing Holders must tender all of their shares of Stone Street Common Stock for cash or they may tender none of such shares for cash.

              3. Any shares of any of the subsidiaries of CCBF, CCBFC, CCB Bank, Stone Street or Mocksville outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

              4. As of the Effective Time, all rights with respect to options to purchase shares of Stone Street Common Stock granted by Stone Street (the "Stone Street Stock Options") pursuant to stock option plans or other plans or agreements of Stone Street (the "Stone Street Option Plans"), which are outstanding immediately prior to the Effective Time in compliance with the Agreement of Combination, whether or not then exercisable, shall be converted into and become rights with respect to CCBF Common Stock (with attached CCBF Rights), and CCBF shall assume all obligations of Stone Street with respect to each Stone Street Stock Option, in accordance with the terms of the respective Stone Street Option Plan under which it was issued and the stock option agreement by which it may be evidenced. From and after the Effective Time, (i) each Stone Street Stock Option assumed by CCBF may be exercised solely for shares of the CCBF Common Stock (with attached CCBF Rights), (ii) the number of shares of the CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option shall be equal to the number of shares of Stone Street Common Stock subject to such Stone Street Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded up to the nearest whole share of CCBF Common Stock), and
       (iii) the per share exercise price under each such Stone Street Stock Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding to the nearest cent; PROVIDED, HOWEVER, that the number of shares of CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option and the per share exercise price shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.

              5. Each holder of shares of Stone Street Common Stock converted into shares of CCBF Stock (and attached CCBF Rights) pursuant to the merger or of Stone Street Stock Options, who would otherwise have been entitled to receive a fraction of a share of the CCBF Common Stock and a fraction of a CCBF Right (after taking into account the aggregate of all certificates delivered or all Stone Street Stock Options held by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of the CCBF Common Stock multiplied by the market value of one share of the CCBF Common Stock as of the Effective Time, in the case of shares of Stone Street Common Stock converted pursuant to the merger, or the date of exercise, in the case of Stone Street Stock Options. The market value of one share of the CCBF Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the closing sales price of the CCBF Common Stock on the New York Stock Exchange - Composite Transactions List (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any of the authoritative source selected by CCBF) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

              6. From and after the Effective Time, each holder of any of the shares of Stone Street Common Stock to be converted as provided in items 2., 4. and 5. above shall be entitled, upon presentation and surrender to CCBF of the certificates representing such shares, to receive in exchange therefor (a) cash and/or (b) certificates representing the number of whole shares of the CCBF Common Stock (with attached CCBF Rights), and a check representing the amount of cash for fractional shares, if any, into which such shares shall have been converted. The surrendered shares of Stone Street Common Stock shall be canceled. Until so surrendered, each outstanding certificate which prior to the Effective Time represented Stone Street Common Stock shall be deemed for all corporate purposes to evidence the right to receive cash and/or ownership of the number of shares of the CCBF Common Stock (with attached CCBF Rights) into which the same shall have been converted; PROVIDED, HOWEVER, beginning on the 91st day after the date on which the Effective Time shall occur, no dividend or other distribution payable to the holders or record of the CCBF Common Stock (and attached CCBF Rights) at or as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of Stone Street Common Stock issued and outstanding as of the Effective Time that have been converted into the rights to receive shares of CCBF Common Stock (and attached CCBF Rights) until such holder physically surrenders such certificate for exchange, promptly after which time all such dividends or distributions shall be paid (without interest). In the event any certificate representing shares to be converted pursuant to the merger shall have been lost, stolen or destroyed, upon receipt of appropriate indemnification therefor, cash and/or certificates representing the CCBF Common Stock (with attached CCBF Rights) will be paid or issued in exchange therefor as described above, along with a check representing cash in lieu of fractional shares, if any, and declared but unpaid dividends deliverable in respect of any shares of CCBF Common Stock (and attached CCBF Rights) into which such shares have been converted.

              7. The outstanding shares of Stone Street Common Stock are listed on the American Stock Exchange, Inc. Therefore, dissenters' rights are not available to the holders of such shares under Section 55-13-02(c) of the North Carolina General Statutes.

              8. Shares of Stone Street Common Stock held immediately prior to the Effective Time by CCBF, CCBFC or Stone Street or any of their subsidiaries, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled as of the Effective Time.

VI.    ABANDONMENT.

       This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement of Combination by CCBF, CCBFC and CCB Bank, by Stone Street and Mocksville, or by all such parties in accordance with the terms thereof.

                                   APPENDIX B

                               Plan of Bank Merger

                               PLAN OF BANK MERGER
                                       OF
                            STONE STREET BANK & TRUST
                                  WITH AND INTO
                     CENTRAL CAROLINA BANK AND TRUST COMPANY


I.     CORPORATIONS PARTICIPATING IN THE MERGER.

       Stone Street Bank & Trust (formerly known as Mocksville Savings Bank, Inc., SSB), a North Carolina savings bank ("Mocksville" or the "Merging Bank"), shall merge with and into Central Carolina Bank and Trust Company, a North Carolina commercial bank ("CCB Bank" or the "Surviving Bank"), pursuant to the provisions of, and with the effect provided under, Section 55-11-06, Sections 53-12, -13 and -17, and Section 54C-40 of the North Carolina General Statutes.

II.    NAME OF SURVIVING CORPORATION.

       Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Bank shall be "Central Carolina Bank and Trust Company."

III.   TERMS AND CONDITIONS OF THE MERGER.

       1. Subject to the terms and conditions of the Amended and Restated Agreement of Combination, dated as of June 22, 1999, by and between CCB Financial Corporation ("CCBF"), CCBFC, Inc., CCB Bank, Stone Street Bancorp, Inc. ("Stone Street") and Mocksville (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Amended and Restated Agreement of Combination, and except as continued in and merged into the Surviving Bank, the separate existence of the Merging Bank shall cease as of the Effective Time. The Surviving Bank, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Bank at the time of the merger. The Surviving Bank shall be responsible and liable for all liabilities of every kind and description of the Merging Bank, existing immediately prior to the Effective Time, to the extent provided by law.

       2. The Amended and Restated Articles of Incorporation (as amended) of CCB Bank in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

       3. The Amended Bylaws (as amended) of CCB Bank in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

       4. The directors and officers of CCB Bank shall be the directors and officers of the Surviving Bank, and shall serve in such capacities for the terms set forth in the Amended Bylaws (as amended) of CCB Bank.

IV.    EFFECTIVENESS OF THE MERGER.

       The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of North Carolina as required under Section 55-11-05, Section 53-13, and Section 54C-40 of the North Carolina General Statutes.

V.     CONVERSION AND EXCHANGE OF SHARES.

       As of the Effective Time, the outstanding shares of the parties participating in the merger will be converted and exchanged as follows:

              1. Any of the shares of common stock of CCB Bank ("CCB Bank Common Stock") outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Merger.

              2. Each of the shares of common stock of Mocksville ("Mocksville Common Stock") outstanding immediately prior to the Effective Time shall be canceled.

              3. Any shares of any of CCBF, CCBFC, Inc. or the subsidiaries of CCBF, CCBFC, Inc., CCB Bank or the Merging Bank outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

VI.    ABANDONMENT.

       This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Amended and Restated Agreement of Combination by CCBF, CCBFC, Inc., CCB Bank, by Stone Street and Mocksville, or by all such parties in accordance with the terms thereof.

                                   APPENDIX C

                         PLAN OF HOLDING COMPANY MERGER

                         PLAN OF HOLDING COMPANY MERGER
                                       OF
                           STONE STREET BANCORP, INC.
                                  WITH AND INTO
                            CCB FINANCIAL CORPORATION


I.     CORPORATIONS PARTICIPATING IN THE MERGER.

       Stone Street Bancorp, Inc., a North Carolina corporation (the "Merging Corporation") and a wholly-owned subsidiary of CCB Financial Corporation by virtue of the merger of CCBFC, Inc. with and into the Merging Corporation, shall merge with and into CCB Financial Corporation, a North Carolina corporation ("CCBF" or the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided under, Sections 55-11-04 and 55-11-06 of the North Carolina General Statutes.

II.    NAME OF SURVIVING CORPORATION.

       Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Corporation shall be "CCB Financial Corporation."

III.   TERMS AND CONDITIONS OF THE MERGER.

       4. Subject to the terms and conditions of the Amended and Restated Agreement of Combination, dated as of June 22, 1999, by and among CCBF, the Merging Corporation, Central Carolina Bank and Trust Company ("CCB Bank"), CCBFC, Inc., a wholly- owned subsidiary of CCBF ("CCBFC"), and Mocksville Savings Bank, Inc., SSB ("Mocksville") (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Amended and Restated Agreement of Combination, and except as continued in and merged into the Surviving Corporation, the separate existence of the Merging Corporation shall cease as of the Effective Time. The Surviving Corporation, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation at the time of the merger. The Surviving Corporation shall be responsible and liable for all liabilities of every kind and description of the Merging Corporation, existing immediately prior to the Effective Time, to the extent provided by law.

       5. The Amended and Restated Articles of Incorporation, as amended, of CCBF in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

       6. The Amended Bylaws (as amended) of CCBF in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

       4. The directors and officers of CCBF shall be the directors and officers of the Surviving Corporation, and shall serve in such capacities for the terms set forth in the Amended Bylaws (as amended) of CCBF.

IV.    EFFECTIVENESS OF THE MERGER.

       The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of North Carolina as required under Section 55-11-05 of the North Carolina General Statutes.

V.     CONVERSION AND EXCHANGE OF SHARES.

       As of the Effective Time, the outstanding shares of the parties participating in the merger will be converted and exchanged as follows:

              1. Any of the shares of common stock of CCBF ("CCBF Common Stock") outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

              2. Each of the shares of common stock of the Merging Corporation outstanding immediately prior to the Effective Time shall be canceled.

              3. Any shares of CCBF or any of its subsidiaries (other than the Merging Corporation) outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

VI.    ABANDONMENT.

       This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Amended and Restated Agreement of Combination by CCBF, CCBFC, CCB Bank, by Stone Street and Mocksville, or by all such parties in accordance with the terms thereof.

                                   APPENDIX D

                               AFFILIATE AGREEMENT

CCB Financial Corporation
111 Corcoran Street
Durham, North Carolina 27701

Attention:  Ernest C. Roessler
            Chairman, President and Chief Executive Officer

Ladies and Gentlemen:

       The undersigned is a shareholder of Stone Street Bancorp, Inc., a North Carolina corporation ("Stone Street'), and will become a shareholder of CCB Financial Corporation ("CCB"), a North Carolina corporation, pursuant to the transactions described in the Agreement of Combination, dated as of April 13, 1999 (the "Agreement"), by and between CCB and Stone Street. Under the terms of the Agreement, CCBFC, Inc., a CCB subsidiary, will be merged into Stone Street (the "Merger"), and the shares of the common stock of Stone Street ("Stone Street Common Stock") will be converted into and exchanged for cash and/or shares of the common stock of CCB ("CCB Common Stock") and attached preferred stock purchase rights (the "CCB Rights"). Stone Street subsequently will be merged into CCB. This Affiliate Agreement represents an agreement between the undersigned and CCB regarding certain rights and obligations of the undersigned in connection with any shares of CCB Common Stock to be received by the undersigned as a result of the Merger.

       In consideration of the Merger and the mutual covenants contained herein, the undersigned and CCB hereby agree as follows:

       1. Affiliate Status. The undersigned understands and agrees that as to Stone Street he may be an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undesigned anticipates that he will be such an "affiliate" at the time of the Merger.

       2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

              (a) The CCB Common Stock to be received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

              (b) CCB has informed the undersigned that any distribution by the undersigned of CCB Common Stock has not been registered under the 1933 Act and that shares of CCB Common Stock received pursuant to the Merger may be sold by the undersigned only (1) following registration of a distribution of such shares under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that CCB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of CCB Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

              (c) The undersigned is aware that CCB intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended ("Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as CCB for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations require "continuity of interest" in order for the Merger to be treated as tax-free under Section Code 368. This requirement is satisfied if, taking into account those Stone Street shareholders who receive cash in exchange for their stock or who receive cash in lieu of fractional shares, there is no plan or intention on the part of the Stone Street shareholders to sell or otherwise dispose of the CCB Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 80% of the total fair market value of the Stone Street Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his CCB Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

       3. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of CCB Common Stock received by the undersigned pursuant to the Merger will be given to CCB's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

       The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) such distribution is the subject of an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of CCB) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of CCB) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for CCB that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing CCB securities issued subsequent to the original issuance of the CCB Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the CCB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rule 144 and 145 are amended to eliminate restrictions applicable to the CCB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restriction period set forth in Rule 145(d), CCB, upon the request of the undersigned, will cause the certificates representing the shares of CCB

Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by CCB of an opinion of its counsel to the effect that such legend may be removed.

       4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of CCB Common Stock to be received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Stone Street.

       5. Filing of Reports by CCB. CCB agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of CCB Common Stock to be issued to the undersigned pursuant to the Merger.

       6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of CCB Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for CCB Common Stock together with such additional information as the Transfer Agent may reasonably request. If CCB's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), CCB shall cause such counsel to provide such opinions as may be necessary to CCB's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

       7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Stone Street and CCB that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the spouse of the undersigned, (ii) any relative of the undersigned or of the spouse of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Stone Street or becomes a director or officer of CCB upon consummation of the Merger, among other things, any sale of CCB Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

       8. Miscellaneous. This Affiliate Agreement is the complete agreement between CCB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of North Carolina.

       This Affiliate Agreement is executed as of the ___ day of _______________, 1999.

                         Very truly yours,


                         ____________________________________________
                         (Name)

                         ____________________________________________
                         (Address)


                         [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]


                         ____________________________________________
                         Name:


                         ____________________________________________
                         Name:


                         ____________________________________________
                         Name:

AGREED TO AND ACCEPTED as of _________________, 1999.


________________________________

By:_____________________________

                                                                      APPENDIX B


                             ORR MANAGEMENT COMPANY
                             ----------------------
                   INVESTMENT BANKING AND CONSULTING SERVICES


June 22, 1999



Members of the Board:


You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders, ("Company Common Stock"), of Stone Street Bancorp, Inc. (the "Company") of the consideration to be received by such stockholders in the proposed merger (the "Merger") of the Company with CCB Financial Corporation ("Acquiror") pursuant to an Amended and Restated Agreement of Combination (the "Merger Agreement"), between the Company and Acquiror. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock will be converted into shares having an aggregate value of $21.37 (with the Acquiror's Stock valued at the Fair Market Value) as long as Acquiror's stock price for the ten (10) trading days ending on the last trading day prior to the closing is equal to or more than $44.52 but equal to or less than $60.24. If the Acquiror's stock price for the ten (10) trading days is less than $44.52, the exchange ratio will be fixed at .47 shares for each Stone Street Bancorp share. If the Acquiror's stock price for the ten (10) trading days is more than $60.24, the exchange ratio will be fixed at .3548 shares for each Stone Street Bancorp share.


In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning the Company and Acquiror, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1996-1998 and of the Acquiror for each of the years in the three year period ended December 31, 1996-1998, the Quarterly Reports on Form 10-Q of the Company and Acquiror for the quarter ended March 31, 1999,
(iii) certain available financial forecasts concerning the business and operations of the Company and Acquiror that were prepared by management of the Company and Acquiror, respectively, and (iv) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and Acquiror and the trading markets for such other companies' securities. We have held discussions with certain officers and employees of the Company and Acquiror to discuss the past and current business operations, financial condition and prospects of the Company and Acquiror, as well as matters we believe relevant to our inquiry. We have also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.


In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us, or that is publicly available, and have not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company or Acquiror, as the case may be, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company or Acquiror.


--------------------------------------------------------------------------------
               110 South Stratford Road o Winston-Salem, NC 27104
              Post Office Box 5176 o Winston-Salem, NC 27113-5176
                        336-722-7881 o Fax 336-722-7517

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors that we have deemed appropriate under the circumstances, including the following: (i) the historical and current financial position and results of operations of the Company and Acquiror; (ii) the historical and current market for the equity securities of the Company, Acquiror and other companies that we believe to be comparable in certain respects to the Company or Acquiror; (iii) the nature and terms of certain other acquisition transactions that we believe to be relevant; and (iv) the current and historical relationships between the trading levels of the Company Common Stock and Acquiror Common Stock. We have taken into account our assessment of general economic, market and financial conditions and our knowledge of the banking industry, as well as our experience in connection with similar transactions and securities valuation generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof. Our opinion expressed below does not imply any conclusion as to the likely trading range for Acquiror Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement. Orr Management Company was requested to solicit third-party offers to acquire all of the Company immediately preceding or in connection with the process resulting in the proposed Merger and Orr Management Company did participate in the discussions and negotiations with respect to the proposed Merger.


In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to the Company following the Merger. We understand that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code and that, for accounting purposes, the Merger will be accounted for as a purchase.


We will receive a fee from the Company for delivery of this fairness opinion, the payment of which is contingent upon consummation of the Merger.


Subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders is fair to such holders from a financial point of view.


Very truly yours,

/s/ LANEY G. ORR, III


Orr Management Company

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The North Carolina Business Corporation Act ("NCBCA") provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.


     PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.


     MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.


     ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.


     COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).


     VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he or she may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.


     PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.


     INDEMNIFICATION BY REGISTRANT. Subject to such restrictions on indemnification as are imposed under federal securities laws, Registrant's Bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by law, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.


     Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. Registrant currently maintains a directors' and officers' liability insurance policy.



ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS


     The following exhibits and financial statement schedules are filed as part of this Registration Statement or incorporated herein by reference:


     (A) EXHIBITS



 EXHIBIT NUMBER
   PURSUANT TO
   ITEM 601 OF
 REGULATION S-K                                  DESCRIPTION OF EXHIBIT
----------------   ---------------------------------------------------------------------------------
  2                Amended and Restated Agreement of Combination among CCB Financial
                   Corporation, CCBFC, Inc., Central Carolina Bank and Trust Company, Stone
                   Street Bancorp, Inc. and Stone Street Bank and Trust (included as and incorporated from Appendix A of the Proxy Statement - Prospectus filed as a part of this Registration Statement).
  5                Opinion and Consent of Brooks, Pierce, McLendon, Humphrey & Leonard,
                   L.L.P. as to legality of shares being registered.
  8                Opinion of KPMG LLP as to tax matters.
 21                List of Registrant's Subsidiaries (incorporated by reference from Note 1 to consolidated financial statements contained in Registrant's Annual Report on
                   Form 10-K for the fiscal year ended December 31, 1998).
23.1               Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (contained in Exhibit 5 above)
23.2               Consent of KPMG LLP
23.3               Consent of KPMG LLP
23.4               Consent of Weir Smith Jones Miller and Elliott
23.5               Consent of Orr Management Company
 24                Powers of Attorney
99.1               Form of appointment by proxy to be used in connection with the Special
                   Meeting of Shareholders of Stone Street Bancorp, Inc.
99.2               Form of Cash Election Form.
99.3               Form of Instruction Form.

     (B) FINANCIAL STATEMENT SCHEDULES.


     All financial statement schedules are omitted as substantially all the required information is contained in the Registrant's consolidated financial statements which are incorporated herein by reference or is not applicable. The opinion of Orr Management Company to the Board of Directors of Stone Street Bancorp, Inc. is included as Appendix B to the Proxy Statement - Prospectus.



ITEM 22. UNDERTAKINGS


     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "1933 Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 ("1934 Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


     (b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.


     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAD DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DURHAM, STATE OF NORTH CAROLINA, ON JUNE 25, 1999.


                                            CCB FINANCIAL CORPORATION



                                            By: /s/  ERNEST C. ROESSLER*
                                               --------------------------------
                                               ERNEST C. ROESSLER

                                               CHAIRMAN, PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                     TITLE                        DATE
--------------------------------------------   --------------------------------------   --------------
  /s/  ERNEST C. ROESSLER*                     Chairman, President, Chief               June 25, 1999
  ---------------------------------            Executive Officer and Director
  ERNEST C. ROESSLER                           (principal executive officer)

  /s/  SHELDON M. FOX*                         Executive Vice President and Chief       June 25, 1999
  ---------------------------------            Financial Officer (principal
  SHELDON M. FOX                               financial officer)

  /s/  W. HAROLD PARKER, JR.                   Senior Vice President and Controller     June 25, 1999
  ---------------------------------            (principal accounting officer)
  W. HAROLD PARKER, JR.
  /s/  WILLIAM L. ABERCROMBIE, JR.*            Vice Chairman and Director               June 25, 1999
  ---------------------------------
  WILLIAM L. ABERCROMBIE, JR.
  /s/  J. HARPER BEALL, III*                   Director                                 June 25, 1999
  ---------------------------------
  J. HARPER BEALL, III
  /s/  JAMES B. BRAME*                         Director                                 June 25, 1999
  ---------------------------------
  JAMES B. BRAME, JR.
                                               Director                                 June 25, 1999
  ---------------------------------
  TIMOTHY B. BURNETT
  /s/  BLAKE P. GARRETT, JR.*                  Director                                 June 25, 1999
  ---------------------------------
  BLAKE P. GARRETT, JR.
  /s/  EDWARD S. HOLMES*                       Director                                 June 25, 1999
  ---------------------------------
  EDWARD S. HOLMES
                                               Vice Chairman and Director               June 25, 1999
  ---------------------------------
  DAVID B. JORDAN

                SIGNATURE                     TITLE          DATE
----------------------------------------   ----------   --------------
  /s/  C. DAN JOYNER*                      Director     June 25, 1999
  ---------------------------------
  C. DAN JOYNER
  /s/  OWEN G. KENAN*                      Director     June 25, 1999
  ---------------------------------
  OWEN G. KENAN
  /s/  EUGENE J. MCDONALD*                 Director     June 25, 1999
  ---------------------------------
  EUGENE J. MCDONALD
                                           Director     June 25, 1999
  ---------------------------------
  BONNIE MCELVEEN-HUNTER
                                           Director     June 25, 1999
  ---------------------------------
  HAMILTON W. MCKAY, JR., M.D.
                                           Director     June 25, 1999
  ---------------------------------
  GEORGE J. MORROW
  /s/  ERIC B. MUNSON*                     Director     June 25, 1999
  ---------------------------------
  ERIC B. MUNSON
                                           Director     June 25, 1999
  ---------------------------------
  DR. DAVID E. SHI
  /s/  JIMMY K. STEGALL*                   Director     June 25, 1999
  ---------------------------------
  JIMMY K. STEGALL
  /s/  H. ALLEN TATE, JR.*                 Director     June 25, 1999
  ---------------------------------
  H. ALLEN TATE, JR.
                                           Director     June 25, 1999
  ---------------------------------
  JAMES L. WILLIAMSON
                                           Director     June 25, 1999
  ---------------------------------
  DR. PHAIL WYNN, JR.

*By: /s/  W. HAROLD PARKER, JR.
     ------------------------------
W. HAROLD PARKER, JR.
ATTORNEY-IN-FACT

                                EXHIBITS INDEX




 EXHIBIT NUMBER
   PURSUANT TO
   ITEM 601 OF                                                                                 SEQUENTIAL
 REGULATION S-K                             DESCRIPTION OF EXHIBIT                              PAGE NO.
----------------   ------------------------------------------------------------------------   -----------
  2                Amended and Restated Agreement of Combination among CCB
                   Financial Corporation, CCBFC, Inc., Central Carolina Bank and Trust
                   Company, Stone Street Bancorp, Inc. and Stone Street Bank and
                   Trust (included as and incorporated from Appendix A of the Proxy
                   Statement - Prospectus filed as a part of this Registration Statement).
  5                Opinion and Consent of Brooks, Pierce, McLendon, Humphrey &
                   Leonard, L.L.P. as to legality of shares being registered.
  8                Opinion of KPMG LLP as to tax matters.
 21                List of Registrant's Subsidiaries (incorporated by reference from
                   Note 1 to consolidated financial statements contained in Registrant's
                   Annual Report on Form 10-K for the fiscal year ended December 31,
                   1998).
23.1               Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
                   (contained in Exhibit 5 above)
23.2               Consent of KPMG LLP
23.3               Consent of KPMG LLP
23.4               Consent of Weir Smith Jones Miller and Elliott
23.5               Consent of Orr Management Company
 24                Powers of Attorney
99.1               Form of appointment by proxy to be used in connection with the
                   Special Meeting of Shareholders of Stone Street Bancorp, Inc.
99.2               Form of Cash Election Form.
99.3               Form of Instruction Form.